          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1998
                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                            COUNTY SEAT STORES, INC.

             (Exact Name of Registrant as Specified in its Charter)

           MINNESOTA                            5651                           41-1272706
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)       Classification Code No.)            Identification No.)

                           --------------------------

                             CSS TRADE NAMES, INC.

             (Exact Name of Registrant as Specified in its Charter)

           MINNESOTA                            6794                           41-1702797
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)       Classification Code No.)            Identification No.)

                           --------------------------

                         469 SEVENTH AVENUE, 11TH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 714-4800

    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrants' Principal Executive Offices)

                           --------------------------

                                BRETT D. FORMAN
                            EXECUTIVE VICE PRESIDENT
                            COUNTY SEAT STORES, INC.
                         469 SEVENTH AVENUE, 11TH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 714-4800

 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                           --------------------------

                                 WITH COPIES TO

                           ROBERT M. MCLAUGHLIN, ESQ.
                               EATON & VAN WINKLE
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 867-0606
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED         PER NOTE(1)      OFFERING PRICE(1)    REGISTRATION FEE
12 3/4 Senior Notes due November 1,
  2004................................     $85,000,000             100%            $85,000,000          $25,075.00

(1) Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED           , 1998

PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               OFFER TO EXCHANGE

                   12 3/4% SENIOR NOTES DUE NOVEMBER 1, 2004
         FOR ALL OUTSTANDING 12 3/4% SENIOR NOTES DUE NOVEMBER 1, 2004
                                       OF
                            COUNTY SEAT STORES, INC.
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                    , 1998 UNLESS EXTENDED.

    County Seat Stores, Inc., a Minnesota corporation (the "Company"), is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12 3/4% Senior Notes due November 1, 2004 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (which term shall encompass any amendments thereto) of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12 3/4% Senior Notes due November 1, 2004 (the "Private Notes"), of which $85,000,000 in aggregate principal amount was issued on October 29, 1997 and is outstanding as of the date hereof. The form and terms of the Exchange Notes are identical in all material respects to those of the Private Notes, except for certain transfer restrictions and registration rights relating to the Private Notes and except for certain interest provisions related to such registration rights. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of the Indenture dated as of October 29, 1997 governing both the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

    Interest on the Notes will be payable in cash semi-annually in arrears on each November 1 and May 1, commencing May 1, 1998. The Notes will mature on November 1, 2004.

    The Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after November 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to November 1, 2001, the Company may, subject to certain conditions, redeem up to one-third of the principal amount of outstanding Notes with proceeds of one or more offerings (each, a "Primary Offering") of Capital Stock (as defined herein) at 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that at least two-thirds of the original principal amount of the Notes is outstanding immediately following such redemption. Upon a Change of Control (as hereinafter defined), the Company is required to offer to repurchase all the then outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

    The Company will accept for exchange any and all Private Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the
Exchange Offer expires, which will be             , 1998 unless the Exchange
Offer is extended (the "Expiration Date"). In the event that the Exchange Offer is extended, it will remain in effect for a maximum of 90 business days, including all extensions. Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Private Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." The Company has agreed to pay the expenses of the Exchange Offer.

    The Exchange Notes will be senior unsecured indebtedness of the Company, except to the extent collateralized by a first priority security interest in a security account (see "Description of Notes--Security Account"). The Notes will rank senior in right of payment to all subordinated indebtedness of the Company and pari-passu in right of payment with all senior indebtedness of the Company. The Notes will be effectively subordinated to secured indebtedness of the Company, including any indebtedness outstanding under the Senior Credit Facility (as defined herein), in each case, to the extent of the assets securing such indebtedness.

    The Company filed a petition for reorganization relief under Chapter 11 of the Bankruptcy Code on October 17, 1996. The Exchange Offer is being made pursuant to a Registration Rights Agreement (as hereinafter defined) covering, inter alia, the Private Notes issued in connection with the Company's Plan of Reorganization (as defined herein), which was confirmed by the Bankruptcy Court (as defined herein) on October 1, 1997. As of November 1, 1997, upon consummation of the Plan of Reorganization, the Company had approximately $99.0 million of indebtedness outstanding (excluding approximately $37.0 million of letters of credit and bankers' acceptances), including approximately $12.3 million of secured indebtedness under the Senior Credit Facility and approximately $85.0 million principal amount of indebtedness under the Private Notes.
SEE "RISK FACTORS", COMMENCING ON PAGE       , FOR A DISCUSSION OF CERTAIN
FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                             ---------------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                  The date of this Prospectus is        , 1998

                              NOTICE TO INVESTORS

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the holder is acquiring the Exchange Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer who holds Private Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company believes that none of the registered holders of the Private Notes is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company.

    This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. The Letter of Transmittal states that by acknowledging that it will deliver a prospectus in connection with any resale of such Exchange Notes, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 180 days after the Expiration Date (as defined herein). See "Plan of Distribution."

    Prior to the Exchange Offer, there has been no public market for the Private Notes or the Exchange Notes. There can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes for trading on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. The National Association of Securities Dealers, Inc. ("NASD") has designated the Private Notes as securities eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market of the NASD (see "Price Range of the Private Notes") and the Company has been advised that Jefferies & Company, Inc. has heretofore acted as market maker for the Private Notes. The Company has been advised by the aforesaid market maker that it currently intends to make a market in the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions. See "Risk Factors--Lack of Public Market for Securities."

    The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. Tenders of Private Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. No underwriter is being used in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE EXCHANGE ACT. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN "SUMMARY," "RECENT DEVELOPMENTS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS WITHIN THIS PROSPECTUS GENERALLY AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. IN ADDITION, WHEN USED IN THIS PROSPECTUS THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "MAY," "WILL," "SHOULD," AND SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.

    ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS, AS A RESULT OF MANY FACTORS OUTSIDE THE CONTROL OF THE COMPANY, INCLUDING: CONTINUING SUCCESS WITH, AND MARKET ACCEPTANCE OF, FUNDAMENTAL CHANGES IN THE COMPANY'S MERCHANDISING STRATEGY DESCRIBED HEREIN; FLUCTUATIONS IN THE COST OF RAW MATERIALS AND MERCHANDISE USED OR PURCHASED BY THE COMPANY; DEPENDENCE ON THIRD PARTY SUPPLIERS; CHANGES IN CONSUMER PREFERENCES, IN THE ADVERTISING MARKET FOR THE COMPANY'S PRODUCTS, IN THE APPAREL INDUSTRY OR MARKET GENERALLY OR THAT SEGMENT OF WHICH THE COMPANY SPECIFICALLY TARGETS; CHANGES IN THE FINANCIAL CONDITION OF THE COMPANY'S CUSTOMERS, IN THE GENERAL CONDITION OF THE UNITED STATES ECONOMY, IN THE AVAILABILITY OF KEY PERSONNEL, IN FOREIGN CURRENCY EXCHANGE RATES, IN INDUSTRY CAPACITY, AND IN BRAND AWARENESS; AND THE OTHER MATTERS SET FORTH IN THIS PROSPECTUS AND DESCRIBED FROM TIME TO TIME IN THE COMPANY'S ANNUAL OR QUARTERLY REPORTS FILED WITH THE COMMISSION.

    CONSEQUENTLY, SUCH FORWARD-LOOKING STATEMENTS SHOULD BE VIEWED SOLELY AS THE COMPANY'S CURRENT PLANS, ESTIMATES AND BELIEFS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF OR THEREOF. THE COMPANY DOES NOT UNDERTAKE AND SPECIFICALLY DECLINES ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

                             AVAILABLE INFORMATION

    The Company is filing concurrently a Registration Statement on Form S-4 (of which this Prospectus forms part) and a Registration Statement on Form S-1 covering its common stock. The Company has also made a filing to register the Common Stock under the Exchange Act. When the Commission declares effective any of (i) the Registration Statement on Form S-1, (ii) the Company's Registration Statement on Form S-4 or (iii) the registration of the Common Stock under the Exchange Act, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will be required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street,
N. W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, all reports filed by the Company via the Commission's

Electronic Data Gathering and Retrieval System (EDGAR) can be obtained from the Commission's Internet Web Site located at http:\\www.sec.gov.

    The Company has filed with the Commission a Registration Statement (which term shall encompass any amendments and exhibits thereto) under the Securities Act with respect of the Notes offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to such Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect such Registration Statement, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof.

    The Company was incorporated in Minnesota in 1976. The Company's principal executive offices are located at 469 Seventh Avenue, 11th Floor, New York, New York 10018.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT CLEARLY IMPLIES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" REFER TO COUNTY SEAT STORES, INC. AND ITS SUBSIDIARIES. THE COMPANY'S PLAN OF REORGANIZATION WAS CONSUMMATED ON OCTOBER 29, 1997 (THE "PLAN" OR "PLAN OF REORGANIZATION"). THE EFFECTS OF THE PLAN HAVE BEEN ACCOUNTED FOR HEREIN IN THE COMPANY'S BALANCE SHEET DATED AS OF NOVEMBER 1, 1997 USING THE PRINCIPLES OF "FRESH START" ACCOUNTING AS REQUIRED BY THE AICPA, STATEMENT OF POSITION 90-7, PURSUANT TO WHICH, IN GENERAL, THE COMPANY'S ASSETS AND LIABILITIES WERE REVALUED. THE TERM "PREDECESSOR COMPANY" REFERS TO THE COMPANY PRIOR TO THE CONSUMMATION OF THE PLAN OF REORGANIZATION AND THE TERM "REORGANIZED COMPANY" REFERS TO THE COMPANY AFTER THE PLAN OF REORGANIZATION WAS CONSUMMATED. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO 1997, 1996, 1995, 1994, 1993, AND 1992 RELATE TO THE COMPANY'S FISCAL YEARS ENDED ON JANUARY 31, 1998, FEBRUARY 1, 1997, FEBRUARY 3, 1996, JANUARY 28, 1995, JANUARY 29, 1994, AND JANUARY 30, 1993, RESPECTIVELY. EACH OF THESE FISCAL YEARS INCLUDES 52 WEEKS, EXCEPT FOR THE YEAR ENDED FEBRUARY 3, 1996, WHICH INCLUDES 53 WEEKS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES EFFECT TO THE OFFERING OF PRIVATE NOTES (THE "PRIVATE NOTE OFFERING") (AND THE APPLICATION OF THE PROCEEDS THEREFROM) AND THE COMPANY'S PLAN OF REORGANIZATION, PURSUANT TO WHICH THE COMPANY EMERGED FROM CHAPTER 11 CONCURRENTLY WITH THE CLOSING OF THE PRIVATE NOTE OFFERING (THE DATE OF THE EFFECTIVENESS OF THE PLAN OF REORGANIZATION AND THE CLOSING OF THE PRIVATE NOTE OFFERING BEING HEREIN REFERRED TO AS THE "EFFECTIVE DATE"). "PRO FORMA" RESULTS OF OPERATIONS HAVE BEEN DESCRIBED IN THE COMPANY'S PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS INCLUDED HEREIN, GIVING EFFECT TO (I) CONSUMMATING THE PRIVATE NOTE OFFERING AND ENTERING INTO THE SENIOR CREDIT FACILITY, (II) CONSUMMATING THE PLAN OF REORGANIZATION, (III) CLOSING 341 STORES, (IV) OBTAINING RENT CONCESSIONS ON EXISTING STORES, (V) CONSOLIDATING CERTAIN OF THE COMPANY'S CORPORATE OFFICES, AND (VI) APPLYING FRESH START ACCOUNTING IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") AS IF EACH HAD OCCURRED ON FEBRUARY 4, 1996 (WITH RESPECT TO THE PRO FORMA 1996 RESULTS). REFERENCES TO THE 413 STORES OPERATED BY THE COMPANY GIVE EFFECT TO THE CLOSING OF 67 STORES BETWEEN THE EFFECTIVE DATE AND THE END OF 1997. 375 OF THE COMPANY'S STORES ARE COUNTY SEAT STORES, 14 ARE COUNTY SEAT OUTLET STORES, 22 ARE LEVI'S OUTLET STORES, AND 2 ARE OLD FARMER'S ALMANAC GENERAL STORES.

                                  THE COMPANY

    The Company is among the nation's largest mall-based specialty retailers of casual apparel, operating 413 stores in 41 states in the midwestern, southern, and eastern regions of the United States. Under the direction of a new management team, the Company's merchandise mix has recently been updated to consist of casual shirts, sweaters, knit tops, khakis, jeans, dresses and accessories for men, women, and teens. The Company's products are now primarily manufactured under private label, which, in the Company's view, offers customers quality comparable to branded merchandise at significantly lower prices and generates higher gross margins than the Company has historically achieved. For the nine months ended November 1, 1997 (the "Pre-Emergence Period"), the Company generated Pro Forma net sales and EBITDA of approximately $233.7 million and $7.8 million, respectively. As described below, the Company has made several fundamental changes in its merchandising strategy.

    During the period from 1992 to 1994, the Company expanded from 605 stores, generating net sales of $458.9 million, EBITDA of $42.9 million, and an EBITDA margin of 9.3%, to 701 stores, generating net sales of $588.3 million, EBITDA of $48.2 million, and an EBITDA margin of 8.2%. However, by 1995 the Company's EBITDA margin declined to 5.6% primarily due, in the Company's view, to the following: (i) the Company, in an attempt to further its expansion strategy, opened stores without sufficient regard to the profitability of each location;
(ii) in response to increased price competition on Levi's merchandise, the Company unsuccessfully expanded its offering of branded apparel in the face of stiff competition from mall-based department stores; (iii) the Company failed to competitively source merchandise for its private-label program; and (iv) apparel retailers generally experienced weak sales. By 1996, in the wake of declining sales and deteriorating EBITDA margins, the Company was unable to meet scheduled interest payment obligations on its then outstanding subordinated indebtedness. As a result of the foregoing, in October 1996, the Company filed a petition (the "Chapter 11 Filing") for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

    In December 1996, the Company retained a new management team led by Sam Forman, the Company's president, chief executive officer, and chairman of the board of directors. In January and February 1997, the new management team developed a business plan designed to enhance the Company's profitability and increase gross margins by reducing costs, implementing a new merchandising strategy that primarily emphasizes switching from branded to private label apparel and offering more tops than bottoms, and capitalizing on the Company's nationally recognized brand name and large store base.

    Mr. Forman has over forty years of retailing and manufacturing experience in the apparel industry and has been an innovator in manufacturing and retailing value-priced private-label apparel, the cornerstone of the Company's new merchandising strategy. Mr. Forman has implemented successful business strategies for apparel retailers by maximizing profitability through direct sourcing, value-oriented merchandising programs, and internal cost controls. Most recently, Mr. Forman was president and chief operating officer of American Eagle Outfitters, Inc. ("American Eagle"), a mall-based specialty retailer.

                               BUSINESS STRATEGY

    The new management team has implemented a business strategy designed to re-establish the Company as a leading national retailer of high-quality, value-priced casual apparel and to restore its profitability and EBITDA to historical levels. The principal elements of this business strategy are similar to those implemented by Mr. Forman at American Eagle and include: (i) reducing costs and closing unprofitable stores, (ii) implementing a new merchandising strategy, and (iii) initiating a controlled expansion program.

PHASE ONE: COST REDUCTIONS

    The Company has continued to implement a comprehensive cost control program during the 39 weeks ended November 1, 1997, that includes five key components:
(i) closing approximately 330 unprofitable stores (137 of which closed in 1997), which increased Pro Forma EBITDA before special charges for the Pre-Emergence Period by approximately $16.5 million, (ii) obtaining rent concessions on existing stores which would have decreased rent expense by approximately $3.6 million for the Pre-Emergence Period, (iii) reducing selling, general and administrative expenses through personnel reductions associated with closed stores and corporate consolidations, which would have increased EBITDA before special charges by approximately $1.8 million for the Pro Forma Pre-Emergence Period compared to the comparable nine-month period for 1996, (iv) consolidating its corporate infrastructure by closing its Dallas and deciding to close the Minneapolis corporate offices, which the Company expects to result in approximately $0.3 million in annual cost savings, and (v) establishing a new corporate "culture" focused on cost controls.

PHASE TWO: NEW MERCHANDISING STRATEGY

    Prior to December 1996, the Company sourced products primarily from Levi Strauss and other branded apparel manufacturers. As the Company lowered retail prices on branded jeans and other branded apparel to meet those offered by its competitors, its profitability deteriorated. Utilizing its extensive apparel manufacturing background and significant contacts with domestic and international vendors, the Company's new management team has initiated a merchandising strategy focused on (i) competitively sourcing private-label rather than branded merchandise, (ii) offering high-quality, private-label merchandise at value prices, and (iii) improving the Company's product mix by expanding the offering of women's apparel and increasing the ratio of tops to bottoms.

    The new management team has aggressively sought to reduce merchandise unit costs to increase gross margins and enable the Company to offer lower retail prices consistent with its value-priced strategy. By reducing merchandise unit costs, the Company has been able to lower retail prices and reposition itself as a value-priced, private-label retailer, while improving gross margins. For example, for the nine months ended November 1, 1997, the average retail price per unit at the COUNTY SEAT stores was $14.40 compared to

$19.65 for the nine months ended November 2, 1996. For the nine months ended November 1, 1997, the average cost per unit at the COUNTY SEAT stores was $7.53 compared to $11.27 for the nine months ended November 2, 1996. For the nine months ended November 1, 1997, the retail gross margin before special charge at the COUNTY SEAT stores was 45.2% compared to 40.4% for the nine months ended November 2, 1996. The Company's new merchandising strategy has improved unit sales volume. For the nine months ended November 1, 1997, merchandise sales at the COUNTY SEAT stores totaled 13.7 million units compared to 11.7 million units for the nine months ended November 2, 1996. In addition to its commitment to competitive sourcing, the Company has been focusing on emphasizing tops relative to bottoms and on expanding its women's apparel offering. By placing more emphasis on women's wear and on tops, the Company expects to continue to improve unit sales and profitability.

    The new management team initiated its sourcing plan and other elements of its merchandising strategy shortly after its arrival in December 1996. Although the Company has experienced improved operating results as the new management team began implementing the business strategy, the effects of the merchandising strategy are not fully reflected in the operating results for the period ending November 1, 1997 due to various factors, including (i) the inability to cancel previously ordered merchandise, (ii) long lead times (between 120 and 150 days) required for overseas merchandise deliveries, and (iii) the need to take significant markdowns on prior management's merchandise, particularly in the first quarter of 1997. Additionally, management recorded in the third quarter of 1997 a special charge in the amount of $12.0 million for excess markdowns relating to closed stores. The table below shows the actual improvements in the Company's performance with respect to unit sales and retail gross margin resulting from the implementation of the new merchandising strategy.

                                                                                            NINE MONTHS ENDED
                                                                                         ------------------------
                                                                                         NOVEMBER 1,  NOVEMBER 2,
                                                                                           1997(1)      1996(1)
                                                                                         -----------  -----------
Units sold (in millions)...............................................................        13.7         11.7
Average selling price per unit.........................................................   $   14.40    $   19.65
Average cost per unit..................................................................   $    7.53    $   11.27
Retail gross profit ($ in millions)....................................................   $   113.4    $  161.80
Retail gross profit before special charge(2)...........................................        45.2%        40.4%
Retail gross profit after special charge(2)............................................        40.9%        40.4%

------------------------

(1) Represents only results of the 375 County Seat Stores open at the end of 1997.

(2) Retail gross margin is presented before and after a special charge to liquidate excess inventory. The special charge of approximately $12.0 million was recorded within cost of goods sold and relates to the liquidation of excess inventory from purchase commitments in early 1997 for Fall 1997 merchandise based upon a chain of over 500 stores, of which 137 were closed by the time the merchandise was received See Note 8 to the consolidated balance sheet at November 1, 1997, for a discussion of the special charge.

PHASE THREE: CONTROLLED GROWTH

    Upon the successful implementation of the Company's merchandising strategy, the Company expects to commence a controlled program of opening between 15 to 20 new stores annually as well as to deploy capital expenditures toward the remodeling of existing stores. Key factors to be considered prior to opening any new store include store location, mall tenant mix, and mall sales productivity.

PLAN OF REORGANIZATION

    On October 29, 1997, the Plan of Reorganization was consummated. As part of the Plan, the Company issued and sold in a private placement 85,000 Units, each unit consisting of $1,000 principal amount of Private Notes and one Series A Warrant to purchase 26.8908 shares of the Company's common stock, par value $0.01 per share. See "Plan of Reorganization."

                               THE EXCHANGE OFFER

    The Exchange Offer applies to $85,000,000 aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the exchange will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of the Notes."

The Exchange Offer..................  The Company is hereby offering to exchange $1,000 principal amount of Exchange Notes for each $1,000
                                      principal amount of Private Notes that are properly
                                      tendered and accepted. The Company will issue
                                      Exchange Notes on or as promptly as practicable after
                                      the Expiration Date. As of the date hereof, there is
                                      $85,000,000 aggregate principal amount of Private
                                      Notes outstanding. The terms of the Exchange Notes
                                      and the Private Notes are identical, except that the
                                      Exchange Notes have been registered under the
                                      Securities Act and, therefore, will not bear legends
                                      restricting their transfer. See "The Exchange Offer."

Resale of the Exchange Notes........  Based on interpretations by the staff of the
                                      Commission set forth in no-action letters issued to
                                      third parties, the Company believes that the Exchange
                                      Notes issued pursuant to the Exchange Offer in
                                      exchange for Private Notes may be offered for resale,
                                      resold and otherwise transferred by a holder thereof
                                      without compliance with the registration and
                                      prospectus delivery provisions of the Securities Act,
                                      PROVIDED that the holder is acquiring Exchange Notes
                                      in the ordinary course of its business, is not
                                      participating and has no arrangement or understanding
                                      with any person to participate in the distribution of
                                      the Exchange Notes and is not an "affiliate" of the
                                      Company within the meaning of Rule 405 under the
                                      Securities Act. Each broker-dealer who holds Private
                                      Notes acquired for its own account as a result of
                                      market-making or other trading activities and who
                                      receives Exchange Notes pursuant to the Exchange
                                      Offer for its own account in exchange therefor must
                                      acknowledge that it will deliver a prospectus in
                                      connection with any resale of such Exchange Notes.

                                      This Prospectus, as it may be amended or supplemented
                                      from time to time, may be used by a broker-dealer in
                                      connection with resales of Exchange Notes received in
                                      exchange for Private Notes acquired by such
                                      broker-dealer as a result of market-making activities
                                      or other trading activities. The Letter of
                                      Transmittal that accompanies this Prospectus states
                                      that by so acknowledging and by delivering a
                                      prospectus, a broker-dealer will not be deemed to
                                      admit that it is an "underwriter" within the meaning
                                      of the Securities Act. Any

                                      holder of Private Notes who tenders in the Exchange
                                      Offer with the intention to participate, or for the
                                      purpose of participating, in a distribution of the
                                      Exchange Notes could not rely on the above-referenced
                                      position of the staff of the Commission and, in the
                                      absence of an exemption therefrom, would have to
                                      comply with the registration and prospectus delivery
                                      requirements of the Securities Act in connection with
                                      any resale transaction. Failure to comply with such
                                      requirements in such instance could result in such
                                      holder incurring liability under the Securities Act
                                      for which the holder is not indemnified by the
                                      Company. See "The Exchange Offer--Resale of the
                                      Exchange Notes."

Registration Rights Agreement.......  The Private Notes were sold by the Company on October
                                      29, 1997 to Jefferies & Company, Inc. (the "Initial
                                      Purchaser") pursuant to a Purchase Agreement, dated
                                      October 23, 1997, by and among the Company and the
                                      Initial Purchaser (the "Purchase Agreement").
                                      Pursuant to the Purchase Agreement, the Company and
                                      the Initial Purchaser entered into a Registration
                                      Rights Agreement dated as of October 29, 1997 (the
                                      "Registration Rights Agreement"), which grants the
                                      holders of the Private Notes certain exchange and
                                      registration rights. The Exchange Offer is intended
                                      to satisfy such rights, which will terminate upon the
                                      consummation of the Exchange Offer. The holders of
                                      the Exchange Notes will not be entitled to any
                                      exchange or registration rights with respect to the
                                      Exchange Notes. See "The Exchange Offer-- Termination
                                      of Certain Rights." The Company will not receive any
                                      proceeds from, and has agreed to bear the expenses
                                      of, the Exchange Offer.

Expiration Date.....................  The Exchange Offer will expire at 5:00 p.m., New York
                                      City time, on         , 1998, unless the Exchange
                                      Offer is extended by the Company in its sole
                                      discretion, in which case the term "Expiration Date"
                                      shall mean the latest date and time to which the
                                      Exchange Offer is extended. See "The Exchange
                                      Offer--Expiration Date; Extensions; Amendments."

Procedures for Tendering Private
  Notes.............................  Each holder of Private Notes wishing to accept the
                                      Exchange Offer must complete, sign and date the
                                      Letter of Transmittal, or a facsimile thereof, in
                                      accordance with the instructions contained herein and
                                      therein, and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with such
                                      Private Notes and any other required documentation to
                                      First Trust National Association, as exchange agent
                                      (the "Exchange Agent"), at the address set forth
                                      herein. By executing the Letter of Transmittal, the
                                      holder will represent to and agree with the Company
                                      that, among other things, (i) the Exchange Notes to
                                      be acquired by such holder of Private Notes in
                                      connection with the Exchange Offer are being acquired
                                      by such holder in the ordinary course of its
                                      business,

                                      (ii) such holder has no arrangement or understanding
                                      with any person to participate in a distribution of
                                      the Exchange Notes, and (iii) such holder is not an
                                      "affiliate," as defined in Rule 405 under the
                                      Securities Act, of the Company. If the holder is a
                                      broker-dealer that will receive Exchange Notes for
                                      its own account in exchange for Private Notes that
                                      were acquired as a result of market-making or other
                                      trading activities, such holder will be required to
                                      acknowledge in the Letter of Transmittal that such
                                      holder will deliver a prospectus in connection with
                                      any resale of such Exchange Notes; however, by so
                                      acknowledging and by delivering a prospectus, such
                                      holder will not be deemed to admit that it is an
                                      "underwriter" within the meaning of the Securities
                                      Act. See "The Exchange Offer--Procedures for
                                      Tendering."

Special Procedures for Beneficial
  Owners............................  Any beneficial owner whose Private Notes are held through a broker, dealer, commercial bank, trust
                                      company or other nominee and who wishes to tender
                                      such Private Notes in the Exchange Offer should
                                      contact such intermediary promptly and instruct such
                                      intermediary to tender on such beneficial owner's
                                      behalf. See "The Exchange Offer--Procedures for
                                      Tendering."

Guaranteed Delivery Procedures......  Holders of Private Notes who wish to tender their
                                      Private Notes and whose Private Notes are not
                                      immediately available or who cannot deliver their
                                      Private Notes, the Letter of Transmittal or any other
                                      documentation required by the Letter of Transmittal
                                      to the Exchange Agent prior to the Expiration Date
                                      must tender their Private Notes according to the
                                      guaranteed delivery procedures set forth under "The
                                      Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of the Private Notes and
  Delivery of the Exchange Notes....  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will
                                      accept for exchange any and all Private Notes that
                                      are properly tendered in the Exchange Offer prior to
                                      the Expiration Date. The Exchange Notes issued
                                      pursuant to the Exchange Offer will be delivered on
                                      the earliest practicable date following the
                                      Expiration Date. See "The Exchange Offer--Terms of
                                      the Exchange Offer."

Withdrawal Rights...................  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                                      Offer-- Withdrawal of Tenders."

Certain Federal Income Tax
  Considerations....................  For a discussion of certain federal income tax considerations relating to the exchange of the
                                      Exchange Notes for the Private Notes, see "Certain
                                      United States Federal Income Tax Considerations."

Exchange Agent......................  First Trust National Association is serving as the
                                      Exchange Agent in connection with the Exchange Offer.
                                      First Trust

                                      National Association also serves as Trustee under the
                                      Indenture and as Security Agent under the Security
                                      Agreement.

Consequences of Failure to            Private Notes that are not tendered or that are not
  Exchange..........................  properly tendered will, following the completion of the Exchange Offer, continue to be subject to the
                                      existing restrictions upon transfer thereof under the
                                      Securities Act and, upon consummation of the Exchange
                                      Offer, certain registration rights under the
                                      Registration Rights Agreement will terminate. Such
                                      Private Notes will, following consummation of the
                                      Exchange Offer, bear interest at the same rate as the
                                      Exchange Notes. The liquidity of the market for a
                                      Holder's Private Notes could be adversely affected
                                      upon completion of the Exchange Offer if such Holder
                                      does not participate in the Exchange Offer. See "Risk
                                      Factors--Failure to Exchange Private Notes."

                               THE EXCHANGE NOTES

Notes Offered.......................  $85,000,000 aggregate principal amount of 12 3/4%
                                      Senior Notes due 2004, Series B.

Maturity............................  November 1, 2004.

Interest Rate and Payment Dates.....  The Exchange Notes will bear interest at a rate of
                                      12 3/4% per annum, payable in cash semi-annually in
                                      arrears on each November 1 and May 1, commencing May
                                      1, 1998.

Security Agreement..................  The Company initially placed $15.5 million of the net proceeds realized from the sale of the Private Notes
                                      into the Security Account to be held by the Security
                                      Agent for the benefit of the holders of the Notes.
                                      Such funds, together with the proceeds from the
                                      investment thereof, will be utilized to pay interest
                                      on the Notes to May 1, 1999. Upon consummation of the
                                      Exchange Offer, holders of the Exchange Notes shall
                                      be entitled to the benefits of the Security Agreement
                                      and the Security Account. Pending disbursement of
                                      funds from the Security Account, the funds in the
                                      Security Account will be invested in Pledged
                                      Securities (as defined herein). See "Description of
                                      the Notes--Security Account."

Optional Redemption.................  The Notes will be redeemable at the option of the
                                      Company, in whole or in part, at any time on or after
                                      November 1, 2001, at 106.3750% of the principal
                                      amount thereof, plus accrued and unpaid interest, if
                                      any, declining ratably to 100% of the principal
                                      amount thereof, plus accrued and unpaid interest, if
                                      any, on or after November 1, 2003. In addition, at
                                      any time prior to November 1, 2001, the Company may
                                      redeem up to one-third of the principal amount of
                                      outstanding Notes with the proceeds of one or more
                                      Primary Offerings at 112.75% of the principal amount
                                      thereof, plus accrued and unpaid interest, if any, to
                                      the redemption date; provided, however, that at least
                                      two-thirds of the original principal amount of the
                                      Notes are outstanding immediately following such
                                      redemption. See "Description of the Notes-- Optional
                                      Redemption."

Mandatory Redemption................  None.

Ranking.............................  The Notes will be senior unsecured indebtedness of the Company, except to the extent collateralized by a
                                      first priority security interest in the Security
                                      Account. The Notes will also rank PARI PASSU in right
                                      of payment with all senior indebtedness of the
                                      Company and will be senior in right of payment to all
                                      subordinated indebtedness of the Company. Except to
                                      the extent collateralized by a first priority
                                      security interest in the Security Account, the Notes
                                      will be effectively subordinated to secured
                                      indebtedness of the Company, including indebtedness
                                      outstanding under the Senior Credit Facility, to the
                                      extent of the assets securing such

                                      indebtedness. As of the Effective Date, the Company
                                      had $99.0 million of indebtedness outstanding
                                      (presentation of this amount differs from that of the
                                      consolidated balance sheet at November 1, 1997 as a
                                      result of the recognition of $7.6 million of Series A
                                      Warrants attached to the debt, which is presented as
                                      a discount to the Senior Notes in accordance with
                                      generally accepted accounting principles), $14.0
                                      million of which was secured indebtedness. See "Risk
                                      Factors-- Substantial Leverage and Ability to Service
                                      Debt."

Change of Control...................  Upon a Change of Control (as defined herein), the
                                      Company will be required to make an offer to
                                      repurchase all outstanding Notes at a purchase price
                                      equal to 101% of the aggregate principal amount
                                      thereof, together with accrued and unpaid interest,
                                      if any, to the date of repurchase. See "Description
                                      of the Notes--Repurchase upon Change of Control."

Certain Covenants...................  The indenture governing the Notes (the "Indenture")
                                      will, among other things, restrict the ability of the
                                      Company to incur additional indebtedness, create
                                      liens, engage in sale-leaseback transactions, pay
                                      dividends or make distributions in respect of its
                                      capital stock, make investments or certain other
                                      restricted payments, sell assets or stock of
                                      subsidiaries, enter into transactions with
                                      shareholders or affiliates, or effect a consolidation
                                      or merger. These limitations will, however, be
                                      subject to important qualifications and exceptions.
                                      See "Description of the Notes--Certain Covenants."

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS THAT A POTENTIAL INVESTOR SHOULD CAREFULLY EVALUATE PRIOR TO MAKING AN EXCHANGE OF PRIVATE NOTES FOR THE EXCHANGE NOTES. SEE "RISK FACTORS," IMMEDIATELY FOLLOWING THIS SUMMARY, FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN EVALUATING THE COMPANY, ITS BUSINESS, AND AN INVESTMENT IN THE NOTES.

                        SUMMARY PRO FORMA FINANCIAL DATA

    The following table presents summary Pro Forma financial data for the Company. The summary Pro Forma data for the Company include the effects of (i) consummating the Private Note Offering and entering into the Senior Credit Facility, (ii) consummating the Plan of Reorganization, (iii) closing 341 stores, (iv) obtaining rent concessions on existing stores, (v) consolidating certain of the Company's corporate offices, and (vi) applying Fresh Start Accounting under generally accepted accounting principles ("GAAP") as if each had occurred on February 4, 1996 (with respect to the Pro Forma 1996 and Pro Forma results for the 39 weeks ended November 1, 1997). The information set forth below should be read in conjunction with the discussion under "Pro Forma Consolidated Statement of Operations." See the Company's Pro Forma Consolidated Statement of Operations, "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Changes in Method of Accounting," "Selected Historical Financial Data."

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE 52 WEEKS ENDED FEBRUARY 1, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                         PRO FORMA       AS
                                                                            HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                            ----------  -----------  ----------
Net sales.................................................................  $  538,260   $(156,741)(a) $  381,519
Cost of sales, including buying and occupancy.............................     416,389    (132,651)(a)    283,738
                                                                            ----------  -----------  ----------
  Gross profit............................................................     121,871     (24,090)      97,781
Selling, general and administrative expenses..............................     126,561     (39,118)(a)     82,143
                                                                                              (400)(b)
                                                                                            (4,900)(c)
Depreciation and amortization.............................................      11,051      (3,444)(d)     12,212
                                                                                             4,605(e)
Reorganization costs......................................................      43,752     (43,752)(f)     --
Interest expense, net.....................................................      15,445      (2,557)(g)     12,888
                                                                            ----------  -----------  ----------
  Loss before income taxes and extraordinary item.........................     (74,938)    (65,476)      (9,462)
Income taxes (benefit)....................................................        (762)     --             (762)
                                                                            ----------  -----------  ----------
  Loss before extraordinary item..........................................  $  (74,176)  $ (65,476)  $   (8,700)
                                                                            ----------  -----------  ----------
                                                                            ----------  -----------  ----------

Other Data:
  EBITDA(h)...............................................................  $   (4,490)              $   15,638
                                                                            ----------               ----------
                                                                            ----------               ----------

------------------------

(a) Reflects the elimination of results related to the 341 closed or decided to be closed stores from the beginning of 1996 through the end of 1997 and the consolidation of certain regional offices.

(b) Reflects the planned closing of the Dallas and the Minneapolis corporate offices and the opening of the Company's new corporate headquarters in New York.

(c) Reflects the adjustment to rent expense to reflect leases modified pursuant to the Plan of Reorganization.

(d) Reflects the reduction in depreciation expense related to property and equipment of closed stores and the write-off of assets recorded as a component of reorganization costs associated with closed stores, assuming closure occurred February 4, 1996.

(e) Reflects the amortization of the Reorganization Value in Excess of Amounts Allocated to Identified Assets, over a 15 year period, assuming fresh start accounting was recorded as of February 4, 1996.

(f) Reflects the elimination of the provision for reorganization costs associated with store closures and professional fees and other expenses associated with the Chapter 11 case, assuming the Plan of Reorganization was implemented on February 4, 1996.

(g) Reflects the adjustment to interest expenses, amortization of debt issuance costs, and amortization of the debt discount to reflect restructured capitalization of the Company related to the Private Note Offering and the Senior Credit Facility.

(h) EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with GAAP and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flow or as a measure of liquidity.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE 39 WEEKS ENDED NOVEMBER 1, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                         PRO FORMA       AS
                                                                            HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                            ----------  -----------  ----------
Net sales.................................................................  $  277,137   $ (43,427)(a) $  233,710
Cost of sales, including buying and occupancy.............................     202,824     (35,725)(a)    167,099
Cost of sales, special charge.............................................      11,975     (11,975)      --
                                                                            ----------  -----------  ----------
    Gross profit..........................................................      62,338       4,273       66,611
Selling, general and administrative expenses..............................      71,465      (8,762)(a)     58,803
                                                                                              (300)(b)
                                                                                            (3,600)(c)
Depreciation and amortization.............................................       6,136      (3,150)(d)      6,468
                                                                                             3,482(e)
Reorganization costs......................................................      38,405     (38,405)(f)     --
Interest expense, net.....................................................       4,019       5,647(g)      9,666
                                                                            ----------  -----------  ----------
    Loss before income taxes..............................................     (57,687)    (49,361)      (8,326)
                                                                            ----------  -----------  ----------
Income taxes (benefit)....................................................      --          --           --
                                                                            ----------  -----------  ----------
    Net loss..............................................................  $  (57,687)  $ (49,361)  $   (8,326)
                                                                            ----------  -----------  ----------
                                                                            ----------  -----------  ----------
Other Data:
  EBITDA (h)..............................................................  $   (9,127)              $    7,808
                                                                            ----------               ----------
                                                                            ----------               ----------

------------------------

(a) Reflects the elimination of results related to the 137 closed or decided to be closed stores during the 39-week period and the consolidation of certain regional offices.

(b) Reflects the planned closing of the Dallas and the Minneapolis corporate offices and the opening of the Company's new corporate headquarters in New York.

(c) Reflects the adjustment to rent expense to reflect leases modified pursuant to the Plan of Reorganization.

(d) Reflects the reduction in depreciation expense related to property and equipment of closed stores and the write-off of assets recorded as a component of reorganization costs associated with closed stores, assuming closure occurred February 2, 1997.

(e) Reflects the amortization of the Reorganization Value in Excess of Amounts Allocated to Identified Assets, over a 15 year period, assuming fresh start accounting was recorded as of February 2, 1997.

(f) Reflects the elimination of the provision for reorganization costs associated with store closures and professional fees and other expenses associated with the Chapter 11 case, assuming the Plan of Reorganization was implemented on February 2, 1997.

(g) Reflects the adjustment to interest expense, amortization of debt issuance costs, and amortization of the debt discount, to reflect restructured capitalization of the Company related to the Private Note Offering and the Senior Credit Facility.

(h) EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with GAAP and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity.

                       SUMMARY HISTORICAL FINANCIAL DATA

    The following table presents summary historical financial data for the Company. The historical financial data of the Company for each of the fiscal years in the three-year period ended February 1, 1997 have been derived from the historical audited consolidated financial statements of the Company. The statement of operations data for the nine months ended November 1, 1997 has been derived from the Unaudited Consolidated Statement of Operations of the Company. The November 1, 1997 balance sheet has been derived from the Company's audited consolidated balance sheet. From October 17, 1996 until October 29, 1997 the Company operated as a debtor-in-possession under Chapter 11 of the Bankruptcy Code, which caused the Company to incur certain bankruptcy-related expenses. As a result, the Company does not believe that its historical results of operations are necessarily indicative of its results of operations as an ongoing entity after the consummation of the Plan of Reorganization. The information set forth below should be read in conjunction with the discussion under "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors--Risks Related to Projections," the Company's Audited and Unaudited Consolidated Financial Statements, and the Company's Unaudited Pro Forma Statements of Operations.

                                                                                             NINE         NINE
                                                                                            MONTHS       MONTHS
                                                                                             ENDED        ENDED
                                                                                           NOVEMBER     NOVEMBER
                                                           1994       1995       1996       2, 1996      1, 1997
                                                         ---------  ---------  ---------  -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)

                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales..............................................  $   588.3  $   619.2  $   538.3   $   400.4    $   277.1
Gross profit before special charge(1)..................      167.8      167.2      121.9        87.7         74.3
Gross profit after special charge(2)...................      167.8      167.2      121.9        87.7         62.3
Income (loss) from operations..........................       31.5       21.3      (15.7)      (18.8)       (15.3)
Reorganization expense.................................                             43.8        42.4         38.4
Store Data:
Number of stores at end of period......................        701        745        537         692          413
Increase (decrease) in same store sales(2).............        7.4%      (4.0)%      (8.7)%       (7.3)%      (12.2)%
Other Data:
Gross profit % before special charge(1)................       28.5%      27.0%      22.6%       21.9%        26.8%
Gross profit % after special charge(1).................       28.5%      27.0%      22.6%       21.9%        22.5%
Total capital expenditures.............................  $    14.8  $    13.1  $     1.8   $     1.8    $     1.4
Depreciation and amortization..........................       16.7       13.2       11.1         8.8          6.1
EBITDA before special charge(1)(3).....................       48.2       34.5       (4.7)       (9.9)         2.9
EBITDA after special charge(1)(3)......................       48.2       34.5       (4.7)       (9.9)        (9.1)
BALANCE SHEET DATA:
Cash and cash equivalents (excludes restricted cash in
  the Security Account)................................                                                 $     9.4
Restricted Cash in Security Account....................                                                      17.0
Inventories............................................                                                      74.7
Total assets...........................................                                                     220.6
Total long-term debt (including current maturities)....                                                      99.0(4)
Total shareholders' equity (deficit)...................                                                      78.1

------------------------

(1) Gross profit and EBITDA are presented before and after a special charge to liquidate excess inventory. The special charge of approximately $12.0 million was recorded within cost of goods sold and relates to the liquidation of excess inventory from purchase commitments in early 1997 for 1997

    Fall merchandise based upon a chain of over 500 stores, of which 137 stores were closed by the time the merchandise was received See Note 8 to the consolidated balance sheet at November 1, 1997, for a discussion of the special charge.

(2) Income (loss) from operations does not give effect to reorganization costs of $43.8 million, $42.4 million and $38.4 million for 1996 and for the 39 weeks ended November 2, 1996 and November 1, 1997, respectively.

(3) EBITDA represents income (loss) before interest, income taxes, depreciation and amortization, write-off of certain long-lived assets, and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance under Generally Accepted Accounting Principles (GAAP) and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance in accordance with GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity. EBITDA is presented before and after special charge.

(4) Total long-term debt (including current maturities) includes borrowings of $12.3 million under the Senior Credit Facility, $1.7 million in notes payable to various taxing authorities as provided for in the Plan of Reorganization and $85.0 million of Senior Debt. This presentation differs from that of the Consolidated Balance Sheet at November 1, 1997 as a result of the recognition of $7.6 million of Series A Warrants attached to the debt which is presented as a discount to the Senior Notes in accordance with GAAP.

                              RECENT DEVELOPMENTS

    The Company's preliminary results, which are subject to adjustment, indicate that net sales for the thirteen weeks of November 1997, December 1997 and January 1998 are approximately $117.4 million, representing a 3.0% decline in same store sales relative to the comparable period of the prior year. The Company believes that the decline in same store sales is primarily due to a decline in Levi's apparel sales.

                                  RISK FACTORS

    THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS SHOULD BE CAREFULLY CONSIDERED BEFORE DECIDING TO SURRENDER THE PRIVATE NOTES IN EXCHANGE FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER. CERTAIN STATEMENTS IN THIS PROSPECTUS, INCLUDING STATEMENTS RELATING TO THE COMPANY'S EXPECTED OPERATIONS AND FINANCING ACTIVITIES, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, (I) CONTINUING SUCCESS WITH, AND MARKET ACCEPTANCE OF, FUNDAMENTAL CHANGES IN THE COMPANY'S MERCHANDISING STRATEGY DESCRIBED HEREIN; (II) CHANGES IN CONSUMER PREFERENCES, IN THE ADVERTISING MARKET FOR THE COMPANY'S PRODUCTS, IN THE APPAREL INDUSTRY OR MARKET GENERALLY OR THAT SEGMENT OF WHICH THE COMPANY SPECIFICALLY TARGETS; (III) CHANGES IN THE FINANCIAL CONDITION OF THE COMPANY'S CUSTOMERS, IN THE GENERAL CONDITION OF THE UNITED STATES ECONOMY, IN THE AVAILABILITY OF KEY PERSONNEL, IN FOREIGN CURRENCY EXCHANGE RATES, IN INDUSTRY CAPACITY, AND IN BRAND AWARENESS; AND THE OTHER MATTERS SET FORTH IN THIS PROSPECTUS AND DESCRIBED FROM TIME TO TIME IN THE COMPANY'S ANNUAL OR QUARTERLY REPORTS FILED WITH THE COMMISSION. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF NUMEROUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE REFERRED TO ABOVE AND, AMONG OTHERS, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS."

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

    Since the consummation of the Private Note Offering, the Senior Credit Facility and the Plan of Reorganization, the Company has remained highly leveraged and has indebtedness that is substantial in relation to shareholders' equity. As of November 1, 1997, the Company has an aggregate of $99.0 million of outstanding indebtedness (excluding approximately $37.0 million of letters of credit and bankers' acceptances). Presentation of total debt differs from that of the Consolidated Balance Sheet at November 1, 1997 as a result of the recognition of $7.6 million of Series A warrants attached to the debt, which is presented as a discount to the Senior Notes in accordance with generally accepted accounting principles.

    The Company's high leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, or general corporate or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the Company may be substantially more leveraged than certain of its competitors and therefore may be at a competitive disadvantage; and (iv) the Company's ability to adjust rapidly to changing market conditions may be hindered and could make the Company more vulnerable in the event of a downturn in its business or general economic conditions.

    The Company's ability to make scheduled payments of principal and interest or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, will be subject to prevailing economic conditions and to certain financial, business, and other factors beyond its control. For the 39 weeks ended November 2, 1996 and the 39 weeks ended November 1, 1997, the Company had net losses of $77.1 million and $57.7 million, respectively. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital, or restructure its indebtedness. There can be no assurance that the Company's operating results, cash flow, and capital resources will be sufficient for payment of its indebtedness in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on its indebtedness or if the Company otherwise fails to comply with the various covenants in agreements governing its indebtedness, the Company will be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company or result in the bankruptcy of the Company. Such defaults or any bankruptcy of the Company resulting therefrom could delay or preclude payment of principal of, or interest on, the Notes. There can be no assurance that, upon any such default or bankruptcy, the assets of the Company would be sufficient to repay the Notes. See "--Subordination of the Notes" and "--Original Issue Discount Consequences."

SUBORDINATION OF THE NOTES

    The Notes will be effectively subordinated to the Senior Credit Facility to the extent of the assets securing such facility. The Senior Credit Facility will be secured by substantially all the Company's assets, with the exception of the funds and Pledged Securities in the Security Account. In the case of an Event of Default (as defined in the Indenture) or a bankruptcy or insolvency proceeding involving the Company, the holders of the Notes would be unsecured creditors of the Company. The Senior Credit Facility will also be cross-defaulted to the Notes, so that any Default (as defined herein) or Event of Default under the Indenture will also result in an event of default under the Senior Credit Facility.

    Accordingly, the ability of the Company to repay the Notes following an Event of Default or a bankruptcy or insolvency proceeding involving the Company or an event of default under the Senior Credit Facility will, in all likelihood, be subject to the prior repayment of the Company's indebtedness under the Senior Credit Facility. There can be no assurance that the assets of the Company would be sufficient to repay the Notes following any such event, particularly if the proceeds of such assets are first applied to satisfy the Company's obligations under the Senior Credit Facility.

SUCCESSFUL EXECUTION OF BUSINESS STRATEGY

    The Company is currently implementing a new business strategy, which consists of a number of cost-cutting and revenue-enhancing initiatives including a change in merchandising strategy to focus on private-label apparel. There can be no assurance that the merchandising, operating and other business strategies implemented by the Company's new management team will continue to be successful or that the Company will continue to increase revenue, improve its operations, and remain profitable. Moreover, if the implementation of the new business strategy is not successful and the Company is unable to generate sufficient operating funds to pay interest on the Notes and other indebtedness of the Company, including indebtedness under the Senior Credit Facility, there can be no assurance that alternative sources of financing will be available to the Company or, if available, that such financing will be on commercially reasonable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business."

NONCOMPARABILITY OF FINANCIAL INFORMATION

    Information reflecting the results of operations and financial condition of the Company subsequent to the Chapter 11 Filing are not comparable to prior periods due to (i) store closings undertaken during the Company's reorganization; (ii) the replacement of the management team and the restructuring of the Company's store operations and general and administrative activities; (iii) the Company's Chapter 11 case, including the costs and expenses relating thereto, and the effect of the settlement of certain related liabilities; and (iv) the application of Fresh Start Accounting, pursuant to which the Company's assets are stated at "reorganization value," which is defined as the value of the entity (before considering liabilities) on a going-concern basis following the reorganization and represents an estimate of the amount a willing buyer would pay for the assets of the Company immediately after the reorganization. In addition, because the Company has been in a restructuring phase and has continued to incur costs and expenses relating to its Chapter 11 case, the results of operations since October 1996 may not be indicative of the Company's future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESTRICTIVE DEBT COVENANTS

    The Indenture contains a number of covenants that will impose significant operating and financial restrictions on the Company and its subsidiary. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company and its subsidiary to incur additional indebtedness, pay dividends, repay other indebtedness prior to stated maturities, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, or engage in certain transactions with affiliates. These restrictions could limit the ability of the Company in the future to effect financings, make needed capital expenditures, withstand a downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company or its subsidiary to comply with these restrictions could lead to a default under the terms of the Indenture and the Notes, notwithstanding the ability of the Company to meet its debt service obligations. Upon the occurrence of an Event of Default, the holders of the Notes could elect to declare all such indebtedness, together with accrued and unpaid interest thereon, to be immediately due and payable, and there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payments. Even if additional financing could be obtained, there can be no assurance that it would be obtainable on commercially reasonable terms. See "Description of Notes."

    In addition, the Senior Credit Facility contains covenants that are more restrictive than those contained in the Indenture. Such covenants include covenants related to the financial performance of the Company. The Company's ability to comply with such covenants may be affected by events beyond its control. There can be no assurance that the Company will be able to comply with such covenants. A breach of any of the covenants under the Senior Credit Facility could result in an event of default under the Senior Credit Facility. Upon the occurrence of an event of default under the Senior Credit Facility, the lenders under the Senior Credit Facility could elect to declare all obligations to be immediately due and payable and terminate all commitments under the Senior Credit Facility. If the lenders under the Senior Credit Facility took such action, it would result in an Event of Default under the Indenture.

    If the Company were unable to pay such amounts, the lenders under the Senior Credit Facility could foreclose on the collateral securing the Company's obligations thereunder. Such collateral consists of substantially all assets of the Company. The Notes are unsecured and are effectively subordinated to the Senior Credit Facility to the extent of the assets securing such facility. See "Subordination of Notes" and "Description of Certain Indebtedness--Senior Credit Facility."

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    If a Change of Control occurs, the Company must offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes--Repurchase upon Change of Control" and "--Certain Definitions." In addition, if the Company merges or consolidates with or into, or sells all or substantially all of its assets to, a person or entity that does not have publicly-traded common equity for which the Series A Warrants become exercisable, and the consideration for such transaction is not all cash, the Company must offer to repurchase (a "Repurchase Offer") all the Series A Warrants at the value of the common stock issuable upon exercise thereof less the exercise price. If the Company must make a Repurchase Offer or an offer to purchase the Notes upon a Change of Control, there can be no assurance that it would have sufficient funds available to purchase any Notes or Series A Warrants tendered. The Company would, then, likely be required to refinance the Notes and borrow to repurchase the Series A Warrants. There can be no assurance that the Company would be able to accomplish such refinancing or borrowing or, if such refinancing or borrowing were to occur, that it would be accomplished on commercially reasonable terms.

DEPENDENCE ON KEY PERSONNEL

    The Company's success will be highly dependent upon the new management team, including Mr. Sam Forman. The loss of Mr. Forman's services could have a material adverse effect upon the implementation of the Company's business strategy and on the Company in general. Mr. Forman has the right to terminate his employment agreement with the Company at any time on sixty days' notice; however, unless such termination results from certain specified actions or events, any unvested Series C Warrants (as defined herein) distributed to Mr. Forman will not vest unless they have already vested, and Mr. Forman will be prevented from being employed by competitors of the Company (other than Forman Enterprises, Inc.) for a period of one year. See "Management--Forman Employment Agreement."

    The Company's success also depends upon other senior executives. No other person employed by the Company is subject to an employment agreement. While the Company believes that no other executive is as important to the success of the Company as Mr. Forman, the loss of the services of a significant number of senior executives could have a material adverse effect on the Company.

    Certain important merchandising and sourcing activities of the Company are performed by consultants who are employees and owners of Forman Enterprises, Inc. ("Forman Enterprises"), which operates factory outlet stores that sell casual apparel. Seventy percent of the common stock of Forman Enterprises is owned by Mr. Forman and his family. The loss of the services of such consultants could have an adverse effect on the Company. See "Certain Relationships."

COMPETITIVE NATURE OF THE COMPANY'S INDUSTRY

    The retail apparel industry is highly competitive with price, selection, quality, service, location, and store environment the principal competitive factors. While the Company believes it is able to compete favorably as to each of these factors, the Company believes it competes mainly on the basis of price, merchandise selection, and customer service. Furthermore, the Company's success largely depends upon its ability to gauge accurately the tastes of its customers and provide merchandise that satisfies customer demand. Misjudgment of such tastes could have a material and adverse effect on the Company's operations, cash flows, and financial condition, it could also result in overstocked inventory or lower profits due to markdowns. The Company competes with many national and local retail stores, specialty apparel chains, department stores, and mail order merchandisers. The Company also competes in certain locations with retail and outlet stores operated by one of its suppliers, Levi Strauss & Co. ("Levi Strauss"). Many of the Company's competitors have greater financial and marketing resources than the Company. In addition, many of the Company's competitors offer private-label merchandise that is comparable to the Company's private-label merchandise.

IDENTIFYING CUSTOMER PREFERENCES

    The Company's future success depends, in part, upon its ability to anticipate and respond to customer preferences in a timely manner. Changes in customer preferences for style, seasonal adaptation, adverse weather conditions, or other reasons, if unsuccessfully identified, forecasted, or responded to by the Company, could, among other things, lead to lower sales, excess inventories, and higher markdowns. Those in turn could have a material adverse effect on the Company's results of operations and financial condition.

IMPACT OF ECONOMIC CONDITIONS

    Certain economic conditions affect the level of consumer spending on merchandise offered by the Company, including, among others, business conditions, interest rates, taxation, and consumer confidence in future economic conditions. If the demand for apparel and related merchandise were to decline, the Company's business and results of operations would be materially and adversely affected. The Company's stores rely principally on mall traffic for customers. Therefore, the Company depends upon the continued popularity of malls as a shopping destination and the ability of mall anchor tenants and other attractions to generate customer traffic for its stores. In addition, a significant number of the Company's stores are concentrated in the midwest, southern, and eastern regions of the United States. A decrease in mall traffic or a decline in economic conditions in the markets where the Company's stores are located would materially and adversely affect the Company's growth, net sales, results of operations, and profitability.

SEASONALITY

    The Company, like most retailers, has a seasonal pattern of sales and earnings. The Company has two major selling seasons: (i) back-to-school in the third quarter and (ii) Christmas in the fourth quarter. Historically, substantially all the Company's income from operations has been generated during the third and fourth quarters. In addition, as is the case with other retailers, the results of the Company's operations are subject to changes in consumer demand associated with general economic conditions and to changes in consumer preferences. The Company's results of operations may also fluctuate from quarter to quarter in the future as a result of the amount and timing of sales contributed by new stores and the integration of new stores into the operations of the Company as well as other factors. An increase in the number of the Company's stores can significantly affect results of operations on a quarter-to-quarter basis.

INFORMATION SYSTEMS AND CONTROL PROCEDURES

    Since the Chapter 11 Filing, the Company has taken steps to improve and, where applicable, replace its management information systems to provide enhanced support to all operating areas and currently anticipates aggregate expenditures for hardware, software, labor, and compliance with year 2000 requirements of approximately $6 million between 1997 and 1998. See "Business --Information Systems." While the Company expects to continue to upgrade its management information systems, there can be no assurance that the Company can successfully implement such enhancements or that such enhancements will support the Company's planned expansion strategy, or, if such upgrades and enhancements are not successfully implemented, that the Company's current systems will continue to support adequately its information requirements.

    Moreover, while the Company believes its current management information systems are generally adequate to support the Company's business operations, certain deficiencies relating to the age and design of the systems, including, without limitation, difficulties in planning, forecasting, allocating and measuring performance through an integrated financial system, may adversely affect the business operations of the Company in the near and long-term. There can be no assurance that the Company's efforts to improve upon and enhance its present management information systems will resolve or eliminate any such existing or potential deficiencies.

    As noted above, the Company has implemented a program designed to ensure that all the Company's software will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such dates. Any failure on the part of the Company to ensure that any such software complies with year 2000 requirements could have a material adverse effect on the business, financial condition, and results of operations of the Company.

RELIANCE ON KEY VENDORS

    The Company's business is dependent upon its ability to purchase current season apparel at competitive prices. The Company currently purchases inventory primarily from foreign manufacturers and Levi Strauss. The Company owns no manufacturing facilities.

    Merchandise purchased from Levi Strauss represented approximately 30% of total sales in 1996 and 26% for the nine months ended November 1, 1997. The Company operates 22 Levi's Outlet stores pursuant to a license agreement with Levi Strauss, which license agreement requires the Company to sell only merchandise manufactured by Levi Strauss in the Levi's Outlet stores. The Company's license agreement with Levi Strauss is scheduled to expire on July 31, 2000, although individual stores may continue to operate under the license until the expiration of each such store's lease. There can be no assurance that the Levi Strauss license for the Levi's Outlets will be renewed. A change in the Company's relationship with Levi Strauss could have a material adverse effect on the Company's business.

    The Company has no long-term contracts with suppliers and transacts business principally on an order-by-order basis. Although the Company's relationship with its key vendors is satisfactory, there can be no assurance that the Company will be able to acquire merchandise from such vendors on favorable terms in the future.

    Purchasing merchandise from foreign suppliers subjects the Company to the general risks of doing business abroad. These risks include cancellations or delays in shipments, work stoppages, increases in import duties and tariffs, changes in foreign exchange rates, changes in foreign laws and regulations, and political instability. The Company believes that the loss of one or more of these foreign suppliers would not have a long-term material adverse effect on the Company, because merchandise purchased from foreign suppliers can be obtained from other sources. However, the loss of certain foreign suppliers could, in the short term, adversely affect the Company's business until alternative arrangements can be secured. Trade terms are negotiated with each vendor and may be modified from time to time. Substantially all the Company's foreign purchases are currently paid for in U.S. dollars.

NEW STORES AND REMODELING EXISTING STORES

    The Company intends to commence a controlled program of opening 15 to 20 new stores annually as well as to deploy capital expenditures toward the remodeling of existing stores. Accomplishing the Company's expansion goals will depend upon a number of factors, including the identification of new markets in which the Company can successfully compete, the ability to obtain suitably sized locations for new stores at acceptable costs, the hiring and training of qualified personnel, particularly at the store management level, the integration of new stores into existing operations, the expansion of the Company's buying and inventory capabilities and the availability of capital. There can be no assurance that the Company will be able to achieve its store expansion goals, manage growth effectively, successfully integrate planned new stores into the Company's operations, or operate new stores profitably. Nor can there be any assurance that remodeled stores will provide a satisfactory return on investment through increased sales or otherwise.

FRAUDULENT CONVEYANCE

    If a court, in a lawsuit brought by an unpaid creditor of the Company or a representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring debt, including the Notes, and that, at the time of such incurrence, the Company (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company, or take other action detrimental to the holders of the Notes.

    The measure of insolvency for these purposes would vary depending upon the law of the jurisdiction being applied. Generally, however, a Company would be considered insolvent for these purposes if the sum of such Company's liabilities (including a fair estimate of the likely amount payable in respect of contingent liabilities) were greater than the fair saleable value of all such Company's property, or if the present fair saleable value of such Company's assets were less than the amount that would be required to pay its probable liability on its existing debts as they became absolute and matured. Moreover, regardless of solvency or the adequacy of consideration, a court could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company, or take other action detrimental to the holders of the Notes if such court determined that the incurrence of debt, including the Notes, was made with the actual intent to hinder, delay, or defraud creditors.

    The Company believes that the indebtedness represented by the Notes is being incurred for proper purposes and in good faith without any intent to hinder, delay, or defraud creditors, that the Company is receiving reasonably equivalent value or fair consideration for incurring such indebtedness, that the Company is and, after giving effect to the issuance of the Notes and the use of proceeds therefrom, will continue to be, solvent under the applicable standards, and that it has and will have sufficient capital for carrying on its businesses and will be able to pay its debts as they mature.

LIMITATION ON USE OF NET OPERATING LOSSES AND BUILT-IN LOSSES

    Under the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of net operating loss carryforwards ("NOLs") against future taxable income is subject to limitation if a Company experiences an "ownership change" as defined in the Code (the "Section 382 limitation"). Moreover, if such Company experiences an ownership change, the ability to use recognized "built-in losses" to offset other income may also be subject to the Section 382 limitation. As a result of its reorganization under Chapter 11, the Company will be treated as having experienced an ownership change. Thus, after emerging from Chapter 11, the Company's ability to offset income in each post-reorganization taxable year by its pre-reorganization NOLs and built-in losses will be limited to an amount not to exceed the aggregate value of the stock of the Company immediately before such change in control (taking into account in such calculation, however, the value of all creditors' claims surrendered in connection with the Plan of Reorganization) multiplied by the specific interest rate published monthly by the Internal Revenue Service.

    The operation and effect of Section 382 of the Code will be materially different from that just described if the Company is subject to the special rules for corporations in bankruptcy provided in Section 382(1)(5) of the Code. In that case, the Company's ability to utilize its NOLs would not be limited as described in the preceding paragraph. However, several other limitations would apply to the Company under Section 382(1)(5) of the Code, including (i) the Company's NOLs would be calculated without taking into account deductions for interest paid or accrued in the current tax year and all other tax years ending during the three-year period prior to the current tax year with respect to creditors' claims that are exchanged for stock of the Company under the Plan of Reorganization (resulting in a substantial reduction in the Company's NOLs) and
(ii) if the Company undergoes another ownership change within two years after the Effective Date, the Company's Section 382 limitation with respect to that ownership change will be zero. The Company believes that the provisions of
Section 382(1)(5) of the Code will apply to the ownership change occurring pursuant to the Plan of Reorganization. However, the Company can elect to have the regular Section 382 rules (described above) apply rather than the special rules of Section 382(1)(5) of the Code. The Company has not yet determined whether to elect application of the regular rules under Section 382 of the Code.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

    The allocation of a portion of the issue price of the Private Notes to the Series A Warrants resulted in the Notes having an issue price less than their principal amount. The Notes were therefore treated as having been issued at a discount. When a debt instrument is originally issued at a discount that is equal to or greater than a DE MINIMIS amount, the debt instrument is treated as having original issue discount ("OID") for U.S. federal income tax purposes. Consequently, holders of the Exchange Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. See "Certain U.S. Federal Income Tax Considerations--Taxation of the Notes--Original Issue Discount" for a more detailed discussion of the U.S. federal income tax consequences for the Company and the beneficial owners of the Notes resulting from the purchase, ownership, and disposition of the Notes.

    Furthermore, since the Notes are subject to the applicable high-yield discount obligation rules, the Company will not be able to deduct the OID attributable to the Notes until paid in cash or property or, in certain circumstances, at all. See "Certain U.S. Federal Income Tax
Considerations--Taxation of the

Notes--Certain Potential Federal Income Tax Consequences to the Company and to Corporate Holders." Since the rules applicable to high-yield discount obligations apply, the Company's after-tax cash flow will be less than if such OID were deductible when accrued.

    If a bankruptcy case is commenced by or against the Company under the Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of OID that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of Notes may realize taxable gain or loss upon payment of such holder's claim in bankruptcy.

EMERGENCE FROM CHAPTER 11

    The Company emerged from Chapter 11 on the Effective Date. The Company's experience in Chapter 11 may affect its ability to negotiate favorable trade terms with manufacturers and other vendors and to negotiate favorable lease terms with landlords. The failure to obtain such favorable terms could have a material adverse effect on the Company and its financial performance. On the Effective Date, the Company entered into the Senior Credit Facility, which will provide the Company with a seasonal revolving line of credit in an amount of $115 million, of which up to $90 million may be used to issue letters of credit and bankers' acceptances, subject to satisfaction of various conditions. See "Description of Certain Indebtedness--Senior Credit Facility."

LACK OF PUBLIC MARKET FOR SECURITIES

    The Exchange Notes are new securities for which there is currently no market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. The Company has been advised by the Initial Purchaser that it currently intends to make a market in the Exchange Notes. However, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If a market for the Exchange Notes were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount depending upon many factors, including prevailing interest rates, the Company's operating results, and the markets for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that, if a market for the Exchange Notes were to develop, such a market would not be subject to similar disruptions.

FAILURE TO EXCHANGE PRIVATE NOTES

    The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Private Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

NO CASH PROCEEDS TO THE COMPANY

    This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, Private Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Private Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company.

PRICE RANGE OF THE PRIVATE NOTES

    The Private Notes were designated for trading in the PORTAL market of the NASD effective October 27, 1997. Based on reports of the Initial Purchaser, the Company believes there is no active market for the Private Notes. As of
          , 1998 there were       record holders of the Private Notes and
      participants in the Global Notes deposited with the Depositary.

                                 CAPITALIZATION

    The following table sets forth the actual capitalization of the Company as of November 1, 1997. The table should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "Plan of Reorganization" and "Selected Historical Financial Data."

                                                                                               NOVEMBER 1, 1997(1)
                                                                                               -------------------
                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
Cash and cash equivalents (other than restricted cash in the Security Account)...............       $     9.4
Restricted cash in Security Account(2).......................................................            17.0
Long-term debt (including current maturities):
  Current Maturities(3)......................................................................              .3
  Notes Payable--Taxes.......................................................................             1.4
  Senior Credit Facility(4)..................................................................            12.3
  Notes(5)...................................................................................            85.0
                                                                                                       ------
  Total long-term debt (including current maturities)(6).....................................            99.0

Shareholders' equity.........................................................................            78.1
                                                                                                       ------
Total capitalization.........................................................................       $   177.1

Long-term debt (including current maturities)/Total capitalization...........................            55.9%

------------------------

(1) The balance sheet as of November 1, 1997 gives effect to the Private Note Offering and the application of the proceeds therefrom, the Senior Credit Facility, the Plan of Reorganization, and the application of Fresh Start Accounting in accordance with Generally Accepted Accounting Principles
    (GAAP) as if each had occurred on November 1, 1997. Fresh Start Accounting requires a restatement of the Company's balance sheet accounts to reflect an estimated fair market value upon emergence from Chapter 11. See the Company's Unaudited Pro Forma Consolidated Statements of Operations, "Plan of Reorganization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Method of Accounting."

(2) Consists of a portion of the net proceeds realized from the Private Note Offering and placed into the Security Account and represents funds that together with the proceeds from the investment thereof will be utilized to pay interest on the Notes to May 1, 1999.

(3) Liabilities subject to compromise are being satisfied pursuant to the Plan of Reorganization.

(4) As of November 1, 1997, the Company had approximately $27.5 million of issued letters of credit and approximately $9.6 million of bankers' acceptances outstanding under the Senior Credit Facility.

(5) In accordance with GAAP, approximately $7.6 million of the proceeds of the Private Note Offering was allocated to the Series A Warrants, as a discount to the debt. Therefore, the Note net of the discount is $77.4 million.

(6) Total long-term debt (including current maturities) includes borrowings of $12.3 million under the Senior Credit Facility, $1.7 million in notes payable to various taxing authorities as provided for in the Plan of Reorganization and $85.0 million of Senior Debt. This presentation differs from that of the Consolidated Balance Sheet at November 1, 1997 as a result of the recognition of $7.6 million of Series A Warrants attached to the debt which is presented as a discount to the Senior Notes in accordance with GAAP.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount, the term and form of which are identical in all material respects to the Exchange Notes. The Private Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not increase the indebtedness of the Company.

    The net proceeds from the offering of the Private Notes were $80.6 million after deducting selling commissions and estimated fees and expenses. Of those net proceeds, the Company used (i) approximately $15.4 million to purchase a portfolio of Pledged Securities, which consists of U.S. Treasury Securities that were pledged as security for the scheduled interest payments on the Notes through August 1, 1999, and (ii) approximately $65.2 million to repay all outstanding borrowings under the DIP Facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data of the Company for 1992, 1993, 1994, 1995, and 1996 have been taken or derived from the historical audited consolidated financial statements of the Company. The consolidated financial data for the 39 week periods ended November 2, 1996 and November 1, 1997 have been derived from unaudited consolidated statements of operations of the Company and, in the opinion of the Company's management, have been prepared on a basis consistent with the audited financial statements and include all adjustments that are considered by management to be necessary for a fair presentation of such financial information. The balance sheet data at November 1, 1997 has been derived from the audited consolidated balance sheet at November 1, 1997. Historical data and interim results are not necessarily indicative of future results, and interim data are not necessarily indicative of results for a full year. The information set forth below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                     39 WEEKS ENDED
                                                            FISCAL YEAR                       ----------------------------
                                       -----------------------------------------------------   NOVEMBER 2,    NOVEMBER 1,
                                         1992       1993       1994       1995       1996         1996           1997
                                       ---------  ---------  ---------  ---------  ---------  -------------  -------------
                                                       (DOLLARS IN MILLIONS)                   (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS DATA
Net sales............................  $   458.9  $   502.6  $   588.3  $   619.2  $   538.3    $   400.4      $   277.1
Gross profit before special
  charge(1)..........................      137.4      142.1      167.8      167.2      121.9         87.7           74.3
Gross profit after special
  charge(1)..........................      137.4      142.1      167.8      167.2      121.9         87.7           62.3
Reorganization costs.................     --         --         --         --           43.8         42.4           38.4
Income (loss) from operations(2).....       26.3       18.0       31.5       21.3      (15.7)       (18.8)         (15.3)
Net income (loss)(2).................        2.9       (6.6)       5.2      (97.0)     (76.9)       (77.1)         (57.7)
Ratio of earnings to fixed
  charges(3).........................        1.3        0.9        1.5        N/A        N/A          N/A            N/A

STORE DATA:
Number of stores at end of period....        605        657        701        745        537          692            413
Increase (decrease) in same store
  sales(4)...........................       (0.6)%      (3.1)%       7.4%      (4.0)%      (8.7)%         (7.3 )%        (12.2 )%

Other Data:
Gross profit % before special
  charge(1)..........................       29.9%      28.3%      28.5%      27.0%      22.6%         21.9%          26.8%
Gross profit % after special
  charge(1)..........................       29.9%      28.3%      28.5%      27.0%      22.6%         21.9%          22.5%
Total capital expenditures...........  $    14.1  $     8.9  $    14.8  $    13.1  $     1.8  $        1.8   $        1.4
Depreciation and amortization........       16.6       17.4       16.7       13.2       11.1           8.8            6.1
EBITDA before special charge(1)(5)...       42.9       35.3       48.2       34.5       (4.7)         (9.9 )          2.9
EBITDA after special charge(1)(5)....       42.9       35.3       48.2       34.5       (4.7)         (9.9 )         (9.1 )

                                                                                AS OF         AS OF         AS OF
                                                                             FEBRUARY 3,   FEBRUARY 1,   NOVEMBER 1,
                                                                                1996          1997          1997
                                                                            -------------  -----------  -------------
BALANCE SHEET DATA
Cash and cash equivalents (excludes restricted cash in Security
  Account)................................................................    $     8.2     $     6.4     $     9.4
Restricted cash in Security Account.......................................       --            --              17.0
Inventories...............................................................        110.7          72.6          74.7
Total assets..............................................................        199.0         132.9         220.6
Total debt (including current maturities and liabilities subject to
  compromise).............................................................        201.4         235.6          99.0(6)
Total shareholder's equity (deficit)......................................        (73.2)       (157.3)         78.1

------------------------

(1) Gross profit and EBITDA are presented before and after a special charge to liquidate excess inventory. The special charge of approximately $12.0 million was recorded within cost of goods sold and relates to the liquidation of excess inventory from purchase commitments in early 1997 for 1997 Fall merchandise based upon a chain of over 500 stores, of which 137 stores were closed by the time the merchandise was received. See Note 8 to the consolidated balance sheet at November 1, 1997, for a discussion of the special charge.

(2) Income (loss) from operations does not give effect to the $80.2 million write-off of certain long-lived assets in 1995 and reorganization costs incurred of $43.8 million during 1996, and $38.4 million and $42.4 million for the 39 weeks ended November 1, 1997 and November 2, 1996, respectively.

(3) The ratio of earnings to fixed charges was 1.3 for 1992, 0.9 for 1993 and
    1.5 for 1994. The ratio of earnings to fixed charges for 1995, 1996 and 1997 is not stated because of the net loss incurred in those years. Earnings were inadequate to cover fixed charges by $1.6 million, $79.4 million and $74.9 million in 1993, 1995 and 1996, respectively. The ratio of earnings to fixed charges for 1996 and 1997 is not stated due to the suspension of interest accruals upon the Company's Chapter 11 Filing. The ratio of earnings to fixed charges is computed by dividing income before income taxes and extraordinary items and fixed charges by fixed charges. Fixed charges consist of interest expense, net, amortization of debt issuance costs, and the portion (approximately one-third) of rent expense that is deemed to represent interest.

(4) The Company defines same stores to be stores that have reached their thirteenth full month of operations, excluding closed stores. Same store sales results present fifty-three weeks of operations measured against fifty-three weeks in the prior year for 1995 and fifty-two weeks of operations measured against fifty-two weeks in the prior year for all other years presented.

(5) EBITDA represents net earnings (losses) before interest, income taxes, depreciation and amortization, and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance in accordance with GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity. EBITDA is presented before and after non-recurring liquidation charge.

(6) Total debt includes borrowings of $12.3 million under the Senior Credit Facility, $1.7 million in notes payable to various taxing authorities as provided for in the Plan of Reorganization, and $85.0 million of senior debt. This presentation differs from that of the Consolidated Balance Sheet at November 1, 1997 as a result of the recognition of $7.6 million of Series A Warrants attached to the debt which is presented as a discount to the Senior Notes in accordance with GAAP.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Company recently emerged from bankruptcy under Chapter 11 of the Bankruptcy Code. See "Plan of Reorganization." The following discussion and analysis relates to the Company's historical financial results of operations and financial condition without giving effect to the implementation of the new business strategy, the Private Note Offering, the Senior Credit Facility, and the Plan of Reorganization, except to the extent that the implementation of the new business strategy and the Plan of Reorganization occurred prior to November 1, 1997. The Company's management does not believe that the results of operations for future periods will be comparable to the results of operations for prior periods, because of the implementation of the new business strategy and the Plan of Reorganization, the completion of the Private Note Offering and the Senior Credit Facility, and the incurrence of expenses in connection with the Company's Chapter 11 case. The following discussion and analysis should be read in conjunction with the "Selected Historical Financial Data," the Pro Forma financial information appearing elsewhere in this Prospectus, and the Company's consolidated financial statements and the notes thereto.

OVERVIEW

    During the period from 1992 to 1994, the Company expanded from 605 stores, generating net sales of $458.9 million, EBITDA of $42.9 million, and an EBITDA margin of 9.3%, to 701 stores, generating net sales of $588.3 million, EBITDA of $48.2 million, and an EBITDA margin of 8.2%. However, by 1995 the Company's EBITDA margin declined to 5.6% primarily due to the following reasons: (i) the Company, in an attempt to further its expansion strategy, opened stores without sufficient regard to the profitability of each location; (ii) in response to increased price competition on Levi's merchandise, the Company unsuccessfully expanded its offering of branded apparel in the face of stiff competition from mall-based department stores; (iii) the Company failed to competitively source merchandise for its private label program; and (iv) the specialty apparel retail sector experienced a downturn. By 1996, in the wake of declining sales and deteriorating margins, the Company was unable to meet its scheduled interest payment obligations on its then outstanding subordinated indebtedness. As a result of the foregoing, in October 1996, the Company made the Chapter 11 Filing.

    In December 1996, the new management team joined the Company and developed a new business strategy designed to enhance the Company's profitability and increase gross margins by capitalizing on the Company's nationally recognized brand name and large store base and by reducing costs and implementing a new merchandising strategy. Upon arrival, the new management team immediately began liquidating merchandise that was inconsistent with its new merchandising strategy and significantly reduced inventory available in the stores. In addition, the new management team (i) closed 341 unprofitable stores; (ii) obtained rent concessions on existing stores; (iii) reduced selling, general and administrative expenses through personnel reductions associated with closed stores; (iv) consolidated the Company's corporate infrastructure by closing the Company's Dallas corporate office; and (v) established a new corporate "culture" focused on cost control.

    The Company began receiving merchandise pursuant to its new business strategy in May 1997 and began realizing significant benefits of such new merchandise by August 1997. Accordingly, the Company's retail margins subsequently increased to 45.2% before the special charge and 40.4% after the special charge for the 39 weeks ended November 1, 1997. See Note 8 to the consolidated balance sheet at November 1, 1997, for a discussion of the special charge.

    Net sales consists of sales of apparel, accessories, and other merchandise through the Company's COUNTY SEAT stores, COUNTY SEAT OUTLET stores, LEVI'S OUTLET stores, and OLD FARMER'S ALMANAC GENERAL STORES. For the Pre-Emergence Period, the Company's COUNTY SEAT stores, COUNTY SEAT OUTLET stores, LEVI'S OUTLET stores, and OLD FARMERS ALMANAC GENERAL STORES comprised 87%, 2%, 10%, and 1% of net sales, respectively. The COUNTY SEAT OUTLET stores sell special buy and clearance merchandise, including slow-moving merchandise from the COUNTY SEAT stores. The LEVI'S OUTLET stores offer closeouts, seconds, and irregulars under the Levi's and Docker's trademarks. Merchandise at the COUNTY SEAT stores is generally sold at ticketed retail prices upon arrival, but markdowns are taken (i) in connection with promotional activities in the ordinary course of business and (ii) on end-of-season clearance items and slow moving merchandise. In accordance with the new business strategy, the Company currently sells its merchandise at lower price points than it had in prior periods. For example, for the 39 weeks ended November 1, 1997, the Company decreased its average selling price per unit at its COUNTY SEAT stores by 27% to $14.40 from $19.65 in the prior period. As a result, the Company improved unit volume at its COUNTY SEAT stores by 18.0% to 13.7 million units for the nine months ended November 1, 1997 from 11.6 million units for the nine months ended November 2, 1996.

    Cost of sales includes merchandise costs, transportation costs, storage costs, handling costs, and other costs related to the sourcing of merchandise. Cost of sales also includes a substantial portion of fixed occupancy costs. Selling, general, and administrative costs include store and administrative wages, administrative costs related to corporate offices and corporate activities, employee benefits, marketing costs, insurance premiums, cash management fees, and the cost of supplies, equipment rental and maintenance, outside services, and travel.

    The Company's preliminary results, which are subject to adjustment, indicate that net sales for the thirteen weeks of November 1997, December 1997 and January 1998 are approximately $117.4 million, representing a 3.0% decline in same store sales relative to the comparable period of the prior year. The Company believes that the decline in comparable store sales is primarily due to a decline in Levi's and other branded apparel sales.

RESULTS OF OPERATIONS

    The following table shows the Company's operating results as a percentage of net sales for the periods indicated:

                                                               FISCAL YEAR                       NINE MONTHS ENDED
                                                     -------------------------------  ----------------------------------------
                                                       1994       1995       1996      NOVEMBER 2, 1996     NOVEMBER 1, 1997
                                                     ---------  ---------  ---------  -------------------  -------------------

                                                                                                    (UNAUDITED)
Net sales..........................................      100.0%     100.0%     100.0%          100.0%               100.0%
Gross profit before special charge(1)..............       28.5%      27.0%      22.6%           21.9%                26.8%
Gross profit after special charge(1)...............       28.5%      27.0%      22.6%           21.9%                22.5%
Selling, general, and administrative expenses......       20.3%      21.4%      23.5%           24.4%                25.8%
EBITDA before special charge (1)...................        8.2%       5.6%      (0.9)%            (2.5    )%             1.0%
EBITDA after special charge(1).....................        8.2%       5.6%      (0.9)%            (2.5    )%            (3.3    )%
Reorganization costs...............................         --         --        8.1%            10.6%                13.9%
Income (loss) from operations(2)...................        5.4%       3.4%      (2.9)%            (4.7    )%            (5.5    )%

------------------------

(1) Gross profit and EBITDA are presented before and after a special charge to liquidate excess inventory. The special charge of approximately $12.0 million was recorded within cost of goods sold and relates to the liquidation of excess inventory from purchase commitments in early 1997 for 1997 Fall merchandise based upon a chain of over 500 stores, of which 137 stores were closed by the time the merchandise was received. See Note 8 to the consolidated balance sheet at November 1, 1997, for a discussion of the special charge.

(2) Income (loss) from operations does not give effect to the $80.2 million write-off of certain long-lived assets in 1995 and reorganization costs of $43.8 million in 1996, and $42.4 million and $38.4 million for the 39 weeks ended November 2, 1996 and November 1, 1997, respectively.

COMPARISON OF THE 39 WEEKS ENDED NOVEMBER 1, 1997 WITH THE 39 WEEKS ENDED
  NOVEMBER 2, 1996.

    Net sales decreased $123.3 million, or 30.8%, to $277.1 million for the 39 weeks ended November 1, 1997 from $400.4 million for the 39 weeks ended November 2, 1996. As contemplated by the Company's new business strategy, the decrease was primarily due to a $96.5 million decrease in net sales from the closing of 253 stores and a $33.5 million decrease in sales from comparable stores. Comparable store sales were 12.2% lower for the 39 weeks ended November 1, 1997 than comparable store sales for the 39 weeks ended November 2, 1996 due primarily to (i) a planned shift toward lower price points in accordance with the Company's new business strategy and (ii) the Company's difficulty in obtaining merchandise during 1997 due to the Chapter 11 case. These decreases were offset by $6.7 million relating to new store sales.

    Gross profit decreased $25.4 million, or 28.9%, to $62.3 million for the 39 weeks ended November 1, 1997 from $87.7 million for the 39 weeks ended November 2, 1996. The decrease in gross profit was primarily due to reduced net sales of $123.3 million, a $10.5 million liquidation sale in the first quarter of 1997, and a $12.0 million special charge to liquidate excess inventory in the third quarter of 1997. Gross margin increased by 0.6% to 22.5% for the 39 weeks ended November 1, 1997 from 21.9% for the 39 weeks ended November 2, 1996 due to (i) a 0.7% reduction in occupancy costs relating primarily to the renegotiation of certain store leases and (ii) a 4.9% increase in retail margins due to the successful implementation of the Company's new business strategy, which has resulted in purchasing merchandise at lower costs per unit and partially offset by clearing prior management's merchandise which allowed the Company to sell merchandise at lower price points. These improvements were partially offset by a 4.3% special charge to costs of goods sold and a 0.7% increase in buying and merchandise handling costs.

    Selling, general, and administrative expense decreased $26.2 million, or 26.8%, to $71.5 million for the 39 weeks ended November 1, 1997 from $97.6 million for the 39 weeks ended November 2, 1996. This decrease was due to a $24.1 million reduction in store expenses from closed stores and a $2.1 million reduction relating primarily to personnel reductions in 1997 and nonrecurring severance and outside service charges in 1996. Selling, general and administrative expense as a percentage of net sales is 25.8% and 24.4% for the 39 weeks ended November 1, 1997 and November 2, 1996, respectively.

    Depreciation and amortization expense decreased $2.7 million to $6.1 million for the 39 weeks ended November 1, 1997 from $8.8 million for the 39 weeks ended November 2, 1996. The decrease was due to the net closing of 253 stores in 1996 and the first half of 1997.

    Loss from operations decreased to $(57.7) million for the 39 weeks ended November 1, 1997 from $(77.1) million for the 39 weeks ended November 2, 1996.

    For the 39 weeks ended November 1, 1997 and November 2, 1996, reorganization costs of $38.4 million and $42.4 million, respectively, were recorded. The reorganization costs primarily relate to stores closed during 1997 and 1996 and stores that the new management team had decided to close. Reorganization costs recorded in 1997 include estimated lease rejection claims, write-offs to fixed assets associated with closed stores, other going out of business store expenses, costs associated with the closure of the distribution center and administrative offices and professional fees and other reorganization costs.

COMPARISON OF YEARS 1996 AND 1995

    Results of operations for 1996 included 52 weeks, while 1995 included 53 weeks.

    Net sales decreased $80.9 million, or 13.1% to $538.3 million in 1996 from $619.2 million in 1995. Comparable store sales were 8.7% lower, on a 52 week basis, in 1996 as compared to 1995. The decline in net sales was due to (i) the closing of 217 store locations during 1996, which accounted for $50.0 million in net sales, 52 weeks versus 53 weeks, (ii) a $41.6 million decrease in sales from comparable stores on a 52 week basis, and (iii) the $6.9 million in net sales for the fifty-third week in 1995. Comparable store sales were negatively affected by the Company's difficulty in obtaining merchandise during the fourth quarter of 1996 following the Chapter 11 Filing and by the liquidation in 1997 of certain branded merchandise that was inconsistent with the Company's new business strategy. These decreases were offset in part by $15.1 million from new store sales.

    Gross profit decreased $45.3 million, or 27.1%, to $121.9 million in 1996, from $167.2 million in 1995. The decrease in gross profit was primarily due to a $24.2 million decrease due to store closures and a $25.0 million decrease due to a decline in net sales at comparable stores. The decrease in gross profit was offset by a $3.9 million reduction in buying, occupancy and merchandise handling costs. Gross margin decreased to 22.6% in 1996 from 27.0% in 1995 due to the Company's attempt to improve liquidity prior to the Chapter 11 Filing by liquidating merchandise irrespective of gross margins achieved.

    Selling, general and administrative expense decreased $6.1 million, or 4.6%, in 1996 compared to 1995. The decrease was primarily due to reduced operating expenses associated with stores closed in 1996. Selling, general and administrative expense as a percentage of net sales increased to 23.5% in 1996 compared to 21.4% in 1995. The increase in selling, general and administrative expense as a percentage of net sales was primarily due to comparable stores reporting lower sales combined with relatively constant operating costs.

    Depreciation and amortization expense decreased $2.1 million to $11.1 million in 1996 from $13.2 million in 1995. The decrease was due to the elimination of goodwill amortization due to the $80.2 million write-off of long-lived assets in 1995 and fixed assets becoming fully depreciated.

    Income (loss) from operations decreased to $(15.7) million for 1996 from $21.3 million for 1995. As a percentage of net sales, income (loss) from operations was (2.9)% for 1996 compared to 3.4% for 1995.

    In the third quarter of 1995, the Company recorded an $80.2 million non-cash write-off of certain long-lived assets. Approximately $74.7 million of remaining goodwill was written off to reflect a change in the Company's estimate of its fair value. Certain fixed assets with a net book value of $5.5 million were included in the write-off based on management's estimate of the recoverability of their net book value.

    Reorganization costs of $43.8 million were recorded in 1996. The reorganization costs primarily relate to stores closed during 1996 and stores that the new management team had decided to close. Reorganization costs recorded in 1996 include estimated lease rejection claims of $25.6 million, write-offs of fixed assets associated with closed stores of $7.2 million, operating and other costs associated with closed stores of $7.2 million, and professional fees and other reorganization costs of $3.7 million.

    The Company recorded income tax benefits of $0.7 million in 1996 on a loss before income taxes of $74.9 million. The Company's income tax provision includes a $28.4 million valuation allowance for deferred tax assets. The effective income tax rate differs from the statutory federal rate primarily due to the non-deductible write-off of the valuation allowance for deferred tax assets.

    In the third quarter of 1996, the Company recorded an extraordinary charge of $2.7 million with no tax benefit. The extraordinary charge represented the write-off of debt issuance costs related to the pre-existing credit agreement, which was replaced with the Existing Credit Facility in October 1996.

COMPARISON OF YEARS 1995 AND 1994

    Results of operations for 1995 included 53 weeks, while 1994 included 52 weeks.

    Net sales increased $30.9 million, or 5.3%, to $619.2 million in 1995 from $588.3 million in 1994. The increase was primarily due to a $52.0 million increase in net sales from new store locations, partially offset by a $16.4 million decrease in sales from comparable stores and a $4.7 million reduction in sales due to store closings. Comparable store sales were 4.0% lower in 1995 than comparable store performance in 1994 due to a weak retail environment. Sales were also affected by unseasonable and adverse weather conditions, which affected the mix of goods sold in both the spring and fall seasons.

    Gross profit decreased $0.6 million, or 0.4%, to $167.2 million in 1995 compared to $167.8 million in 1994. The decrease was primarily due to lower comparable store sales, additional buying and occupancy costs from new store locations, and a lower retail margin rate, partially offset by sales from stores opened in 1995 and 1994. Gross Margin decreased to 27.0% in 1995 from 28.5% in 1994 due to promotional pricing and adverse weather conditions. The change in the mix of goods sold reflected an increase in sales of competitively priced Levi's jeans and outlet merchandise and lower sales of higher margin tops.

    Selling, general, and administrative expense increased $13.1 million, or 10.9%, to $132.7 million in 1995 compared to $119.6 million in 1994. The increase was primarily due to store operating expenses associated with new stores opened in 1995 and 1994, as well as a $1.0 million non-recurring consulting fee related to the evaluation of the Company's financial structure recorded in the first half of 1995. Selling, general, and administrative expense as a percentage of net sales increased to 21.4% in 1995 compared to 20.3% in 1994. This increase was primarily due to comparable stores reporting lower sales combined with relatively constant operating expenses and the non-recurring consulting fee referred to above.

    Depreciation and amortization expense decreased $3.5 million to $13.2 million in 1995 from $16.7 million in 1994. The decrease was due to the reduction in amortization expense related to the Company's noncompete agreement and goodwill, partially offset by depreciation on new store and remodeled store assets. The Company's noncompete agreement was fully amortized in 1994, and the remaining balance of goodwill was written off in the third quarter of 1995. Depreciation and amortization decreased as a percentage of net sales to 2.1% from 2.8%, substantially as a result of the elimination of noncompete agreement amortization.

    Income from operations decreased to $21.3 million for 1995 from $31.5 million for 1994. As a percentage of net sales, income from operations was 3.4% in 1995 compared to 5.4% for 1994.

    In the third quarter of 1995, the Company recorded an $80.2 million non-cash write-off of certain long-lived assets. The $74.7 million of remaining goodwill was written off to reflect a change in the Company's estimate of its fair value. Certain fixed assets with a net book value of $5.5 million were included in the write-off based on management's estimate of the recoverability of their net book value.

    The Company recorded income tax expense of $7.6 million in 1995 on a loss before income taxes of $79.4 million, reflecting the impact of non-deductible charges for the $74.7 million goodwill write-off, $1.6 million goodwill amortization, and $0.3 million of debt discount amortization. The Company's income tax provision includes an $8.6 million valuation allowance for the deferred tax assets, partially offset by a $1.0 million income tax benefit. The effective income tax rate differs from the statutory federal rate primarily due to the non-deductible write-off of goodwill and the valuation allowance for the deferred tax assets.

    Extraordinary charges totaling $10.0 million, net of related income taxes, were recorded in 1995. In May 1995, an extraordinary charge of $2.4 million relating to the redemption of the Company's senior notes was recorded, consisting of prepayment premiums of $1.6 million and the write-off of debt issuance costs related to the retirement of debt of $0.8 million. In July 1995, an extraordinary charge of $7.6 million relating to the exchange of $104.9 million principal amount of 12% Senior Subordinated Notes maturing October 1, 2002 for $104.9 million principal amount of 12% Senior Subordinated Notes maturing October 1, 2001 in the second quarter of 1995 was recorded, consisting of the write-off of debt discount of $5.1 million, the write-off of debt issuance costs related to the retirement of debt of $2.0 million, and the payment of repurchase premiums of $0.5 million.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash used in operating activities for the 39 weeks ended November 1, 1997 was $32.8 million due primarily to a $57.7 million net loss which was offset in part by $6.1 million of depreciation and amortization, $1.2 million of rent expense in excess of cash outlays, $4.9 million loss on disposal of property and equipment and $20.2 million of reorganization costs. Net cash used in operations for the 39 weeks ended November 2, 1996 was $5.8 million due primarily to a $77.1 million net loss which was offset in part by $8.8 million of depreciation and amortization, $38.1 million of reorganization costs and a $2.7 million extraordinary item.

    Because of the seasonal nature of the Company's business, working capital requirements increase as inventory levels peak in anticipation of the back-to-school and holiday shopping seasons. Working capital as of November 1, 1997 and at the end of 1996 were $41.7 million and $3.4 million, respectively.

    Net cash used to make capital expenditures was $1.4 million during the 39 weeks ended November 1, 1997 and $1.8 million in 1996.

    The Company's Plan of Reorganization was confirmed by the Bankruptcy Court on, and in an order (the "Confirmation Order") dated, October 1, 1997. The planned proceeds of the Private Note Offering together with borrowings under the new Senior Credit Facility are being used to repay the Existing Credit Facility, pay claims pursuant to the Plan of Reorganization, and pay other transaction fees and expenses.

    The Senior Credit Facility provides for a three-year revolving line of credit in an amount of $115 million. Up to $90 million of such amount may be utilized for letters of credit and bankers' acceptances. Amounts available under the Senior Credit Facility are subject to the value of the Company's eligible inventory (as defined in the Senior Credit Facility) and to the satisfaction of certain conditions. The borrowing base provides for seasonal fluctuations in inventory. Peak borrowing periods generally occur between June and November. The Company's peak borrowing periods commence with the sourcing of its merchandise through the utilization of letters of credit facilities with approximately three months lead-time prior to delivery of such merchandise. The Company has entered into the Senior Credit Facility to repay its obligations under the Existing Credit Facility upon the closing of the Private Note Offering. See "Description of Certain Indebtedness--Senior Credit Facility."

    As of November 1, 1997, the Company had approximately $27.5 million of letters of credit and $9.6 million of bankers' acceptances outstanding in addition to approximately $24.0 million of remaining availability under the Senior Credit Facility. The Company believes that cash generated from operations, together with borrowings under the Senior Credit Facility, will be adequate to finance 1998 operations.

INFLATION, ECONOMIC TRENDS, AND POTENTIAL DEVELOPMENTS

    The Company's operations are affected by general economic trends, including inflation. Management believes that the Company and other specialty retailers have suffered from price competition, which has had a negative effect on sales and gross margin. The Company believes that poor economic conditions have adversely affected its sales and profitability in prior years and may affect results in future periods.

SEASONALITY

    The Company, like most retailers, has a seasonal pattern of sales and earnings. The Company has two major selling seasons: back-to-school (third quarter) and Christmas (fourth quarter). The table below sets forth by quarter, 1997 (through the third quarter), 1996 and 1995 net sales, gross profit, and EBITDA.

                                                      FIRST                                                       TOTAL
YEAR                                                 QUARTER     SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER     YEAR
---------                                          ------------  --------------  -------------  --------------  ----------
                                                                           (DOLLARS IN THOUSANDS)
1997       Net sales.............................   $   93,158     $   86,897     $    97,081            N/A           N/A
           Gross profit before special
             charge(1)...........................       15,820         25,289          33,221            N/A           N/A
           Gross profit after special charge.....       15,820         25,289          21,246            N/A           N/A
           EBITDA before special charge(1)(2)....       (7,861)           247          10,462            N/A           N/A
           EBITDA after special charge(1)(2).....       (7,861)           247          (1,513)           N/A           N/A
           Income (loss) from operations(3)......      (10,061)        (1,832)         (3,371)
1996       Net sales.............................   $  121,604     $  121,727     $   157,060     $  137,869    $  538,260
           Gross profit..........................       26,075         31,444          33,559         30,793       121,871
           EBITDA(2).............................       (5,227)        (2,203)         (2,511)         5,251        (4,690)
           Income (loss) from operations(3)......       (8,186)        (5,159)         (5,430)         3,034       (15,741)
1995       Net sales.............................   $  124,189     $  130,110     $   159,476     $  205,450    $  619,225
           Gross profit..........................       29,251         34,987          41,073         61,900       167,211
           EBITDA(2).............................         (622)         2,818           8,447         23,869        34,512
           Income (loss) from operations(3)......       (3,878)          (713)          4,998         20,868        21,275

------------------------

(1) Gross profit and EBITDA are presented before and after a special charge to liquidate excess inventory. The special charge of approximately $12.0 million was recorded within cost of goods sold and relates to the liquidation of excess inventory from purchase commitments in early 1997 for 1997 Fall merchandise, based upon a chain of over 500 stores, of which 137 stores were closed by the time the merchandise was received. See Note 8 to the consolidated balance sheet at November 1, 1997 for a discussion of the special charge.

(2) EBITDA represents net earnings (losses) before interest, income taxes, depreciation and amortization, and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance in accordance with GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity. EBITDA is presented before and after special charge to liquidate inventory.

(3) Income (loss) from operations does not give effect to the write-off of certain long-lived assets in 1995 and reorganization costs incurred during 1996 and the 39 weeks ended November 1, 1997.

INCOME TAXES

    The Company had been included in the consolidated federal income tax return of County Seat, Inc. Prior to the Effective Date, County Seat, Inc. owned all the Company's capital stock. The tax year-end for the Company and County Seat, Inc. is the Saturday closest to July 31. As of November 1, 1997, the Company had NOLs of approximately $100.0 million. The Company's Plan of Reorganization or significant changes in ownership of the Company could substantially limit the use of NOLs. The Company and

County Seat, Inc. account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax NOLs to the extent that realization of such benefits is more likely than not. Based on the Company's history of earnings and in consideration of the Company's Chapter 11 Filing, the Company's entire balance of deferred tax assets has been reduced by a valuation allowance of $14.7 million, as realization of these long-term tax benefits is dependent upon future earnings. Management cannot predict sufficient operating income to utilize fully its deferred income tax assets.

CHANGES IN METHOD OF ACCOUNTING

    The effects of the Company's reorganization under Chapter 11 have been accounted for in the Company's financial statements using the principles required by the American Institute of Certified Public Accountants' Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("Fresh Start Accounting"). Pursuant to such principles, the Company's assets, upon emergence from Chapter 11, were stated at "REORGANIZATION VALUE," which is defined as the value of the entity before considering liabilities on a going-concern basis following the reorganization and represents the estimated amount a willing buyer would pay for the assets of the Company immediately after the reorganization. The reorganization value for the Company is determined by reference to the remaining liabilities plus the estimated value of total shareholders' equity of the outstanding shares of the Common Stock. The reorganization value of the Company is allocated to the assets of the Company in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, BUSINESS COMBINATIONS, for transactions reported on the basis of the purchase method of accounting. In this allocation, identifiable assets are valued at estimated fair values, and any excess reorganization value has been recorded as "reorganization value in excess of amounts allocated to identified assets" (a long-term intangible asset similar to "goodwill").

YEAR 2000 COMPLIANCE

    The Company has recently commenced a two year project to update and, where applicable, replace all mainframe systems with third party software to support the operations of the Company. The Company anticipates expenditures for hardware, software and labor to be approximately $6.0 million through 1998 (the anticipated completion), at which point operating systems will be year 2000 compliant. The Company will also begin a process to review with its vendors the impact of year 2000 on transactions between both parties.

                                    BUSINESS

OVERVIEW

    The Company is among the nation's largest mall-based specialty retailers of casual apparel, operating 413 stores in 41 states in the midwestern, southern, and eastern regions of the United States. Under the direction of a new management team, the Company's merchandise mix has recently been updated to include more tops than bottoms and consist of casual shirts, sweaters, knit tops, khakis, jeans, dresses, and accessories for men, women, and teens. The Company's products are now primarily manufactured under private label, which, in the Company's view, offers customers quality comparable to branded merchandise at significantly lower prices and generates higher gross margins than the Company has historically achieved.

    In December 1996, a new management team led by Sam Forman developed a new business plan designed to enhance the Company's profitability and increase gross margins by reducing costs, implementing a new merchandising strategy, and capitalizing on the Company's nationally recognized brand name and large store base.

    Mr. Forman has over forty years of retailing and manufacturing experience in the apparel industry and has been an innovator in manufacturing and retailing value-priced private label apparel, the cornerstone of the Company's new merchandising strategy. Mr Forman has implemented successful business strategies for apparel companies by maximizing profitability through direct sourcing, value-oriented merchandising strategies, and internal cost controls. Most recently, Mr. Forman was president and chief operating officer of American Eagle, a mall-based specialty retailer.

    The new management team has implemented a business strategy designed to re-establish the Company as a leading national retailer of high-quality, value-priced casual apparel and to restore its profitability and EBITDA to historical levels. The principal elements of this business strategy are similar to those implemented by Mr. Forman at American Eagle and include (i) reducing costs, including, unlike at American Eagle, closing unprofitable stores, (ii) implementing a new merchandising strategy, and (iii) initiating a controlled expansion program.

STORES

    The Company owns and operates approximately 375 COUNTY SEAT stores, 14 COUNTY SEAT OUTLET stores, 22 LEVI'S OUTLET stores, and 2 OLD FARMER'S ALMANAC GENERAL STORES. COUNTY SEAT stores are typically located in regional shopping malls that are typically at least 500,000 square feet in size and that are anchored by two or more major department stores. COUNTY SEAT stores range in size from 2,700 to 7,300 square feet and average 4,000 square feet. The Company seeks to position its COUNTY SEAT stores in prime mall locations with sufficient store frontage in areas occupied by comparable specialty stores. The Company believes that, based on its business strategy and recent results of operations since the arrival of the new management team, it will compete effectively with comparable apparel stores due to the relative quality and value of its merchandise selection. The Company believes that its stores are generally in good physical condition and anticipates making approximately $4.2 million in capital expenditures in 1998 to remodel its stores.

    The Company projects a casual lifestyle image in its stores. In each COUNTY SEAT store, there are usually large tables near the entrance filled with key items like polo shirts, flannel shirts, or t-shirts to attract customers into the store. Coordinated groupings and outfits are displayed throughout the store to enable the customer to visualize the product offering and to promote multiple unit transactions. The merchandise selection in the COUNTY SEAT stores is limited by design to key colors and styles with a focus on offering basics. The general layout of merchandise in the stores is planned by the Company's corporate management but may be varied and adapted by individual store management to properly reflect specific store characteristics and customer preferences.

    The Company's store employees generally wear the Company's merchandise. The Company seeks to hire sales associates who have prior retail sales experience and an entrepreneurial spirit. Sales personnel are knowledgeable about the merchandise and encouraged through incentives to increase the number of units sold per transaction. The Company considers customer service an important element of its success and believes it has an established reputation for personal attention to the customer's needs and requirements for casual, value-priced apparel. The Company's sales personnel, store managers, and co-managers are trained by experienced store managers and district managers to offer the customer courteous and knowledgeable service. Store managers and co-managers receive bonuses based on sales and shrinkage. Other store employees are not paid a commission but receive incentive pay based on sales.

MERCHANDISE

    The Company has transitioned itself from a retailer of denim jeans and primarily branded apparel to a private label casual apparel retailer. The new strategy places less dependence on bottoms and branded apparel and more emphasis on tops and women's wear and is intended to enhance gross margins. The assortment of tops consists of classics such as polo shirts, woven and flannel shirts, knit shirts and t-shirts in a broad range of colors with updated features.

    Since it began implementing its new merchandise strategy, the Company has offered basic bottoms such as khakis and jeans at $19.99. The Company is utilizing such marketing strategies and taking advantage of its reputation as a bottoms retailer to position itself as the value leader in the mall, offering a merchandise mix designed to appeal to a broad customer base.

    SHIFT OF PRODUCT MIX. Part of the Company's merchandise strategy is to increase the percentage of its sales derived from tops. Tops generally provide higher margins and more unit volume than bottoms since tops usually have a lower relative unit cost and customers typically purchase more units of tops than bottoms. The Company's goal is to increase the ratio of tops to bottoms sold to 3:1 by the end of 1998. The Company has significantly improved the ratio of tops to bottoms at its COUNTY SEAT stores from 1:1 for the 39 weeks ended November 2, 1996 to 1.7:1 for the nine months ended November 1, 1997.

    Another feature of the new management team's strategy is to focus on women's apparel with a view toward broadening the customer base. The increased mix of women's wear includes fashionable basics such as sweaters, knit tops, and casual dresses. Based on this change in product mix, management expects women's wear to grow from 43% of sales to 50% of sales.

    PRIVATE LABEL. The Company believes that the sale of high quality private-label merchandise builds customer loyalty and differentiates the Company from its competitors. In addition, private-label merchandise typically has higher gross margins than branded merchandise and allows the Company to avoid direct price competition on national branded merchandise. Private-label merchandise has grown from approximately 65.0% of sales at the Company's COUNTY SEAT stores during the nine months ended November 2, 1996 to 82.0% during the nine months ended November 1, 1997.

    QUALITY. Management believes that the quality of the Company's private-label merchandise is comparable to the quality of select branded merchandise and private-label merchandise sold by the Company's competitors. The Company's goods are generally made with high quality cotton or other natural fibers. For example, typically the weight of the Company's private-label jeans is 14 3/4 ounces, the weight of its private-label t-shirts is 185 grams, and the weight of its pique polo shirt is 220 grams, which, in management's view, are the industry standards for high quality denim, cotton t-shirts and pique polo shirts, respectively. The Company regularly inspects samples of its manufactured goods prior to delivery for quality based on materials, color, sizing specifications, and shrinkage. The Company's management team also routinely inspects the factories of the Company's suppliers to ensure that the Company's goods are of high quality.

SOURCING AND SUPPLIERS

    All the Company's inventory is purchased from third-party suppliers or manufacturers. The Company owns no manufacturing facilities. Approximately 80% of the Company's private-label products are manufactured abroad, with the remainder being made in the United States.

    A key element of the Company's strategy is to significantly reduce its cost of goods sold while maintaining or increasing gross margins through disciplined, direct sourcing of its merchandise. Pursuant to this strategy, the Company has established relationships with vendors in certain developing countries. The Company generally negotiates directly with its vendors without using agents or middlemen. As a result, the Company has greater control over its manufacturing costs, the manufacturing process, and the quality of its merchandise. The Company also takes advantage of special buy situations that complement its private-label merchandise and provide gross margin enhancement.

    As a result of the Company's improved sourcing, the cost of acquiring merchandise has declined significantly. The table below shows the decline in average cost per unit on a percentage basis for select items at the COUNTY SEAT stores between November 1996 and November 1997. For the 39 weeks ended November 1, 1997, the average cost per unit for merchandise at the COUNTY SEAT stores was $7.53, which is 33% lower than the average cost per unit for the nine months ended November 2, 1996.

                                                                                  PERCENT SAVINGS
                                                                                 IN COST PER UNIT
                                                                               ---------------------
Menswear
Denim jeans..................................................................               34%
Short sleeve solid tee.......................................................               43%
Short sleeve solid polo......................................................               40%
Socks........................................................................               40%

Womenswear
Denim jeans..................................................................               33%
Short sleeve solid tee.......................................................               44%
Socks........................................................................               25%

    The Company believes it has established relationships with an adequate number of suppliers to meet its ongoing inventory needs. The Company has no long-term contracts with suppliers and transacts business principally on an order-by-order basis. During the nine months ended November 1, 1997, merchandise purchased from Levi Strauss represented approximately 26% of net sales. No other vendor or group of vendors account for more than 15% of the Company's merchandise purchases. No more than 20% of the Company's purchases are currently manufactured in any particular country other than the United States.

DISTRIBUTION

    All merchandise is currently shipped to the Company's stores through the distribution center in Brooklyn Park, Minnesota, except replenishment of inventory to the LEVI'S OUTLET stores. In February, 1998 the Company signed a ten-year lease for a new 276,000 square foot distribution center located near Baltimore, Maryland. The Company plans to relocate to this new facility from its current Brooklyn Park distribution center sometime in the early summer of 1998. The new facility in Baltimore will be able to service a substantially greater number of stores than the distribution center which the Company currently operates or could service out of its existing facility. The transit time for merchandise being delivered to the distribution center generally varies from three to five days for domestic goods and a few days to several weeks for imported goods. Freight consolidators are used in the shipment process to reduce costs. Advanced shipping notices are utilized when possible to anticipate delivery of goods and schedule on-call employees for merchandise handling. The time period from receipt of goods at the distribution center to display in the Company's stores is generally five days.

    During the nine months ended November 1, 1997, approximately 85% of merchandise coming into the distribution center was vendor pre-ticketed and approximately 66% was vendor pre-packed, with 8% of the merchandise prepacked in a manner which permits cross-docking. Pre-ticketing, pre-packing, and cross-docking save time, reduce labor costs, and enhance inventory management. The Company is seeking to increase the amount of goods that are cross-docked. In accordance with the new business strategy of reducing operating costs, the Company is evaluating additional ways to reduce distribution costs, including evaluating alternative distribution facility options to take advantage of regional differences in labor costs.

    Shipments to stores for basic items are generated by a planning and distribution personnel team that compares individual store stock levels to the store's model stock level. Shipments to all stores are made once or twice per week depending on the season. The delivery schedule allows the Company to adjust on-hand inventory at the store level, thus minimizing the total inventory needs and maximizing inventory turns.

STORE OPENINGS AND CLOSINGS

    The Company has utilized the legal protections available to it under the Bankruptcy Code to reduce operating costs and improve profitability through its store closing program. Under this program, immediately following the Chapter 11 Filing the Company began identifying underperforming stores and stores located in regions where the associated administrative costs did not warrant continuing such operations and implementing streamlined procedures for closing such stores.

    Phase one of the Company's new business strategy contemplated the closing of approximately 330 stores. Approximately 260 of such stores had been closed prior to the Effective Date. Approximately 70 such stores were closed in January 1998, after the Christmas season.

    The Company opened two new stores in 1997, and it reopened prior to the Effective Date 13 COUNTY SEAT OUTLET stores that had previously been closed. In the future, the Company expects to consider expansion through the opening of additional stores on a selective basis. The Company expects to open 15 to 20 additional stores per year.

    In deciding whether to open or close a store, the Company considers a number of factors, including (i) the extent of competition from other mall tenants,
(ii) the location of the store in the mall, (iii) the rental rate for the property on which the store is or will be located, (iv) the performance of other specialty stores in the mall, (v) whether the mall's environment is suitable for the store, (vi) the anticipated return on investment, and (vii) whether there are at least two department store anchors in the mall in which the store is or will be located.

PROPERTIES

    As of the end of 1997, the Company owns and operates 413 go-forward stores in 41 states. Of the 413 stores, approximately 375 are COUNTY SEAT stores, 14 are COUNTY SEAT OUTLET stores, 22 are LEVI'S OUTLET stores, and 2 are OLD FARMER'S ALMANAC GENERAL STORES. The following table details the geographical distribution of the Company's stores.

STATE                             STORES     STATE                             STORES
------------------------------  -----------  ------------------------------  -----------
Alabama                                  5   Nebraska                                 3
Arkansas                                 5   Nevada                                   2
Colorado                                 7   New Hampshire                            2
Delaware                                 1   New Jersey                               3
Florida                                 20   New Mexico                               1
Georgia                                 11   New York                                 8
Idaho                                    3   North Carolina                          13
Illinois                                32   North Dakota                             3
Indiana                                 19   Ohio                                    24
Iowa                                    13   Oklahoma                                 8
Kansas                                   8   Pennsylvania                            11
Kentucky                                 6   South Carolina                           7
Louisiana                               10   South Dakota                             2
Maine                                    2   Tennessee                               11
Maryland                                11   Texas                                   58
Massachusetts                            2   Utah                                    11
Michigan                                26   Virginia                                 9
Minnesota                               19   West Virginia                            6
Mississippi                              3   Wisconsin                               14
Missouri                                11   Wyoming                                  1
                                                                                    ---
Montana                                  2
                                             Total Stores                           413
                                                                                    ---
                                                                                    ---

    All the Company's stores are operated under leases that typically provide for monthly rental payments plus a percentage of gross receipts in excess of certain sales levels. Leases typically have an initial term of approximately seven to ten years, except for certain outlet locations, and do not contain a renewal option. In each case, the particular terms of the proposed lease are a major factor in determining whether to open a store at that site. After a site has been approved, the Company normally completes lease negotiations and constructs the store within five to twelve months. As of November 1, 1997 the average remaining lease term of the Company's stores was 3.7 years.

    Approximately 8% to 19% of store leases expire each year. The Company has not experienced problems renewing its leases but no assurance can be given that the Company can renew existing leases on favorable terms.

    In addition to its retail stores, the Company currently leases office space in New York, New York, and Eden Prairie, Minnesota. In January 1998, the Company closed its leased offices in Dallas, Texas, which formerly housed the Company's executive office, merchandising, merchandising planning, and real estate functions. To complete the Company's office consolidation, the Company plans to close the Eden Prairie office by the end of June 1998 and transfer functions formerly performed there to the New York office. Once the Eden Prairie office is closed, the New York office will house all functions in approximately 34,000 leased square feet. The Eden Prairie office currently houses the accounting, finance, human resources, and MIS functions in approximately 28,000 leased square feet, of which 2,400 square feet is sub-leased to a third party. The Company also currently owns a distribution center in Brooklyn Park, Minnesota, which provides product distribution to all stores except for Levi's Outlet stores, which are direct-shipped by Levi Strauss. The Brooklyn Park distribution center occupies 159,000 square feet. In February 1998, the Company signed a lease for a new 276,000 square foot facility in the Baltimore, Maryland area. The

Company's chief executive office is located at 469 Seventh Avenue, 11th Floor, New York, New York 10018 and its telephone number is (212) 714-4800.

COMPETITION

    The retail apparel industry is highly competitive, with merchandise selection, price, quality, fashion, customer service, location and store environment being the principal competitive factors. While the Company believes that it is able to compete favorably with respect to each of these factors, the Company believes it competes primarily on the basis of price, merchandise selection, and customer service. In recent years, the Company has experienced increased competition, particularly with respect to branded apparel.

    The Company competes in the highly competitive casual apparel industry. The Company's specialty store competitors include The Gap, The Limited, Abercrombie & Fitch, Express, Structure, Gadzooks, The Buckle, American Eagle, Miller's Outpost, Designs, Inc., Wet Seal, and Contempo Casuals. Among the Company's largest specialty store competitors, the Company is one of the few companies offering a full selection of Levi's jeans, the biggest selling brand of jeans in the United States. The Company also competes with department and discount stores that sell casual apparel. Many of the Company's competitors are larger and have greater financial resources than the Company.

MARKETING

    The Company relies on mall traffic, the Company's reputation, in-store promotions, and in-store visual merchandising to attract customers. In-store visual merchandising is dynamic and coordinated so that all stores feature a consistent marketing strategy. One of the Company's current marketing strategies is the in-store promotion of the sale of jeans and khakis for $19.99. This strategy is designed to make the Company's stores a destination for high quality merchandise at value prices and take advantage of the Company's reputation as a bottoms retailer.

    The Company utilizes co-op advertising from Levi Strauss, in mass media and merchandise tabloids. In 1996, Levi Strauss paid for approximately 54% of this expense. Marketing expenses net of co-op payments have averaged approximately 0.7% of sales for the last five years. The Company has incurred marketing expenses in the amount of $2.5 million during 1997 for, among other things, direct marketing, in-store displays, and limited mass media advertising.

CREDIT SALES

    In 1996, approximately 37% of the Company's total sales were paid for with credit cards. The Company accepts MasterCard, VISA, Discover, and American Express. Under its agreements with MasterCard, VISA, Discover, and American Express, the Company receives daily payments on amounts charged on those cards. The payments are not subject to recovery by MasterCard, VISA, Discover or American Express unless the charge in question involved invalid use of a credit card.

OTHER OPERATIONS

    In addition to 375 COUNTY SEAT stores, the Company owns and operates 14 COUNTY SEAT OUTLET stores, 22 LEVI'S OUTLET stores, and 2 OLD FARMER'S ALMANAC GENERAL STORES. During 1996, 89% of the Company's sales were derived from the COUNTY SEAT stores.

    The COUNTY SEAT OUTLET stores range in size from 5,000 to 8,400 square feet, with the average size being 5,700 square feet. The COUNTY SEAT OUTLET stores are located primarily in factory outlet shopping centers. The COUNTY SEAT OUTLET stores sell special buy and clearance merchandise. The Company uses the COUNTY SEAT OUTLET stores to facilitate the sale of slow-moving merchandise at the COUNTY SEAT stores, thus enabling the COUNTY SEAT stores to remain stocked with fresh, higher margin merchandise.

    Located primarily in outlet shopping malls in nine midwestern states, the Company's LEVI'S OUTLET stores carry a large and comprehensive assortment of Levi's and Docker's products for men, women, and children. The LEVI'S OUTLET stores target value conscious consumers by offering Levi's closeouts, seconds, and irregulars. The LEVI'S OUTLET stores range in size from 8,900 square feet to 13,700 square feet and average about 11,100 square feet. The Company operates the LEVI'S OUTLET stores on a royalty-free basis pursuant to a license agreement, which expires on July 31, 2000. Under the terms of this license agreement, the Company is the only party other than Levi Strauss or any subsidiary of Levi Strauss that is permitted to use the Levi's trademark in connection with the sale of closeouts, seconds, and irregulars in nine midwestern states. The Company is also permitted to use the Levi's trademark in connection with the sale of closeouts, seconds, and irregulars in two other states, but two outlet stores operated by Designs, Inc. are also permitted to use the Levi's trademarks in those states.

    The Company's two OLD FARMER'S ALMANAC GENERAL STORES are located in malls in Indianapolis, Indiana and Bloomington, Minnesota and offer housewares, food products, decorative home products, clothing, and stationery in a turn-of-the-century setting that includes potbellied-stoves, and rocking chairs. The Company's OLD FARMER'S ALMANAC GENERAL STORES are operated pursuant to a license agreement with Yankee Publishing, Inc. The license agreement grants the Company the right to use the Old Farmer's Almanac trademark, which is also licensed to certain other parties, in connection with the marketing, distribution, and sale of certain products in the United States, Canada, and Mexico. The Company is required to pay to Yankee Publishing, Inc., on a quarterly basis, a royalty of 2% of total net sales. If the Company's Old Farmer's Almanac General Stores do not achieve certain annual royalty targets, then it must pay Yankee Publishing, Inc. the shortfall in the royalty target for the applicable year or permit Yankee Publishing, Inc. to license the use of the Old Farmer's Almanac trademark to additional parties. Pursuant to the license agreement, Yankee Publishing, Inc. has the right to terminate the license if the Company has not continually operated at least three OLD FARMER'S ALMANAC GENERAL STORES for a period of one fiscal year at any time. The Company and Yankee Publishing, Inc. have agreed in principle that the Company will operate at least five OLD FARMER'S ALMANAC GENERAL STORES from October 1, 1998 throughout the remainder of the term of the license. The license agreement expires in 2005 but is subject to renewal if certain sales targets are met or specified amounts are paid by the Company to Yankee Publishing, Inc.

INFORMATION SYSTEMS

    In 1995, the Company completed installation of a new point of sale (POS) system. The Company's POS system provides daily merchandising data to the merchandise information systems on a store-by-store basis by individual stock keeping unit ("SKU"). The new POS system added bar coded universal product code ("UPC") scanning with integrated price-lookup and credit authorization, enhanced promotional pricing support and improved processing of store transfers. The POS system generates reports showing merchandise data organized by store, department, class, category, style, and size. This provides merchandise planners with detailed information enabling them to adjust stock levels and balance merchandise and size distribution profiles. The Company's buyers are provided with velocity sales reports, which rank selling within categories and classes. Timely sales reporting allows the Company to react quickly to developing sales trends. The Company believes timely and accurate data capture is critical to the success of its business.

    The Company's systems assist merchandise management in all aspects of inventory control by tracking purchases and receipts, controlling inter-store movement, and determining the on-hand inventory for all locations. Stock status is monitored at the distribution center, at individual stores and in transit, by capturing SKU level data (style, color, and size). A stock ledger application developed by the Company provides financial dollar inventory control and gross margin results for all physical locations and merchandise departments. The Company's information systems help to shorten the time from product ordering to receipt at the store. This reduced lead time helps the Company maintain lower inventory levels and take advantage of sales opportunities.

    The Company's systems allow the Company to plan unit sales and inventory for all merchandise categories according to season. Merchandise categories are planned by store and adjusted for seasonality, demographics, and sales trends. The planning system is integrated with a comprehensive distribution and replenishment system facilitating delivery of merchandise to the correct location in a timely manner.

    Merchandise pricing decisions are controlled centrally and communicated to stores on a next-day basis through the use of the Company's data transmission system. Timely and centralized control allows the Company to test sales volume sensitivity to price changes.

    The Company's non-POS systems are primarily mainframe systems. The Company has recently commenced a two-year project to update and, where applicable, replace these systems with third-party packaged solutions which will provide enhanced support to all operating areas, particularly merchandising. The Company is working with IBM on the selection and implementation process. The Company currently anticipates aggregate expenditures for hardware, software, labor, and compliance with year 2000 requirements of approximately $6.0 million between 1997 and 1998 to complete this project, including $4.2 million in 1998.

TRADEMARKS AND SERVICE MARKS

    The Company uses numerous trademarks, service marks and trade names in its business, including COUNTY SEAT-Registered Trademark-, COUNTY SEAT THE JEANSTORE-Registered Trademark-, NUOVO-Registered Trademark-, NUOVO COUNTY SEAT-Registered Trademark-, and TEN STAR-Registered Trademark-. While the Company believes that the products and services underlying such trade names and trademarks are of great importance to the Company and that such trade names and trademarks as a whole are of material importance to the Company's business in which they are used, besides COUNTY SEAT-Registered Trademark- and COUNTY SEAT THE JEANSTORE-Registered Trademark-, none individually is material to the Company's business. Certain of the Company's service marks are owned by CSS Trade Names, Inc. ("CSS"), the Company's subsidiary, and licensed to the Company. CSS has no other assets other than such service marks.

LITIGATION

    The Company has been named as a defendant in certain legal proceedings. Although the outcome of these matters cannot be determined, the Company believes that the disposition of these proceedings will not materially affect the financial position or results of operations of the Company.

    On or about September 29, 1997, RAI Credit Corporation ("RAI") filed an adversary proceeding against the Company in the Bankruptcy Court. The Company and RAI had entered into an Account Purchase and Service Agreement dated July 11, 1997 (the "RAI Agreement") pursuant to which RAI had agreed to establish and service a private-label credit card program for the Company. In September 1997, the Company notified RAI that it was terminating the RAI Agreement on the ground that RAI had materially breached and failed to perform under the RAI Agreement. RAI's complaint alleges that the Company wrongfully terminated the RAI Agreement and seeks compensatory damages of not less than $10,741,960 and an injunction prohibiting the Company from entering into a private-label credit card program with any person other than RAI prior to the beginning of 1999, as well as attorneys' fees and costs.

    The Company believes that it has meritorious defenses to RAI's complaint and counterclaims against RAI, which it intends to pursue vigorously. Although the ultimate outcome of the litigation cannot be predicted at this time, management believes that any resolution of this matter will not have a material adverse effect on the Company's financial position or future results of operations.

    Simultaneous with the Company's Chapter 11 Filing, CSS, the Company's wholly-owned subsidiary, also filed a petition for reorganization relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. A motion will be filed with the Bankruptcy Court before the Effective Date to dismiss the Chapter 11 case of CSS.

    As contemplated by the Plan of Reorganization and the Confirmation Order, the Company is litigating various Disputed Claims (as defined in the Plan). As of November 1, 1997, the aggregate amount of all Disputed Claims was $0.5 million. Cash in the amount of $0.5 million has been established to cover the estimated aggregate amount of (x) the disputed amount of all Disputed Claims that are unliquidated or, if liquidated, as to which the Company shall have requested estimation, and (y) the Face Amount (as defined in the Plan) of all other liquidated Disputed Claims. Payments and distributions from the Distribution Reserve to each holder of a Disputed Claim, to the extent that claim ultimately becomes an Allowed Claim (as defined in the Plan), will be made in accordance with the provisions of the Plan that govern the class of claims to which that Allowed Claim belongs under the Plan.

EMPLOYEES

    At March 3, 1998, the Company had a total of 5,880 employees, of which 5,524 worked in the Company's stores, 169 worked in the Company's offices, and 187 worked in the Company's distribution center. All the Company's employees are non-union, and the Company enjoys good labor relations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the current directors and executive officers of the Company and the positions they hold.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Sam Forman...........................................          70   Chairman, President, Chief Executive Officer
Brett D. Forman......................................          28   Executive Vice President and Director
Paul Roth............................................          53   Executive Vice President
Paul J. Kittner......................................          48   Senior Vice President, Chief Financial Officer and
                                                                    Treasurer
Bernadette R. Duponchel..............................          44   Senior Vice President
Ronda A. Hisiger.....................................          46   Senior Vice President
John R. Meinert......................................          70   Director
Marshall E. Felenstein...............................          65   Director
M. Brent Stevens.....................................          36   Director
John S. Belisle......................................          50   Director
Faith Larsen.........................................          42   Director

    The Company's board of directors consists of seven members, five of whom were previously selected and began serving as directors on the Effective Date. The remaining two members were selected at the first meeting of the Company's board of directors by the non-management directors. As provided in, and for the term of, the Forman Employment Agreement (as defined below), Mr. Forman has the right to serve as a director of the Company and to name one other person to act as his designee (the "Executive Designee") to serve as an additional director of the Company. See "--Forman Employment Agreement." All of the Company's directors shall hold office until the first annual meeting of shareholders and until their successors are duly elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is a brief description of the business experience of the executive officers and directors of the Company.

    SAM FORMAN has served as president and chief executive officer of the Company since December 1996. Since the Effective Date he has also served as the chairman of the Company's board of directors. Prior to joining the Company, Mr. Forman formed Forman Enterprises in 1995 to purchase the outlet stores then operated by American Eagle. Mr. Forman was president and chief operating officer of American Eagle from 1992 to 1995 and chairman of Kuppenheimer from 1982 to 1992. Mr. Forman is the chairman of the board of directors of Forman Enterprises. His service as a director of the Company commenced on the Effective Date. Sam Forman is the father of Brett D. Forman, a director and executive vice president of the Company.

    BRETT D. FORMAN has served as an executive vice president of the Company since the Effective Date and served from December 1996 until the Effective Date as the senior vice president of real estate and corporate development of the Company. In 1995, he joined his father, Sam Forman, in creating Forman Enterprises. He was an analyst at Bear, Stearns & Co. Inc from 1994 to 1995 and was employed by Blue Cross of Western Pennsylvania from 1992 to 1994. His service as a director of the Company commenced on the Effective Date. He is the Executive Designee.

    PAUL ROTH has served as executive vice president of the Company, with responsibility for merchandising since December 1996. Before joining the Company, Mr. Roth served as merchandise manager at American Eagle, which he joined in 1992. Mr. Roth has nearly thirty years of retail merchandising experience and was a senior vice president and the general merchandise manager at R. H. Macy from 1980 to 1991.

    PAUL J. KITTNER has served as a senior vice president, treasurer and chief financial officer of the Company since September 1997. Before joining the Company, Mr. Kittner was part of the co-sourcing practice at Deloitte & Touche from November 1996 to September 1997. Before joining Deloitte & Touche, Mr. Kittner was a vice president and controller for the Leslie Fay Companies, Inc. from March 1993 to November 1996 and a senior vice president, chief financial officer, and treasurer for The He-Ro Group Ltd. from November 1989 to November 1992. Prior to joining The He-Ro Group, Ltd., Mr. Kittner was a senior vice president and the chief financial officer for Loehmann's, Inc. and a vice president at Associated Dry Goods Corporation.

    BERNADETTE R. DUPONCHEL has served as a senior vice president of the Company with responsibility for planning and distribution since 1997. Ms. Duponchel served as a vice president of planning and distribution of J. Crew Retail from July 1996 to November 1997 and as a vice president of planning and distribution of Britches from 1994 to 1996. From 1993 to 1994 she served as a vice president of planning and distribution of American Eagle. Ms Duponchel has nearly twenty years of experience in merchandise planning and allocation.

    RONDA A. HISIGER has served as a senior vice president of the Company with responsibility for store operations since August 1997. Ms. Hisiger served as the senior vice-president of store operations at Paul Harris Stores, Inc. from September 1995 to July 1997 and the regional director of stores for certain divisions of Petrie Stores Corporation from March 1991 to August 1995. Ms. Hisiger has over twenty-five years of experience in retail store operations.

    JOHN R. MEINERT has served as a director of the Company since January 1998 and is a member of both the Compensation Committee and the Audit Committee of the Company's board of directors. Since January 1990 Mr. Meinert has been a principal, and since January 1996 the chairman of the board of directors, of the investment banking firm J.H. Chapman Group, L.L.C. From 1975 through December 1986, Mr. Meinert served as chief financial and administrative officer of Hartmarx Corporation/Hart Shaffner & Marx. From 1973 to April 1990 he was a member of the board of directors of Hartmarx

Corporation and the chairman of that board from December 1986 until 1990, and thereafter has been designated as chairman emeritus. He is a member of the board of Northwestern University's Kellogg Graduate School of Management and John Evans Club, the Chicagoland Chamber of Commerce and Better Business Bureau and has been vice president of the American Institute of CPAs and president of the Illinois CPA Society.

    MARSHALL E. FELENSTEIN has served as a director of the Company since January 1998 and is a member of the Compensation Committee of the Company's board of directors. Since December 1990 he has been a principal of Felenstein Koniver & Associates, retail consultants. From 1986 to present Mr. Felenstein has been a director of Dorchester Public Relations, Inc., a private public relations firm. Mr. Felenstein has over forty years of experience in the retail industry.

    M. BRENT STEVENS has served as a director of the Company since the Effective Date and is a member of the Audit Committee of the Company's board of directors. He is a managing director of Jefferies & Company, Inc., which he joined in 1990.

    JOHN S. BELISLE has served as a director of the Company since the Effective Date and is a member of the Compensation Committee of the Company's board of directors. Mr. Belisle served as a managing director and the chief workout officer of Chemical Banking Corporation from 1989 to 1996. He has been an independent consultant since 1996 and formed Alco & Belisle, LLC, a reorganization consulting firm, in 1998.

    FAITH LARSEN has served as a director of the Company since the Effective Date and is a member of the Audit Committee of the Company's board of directors. After joining BankAmerica Corporation in 1977, Ms. Larsen served as a senior vice president and chief workout officer in New York from 1992 to September 1996. Since October 1996, she has been an independent consultant.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the accrued compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") received from the Company in 1997, 1996 and 1995.

SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                 COMPENSATION AWARDS
                                                                                            -----------------------------
                                                                ANNUAL COMPENSATION         SECURITIES
                       NAME AND                          ---------------------------------  UNDERLYING      ALL OTHER
                  PRINCIPAL POSITION                       YEAR     SALARY $     BONUS $    OPTIONS #    COMPENSATION $
-------------------------------------------------------  ---------  ---------  -----------  ----------  -----------------
Sam Forman                                                    1997    669,231          --    3,529,410(1)         9,537
  Chairman, CEO and President                                 1996    140,769          --           --             --
                                                              1995         --          --           --             --

Brett D. Forman                                               1997    154,693      50,000           --             --
Executive Vice President                                      1996     23,462          --           --             --
                                                              1995         --          --           --             --

Paul Roth                                                     1997    177,665          --           --             --
Executive Vice President                                      1996     37,019          --           --             --
                                                              1995         --          --           --             --

Steven Anderson                                               1997    131,250      30,000           --             --
  Senior Vice President/CIO                                   1996         --          --           --             --
                                                              1995         --          --           --             --

David Mitchell                                                1997    129,696      25,000           --             --
Vice President                                                1996    115,449          --           --             --
                                                              1995    124,478      13,357           --             --

------------------------

(1) Represents Series C Warrants issued to Sam Forman pursuant to his employment agreement with the Company. The warrants have a term of five years. Currently, warrants exercisable for 1,176,470 shares of Common stock are vested; an additional 1,176,470 warrants will vest on October 29, 1998 and an additional 1,176,470 warrants will vest on October 29, 2000. The exercise price of the warrants is determined on the basis of the total recovery to the holders of general unsecured claims under the Plan. See "Forman Employment Agreement."

DIRECTORS' COMPENSATION

    Directors each receive $25,000 in annual directors' fees, and $1,500 per each meeting attended. The Company is also contemplating establishing a plan to compensate directors with equity compensation in the form of stock options. In addition, all directors are reimbursed for their expenses, if any, incurred for attendance at each Board meeting.

    The following table sets forth information with respect to option grants to the Company's Chief Executive Officer during the last fiscal year:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                                  ----------------------------------------                        POTENTIAL
                                                               PERCENT OF                                      REALIZABLE VALUE
                                                                  TOTAL                                           AT ASSUMED
                                                  NUMBER OF      OPTIONS                                       ANNUAL RATES OF
                                                  SECURITIES      /SAR                                           STOCK PRICE
                                                  UNDERLYING   GRANTED TO      EXERCISE                        APPRECIATION FOR
                                                    OPTION      EMPLOYEES       OF BASE                          OPTION TERM
                                                    /SARS       IN FISCAL        PRICE        EXPIRATION     --------------------
NAME                                              GRANT (3)       YEAR          (S/SB)           DATE         5% ($)     10% ($)
------------------------------------------------  ----------  -------------  -------------  ---------------  ---------  ---------

Sam Forman......................................   3,529,410          100             (1)             (1)

------------------------

(1) Represents Series C Warrants issued to Sam Forman pursuant to his employment agreement with the Company. The warrants have a term of five years. Currently, warrants exercisable for 1,176,470 shares of Common stock are vested; an additional 1,176,470 warrants will vest on October 29, 1998 and an additional 1,176,470 warrants will vest on October 29, 2000. The exercise price of the warrants is determined on the basis of the total recovery to the holders of general unsecured claims under the Plan. See "Forman Employment Agreement."

COMMITTEES OF BOARD OF DIRECTORS

    An Audit Committee has been established by the Company's board of directors consisting exclusively of independent directors. The current members of the Audit Committee are Messrs. Meinert and Stevens and Ms. Larsen. The Audit Committee makes recommendations to the board of directors regarding the independent accountants to be nominated for election by the stockholders and reviews the independence of such accountants, approves the scope of the annual audit activities of the independent accountants, approves the audit fee payable to the independent accountants and reviews such audit results. Arthur Andersen LLP presently serves as the independent accountants of the Company.

    The board of directors has also established a Compensation Committee which consists of Messrs. Belisle, Meinert and Felenstein. The duties of the Compensation Committee are to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee also reviews compensation policies and practices with respect to senior executive officers and directors of the Company and makes its recommendations to the board. The board of directors may also establish other committees to assist in the discharge of its responsibilities.

FORMAN EMPLOYMENT AGREEMENT

    Mr. Sam Forman is employed pursuant to an employment agreement (the "Forman Employment Agreement") with the Company. Under the terms of the Forman Employment Agreement, which expires in August 2002, Mr. Forman is entitled to receive as compensation a base salary of $600,000 per year, which shall be adjusted annually in accordance with the federal cost of living index. Mr. Forman received, in connection with the Forman Employment Agreement, Series C Warrants, which entitle him to purchase 15% of the Common Stock, subject to dilution only by the Series A Warrants and by certain options to purchase Common Stock that may be granted to certain employees and directors of the Company. The Series C Warrants have the following exercise prices: (1) the Series C-1 Warrants have an exercise price which represents a recovery to the holders of general unsecured claims under the Plan (a "Recovery") of 40%; (ii) the Series C-2 Warrants have an exercise price which represents a Recovery of 70%; and (iii) the Series C-3 Warrants have an exercise price which represents a Recovery of 90%; PROVIDED FURTHER that, notwithstanding the foregoing, if, for any consecutive ten trading days during the five-year term of the Series C Warrants, the product of the average value per share of the Company's Common Stock times the number of outstanding shares of such Common Stock (including shares reserved for Warrants other than the Series C Warrants) exceeds $200 million, then the exercise price of the Series C-1 Warrants shall be zero. Mr. Forman is also entitled to receive certain severance benefits if, among other things, (i) any person or entity acquires beneficial ownership of 51% or more of the Common Stock (including Common Stock subject to options and warrants) following the Effective Date, (ii) Mr. Forman's designee (the "Forman Designee") to serve on the Company's Board of Directors is removed from or not elected to the Company's Board of Directors, or (iii) Mr. Forman resigns from the Company following certain specified events. Mr. Forman may terminate the Forman Employment Agreement at any time upon sixty days' written notice to the Company's Board of Directors.

LIMITATIONS ON LIABILITY; INDEMNIFICATION

    The Company's articles of incorporation, which have been amended and restated pursuant to the Plan of Reorganization, provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty. The Articles of Incorporation, however, do not eliminate or limit the liability of a director for, among other things, (i) a breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) failing to vote against or consenting to an unlawful distribution, or (iv) any transaction from which the director derived an improper personal benefit.

                             CERTAIN RELATIONSHIPS

    Mr. Sam Forman is chairman of the board of directors and owns, together with his family, 70% of the voting securities of Forman Enterprises. Forman Enterprises owns and operates 73 factory outlet stores that sell casual apparel similar to that sold by the Company. The Forman Employment Agreement provides that Mr. Forman must devote substantially all of his working time to the performance of his responsibilities as chief executive officer of the Company. Mr. Forman's sons, Brett Forman and Richard Forman, have relationships with both the Company and Forman Enterprises. Brett Forman is a member of the board of directors, a shareholder, and a nonemployee president of Forman Enterprises but devotes substantially all of his time to the performance of his responsibilities as executive vice president and a director of the Company. Richard Forman is an employee but not an officer of the Company. Richard Forman also owns voting securities of Forman Enterprises.

    To take advantage of operating synergies and reduce the Company's corporate overhead, the Company has engaged Forman Enterprises to perform certain consulting services for the Company. In August 1997, with the approval of the Bankruptcy Court, the Company entered into a Consulting Agreement with Forman Enterprises (the "Consulting Agreement"), pursuant to which Forman Enterprises provides the Company with sourcing, merchandising, budgeting, store management, and related services. Howard Katcher, the chief operating officer of Forman Enterprises, Amaz Zivony, the vice president of sourcing of Forman Enterprises, and Wendy Forman, the vice president of merchandising and a shareholder of Forman Enterprises, will each provide services to the Company primarily related to the sourcing of merchandise, spending, respectively, 50%, 75%, and 75% of their working time to perform such services on behalf of the Company. Wendy Forman is the daughter of Sam Forman. The Company will reimburse Forman Enterprises for 50%, 75%, and 75%, respectively, of Messrs. Katcher and Zivony's and Ms. Forman's salary and benefits payable by Forman Enterprises. In 1997, the Company purchased

$1,666,827 of merchandise and paid consulting fees and related expenses of $321,739 to Forman Enterprises; in 1998, such payments are expected to result in an aggregate payment of approximately $750,000. The Consulting Agreement provides for an additional payment of $40,000 per month by the Company to reimburse Forman Enterprises for the consulting services referenced above other than those being performed by Messrs. Katcher and Zivony and Ms. Forman, from which will be deducted a $5,000 payment from Forman Enterprises to the Company to pay Forman Enterprises's share of rent expense for the Company's New York office.

    Thirty percent of the equity of Forman Enterprises is owned by Mr. Larry Ashinoff. Coronet an entity controlled by Mr. Ashinoff, sells merchandise to both the Company and Forman Enterprises. In addition, Forman Enterprises and the Company utilize many of the same suppliers. During 1997, payments for merchandise to Coronet totaled approximately $762,000.

    These relationships pose a potential conflict of interest. The Company believes that the potential for a conflict of interest is minimized because (i) Forman Enterprises is not, for the most part, a mall-based retailer, (ii) the overlap in suppliers could strengthen the Company's ability to acquire goods at a low cost in furtherance of its business strategy, and (iii) the Consulting Agreement is at least as advantageous to the Company as would an arrangement for similar consulting services entered into with an unaffiliated third party.

    In 1997, the Company engaged Felenstein Koniver & Associates ("FKA"), to act as a real estate consultant to the Company at (i) a consulting fee of $3,000 per month plus (ii) a success fee of $3,000 for each lease completed by the Company and arranged by FKA. In fiscal year 1997, the Company entered into 27 leases that were arranged by FKA and total payments to FKA totaled $117,219. As noted above, Mr. Felenstein, a member of the Company's board of directors, is a principal of FKA.

    During 1997, prior to their retention after the Effective Date by the Company, Eaton & Van Winkle represented Sam Forman and Forman Enterprises on certain matters. Eaton & Van Winkle has continued since the Effective Date to represent Sam Forman and Forman Enterprises on certain matters.

    The Audit Committee of the Board of Directors is monitoring and will continue to monitor these relationships.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning the beneficial
ownership of shares of Common Stock on            , 1998, by: (i) each
stockholder known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock (ii) each director of the Company, (iii) each Named Executive Officer, (iv) and all directors and current executive officers as a group.

                                                                                        SHARES BENEFICIALLY OWNED
                                                                                       ----------------------------
                                                                                        AMOUNT AND
                                 NAME AND ADDRESS OF                                     NATURE OF    PERCENTAGE OF
                                  BENEFICIAL OWNER                                     OWNERSHIP(1)     CLASS(2)
-------------------------------------------------------------------------------------  -------------  -------------
Dean Witter High Yield Securities, Inc.(3)...........................................
Dean Witter Diversified Income Trust(3)..............................................
                                                                                       [To be completed by
Dean Witter Variable Investment Series--High Yield Portfolio(3)......................  amendment.]
High Income Advantage Trust(3).......................................................
High Income Advantage Trust II(3)....................................................
High Income Advantage Trust III(3)...................................................
Dean Witter Select Dimensions Investment--The Diversified Income Portfolio(3)........
Sam Forman...........................................................................    1,176,470(4)
Brett D. Forman......................................................................       --             --
John S. Belisle......................................................................       --             --
Marshall E. Felenstein...............................................................       --             --
Faith Larsen.........................................................................       --             --
John R. Meinert......................................................................       --             --
M. Brent Stevens.....................................................................
Directors and Named Executive Officers as a group....................................    1,176,470(4)

(1) In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding.

(2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) The Company has been advised that none of the holders listed above beneficially owns individually more than 5% of the outstanding shares of
    Common Stock. Nevertheless,        of the        shares of Common Stock held
    by each of the listed holders are held pursuant to [shared voting and
    investment power with [Dean Witter        ,] an affiliate[, and        such
    shares are held pursuant to shared voting and investment power with        ,
    a wholly-owned subsidiary].

(4) Represents the vested portion of Series C Warrants issued to Mr. Sam Forman. See Note 1 to Summary Compensation Table and "Forman Employment Agreement."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Private Notes were sold by the Company on October 29, 1997 (the "Issue Date") to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently sold the Private Notes to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act

("Rule 144A"), in reliance on Rule 144A. As a condition to the initial sale of the Private Notes, the Company and the Initial Purchaser entered into the Registration Rights Agreement dated as of October 29, 1997. Pursuant to the Registration Rights Agreement, the Company agreed that it would use its best efforts to (i) file with the Commission within 120 days after the Issue Date a registration statement under the Securities Act with respect to the Exchange Offer and (ii) cause such Registration Statement to become effective under the Securities Act within 180 days after the Issue Date. The Company agreed to issue and exchange Exchange Notes for all Private Notes validly tendered and not withdrawn before the expiration of the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

    The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

    As of the date of this Prospectus, $85,000,000 in aggregate principal amount of the Private Notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Solely for reasons of administration, the Company has fixed the close of business on March 1, 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining holders of the Private Notes entitled to participate in the Exchange Offer.

    Holders of the Private Notes do not have any appraisal or dissenters' rights under the Minnesota Business Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder.

    The Company shall be deemed to have accepted validly tendered Private Notes when, and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Company.

    Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
         , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the terms "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) issue a press release or other public announcement which shall include disclosure of the approximate number of Private Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

RESALE OF THE EXCHANGE NOTES

    With respect to the Exchange Notes, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder who exchanges Private Notes for Exchange Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate in a distribution of the Exchange Notes, and who is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights

Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 180 days after the Registration Statement is declared effective. See "Plan of Distribution."

    Each Holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Private Notes or Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

    The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner(s) of the Private Notes whose Private Notes are held through a broker, dealer, commercial bank, trust Company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instruction" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust Company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Notes.

    In connection with any tender of Private Notes in definitive certified form, if the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Private Notes.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Company in his sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities in connection with tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

    While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

    By tendering Private Notes pursuant to the Exchange Offer, each holder of Private Notes will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE NOTES

    If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or nonexchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer in to the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes (if applicable) and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date.

    To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Private Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS

    All registration rights under the Registration Rights Agreement accorded to holders of the Private Notes (and all rights to receive additional interest in the event of a Registration Default as defined therein) will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligation for a period of up to 180 days after the Registration Statement is declared effective to keep the Registration Statement effective and to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired for its own account as a result of market-making or other trading activities.

EXCHANGE AGENT

    First Trust National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                       By Facsimile:
                                 (For Eligible Institutions
           By Mail:                        Only)               By Hand or Overnight Courier
     First Trust National              (612) 244-1537              First Trust National
          Association                                                  Association
    180 East Fifth Street          Confirm by Telephone:          180 East Fifth Street
  St. Paul, Minnesota 55101            (612) 244-1215           St. Paul, Minnesota 55101
    Attention: Specialized                                        Attention: Specialized
            Finance,                                                     Finance,
        4th Floor                                             4th Floor

    First Trust National Association also serves as Trustee under the Indenture.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

    The expenses to be incurred in connection with the Exchange Offer, including registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees, and printing costs, will be paid by the Company.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

    Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

    Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged or otherwise transferred except (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

    For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Notes.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to an Indenture (the "Indenture") among the Company, the Subsidiary Guarantors (as defined), and First Trust National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes and the Registration Rights Agreement are subject to all such terms, and holders of the Notes are referred to the Indenture, the Registration Rights Agreement and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the

Registration Rights Agreement, including the definitions contained therein. Copies of the proposed forms of Indenture and Registration Rights Agreement have been filed as part of the registration statement covering the Notes. Copies are also available from the Company and the Initial Purchaser upon request. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

    The Notes will be senior unsecured obligations of the Company. The Notes will rank senior in right of payment to all present and future subordinated indebtedness of the Company and PARI PASSU in right of payment with all present and future unsubordinated indebtedness. The Notes will be effectively subordinated to all existing and future secured indebtedness of the Company, including indebtedness under the Senior Credit Facility, to the extent of the value of the assets securing such indebtedness. As of the Effective Date, the Company had an aggregate of $99.0 million of outstanding indebtedness (excluding approximately $35.6 million of letters of credit and bankers' acceptances), of which approximately $12.3 million was indebtedness under the Senior Credit Facility.

PRINCIPAL, MATURITY, AND INTEREST

    The Notes are limited in aggregate principal amount to $85 million and will mature on November 1, 2004. Interest will be payable on the Notes in cash at the rate per annum of 12 3/4%, semi-annually in arrears, on each November 1 and May 1, to holders of record on the immediately preceding October 15 and April 15, respectively, commencing on May 1, 1998. Cash interest will be computed on the basis of a 360-day year, consisting of twelve 30-day months. Interest on the Notes will increase from time to time if the Company fails to fulfill its obligations under the Registration Rights Agreement. In that regard, the Company informed the Trustee on February 26, 1998 that the Company had not filed by the Filing Date (this and the other capitalized terms used in this sentence without definition are defined in the Registration Rights Agreement) either the Exchange Registration Statement or the Initial Shelf Registration Statement; accordingly, Additional Interest will accrue on the Notes until either such registration statement has been filed and all other applicable Registration Defaults, if any, have been cured.

    The Notes will be payable both as to principal and interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in registered form only, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

SECURITY ACCOUNT

    In order to secure the Company's obligations with respect to the first three scheduled interest payments under the Notes, the Company has deposited in the Security Account to be held by the Trustee, as security agent (the "Security Agent"), pursuant to the terms and conditions of the Indenture and the Security Agreement (as defined herein), certain Pledged Securities acquired by the Company upon consummation of the Private Note Offering with a portion of the net proceeds from the sale of the Notes in an amount equal to approximately $15.5 million. The funds in the Security Account have been invested by the Security Agent in Pledged Securities. The amount of Pledged Securities purchased depended on the interest rates on government securities prevailing at the time of purchase.

    Interest earned on the Pledged Securities will be added to the Security Account. The Pledged Securities and Security Account will also secure the repayment of the principal amount and premium, if any, on the Notes to May 1, 1999.

    The funds in the Security Account will be applied to satisfy the Company's obligations to pay interest on the Notes to May 1, 1999. Under the terms of the Security Agreement, after all scheduled interest payments on the Notes to May 1, 1999 have been made, any remaining Pledged Securities and proceeds thereof, if any, will be released from the Security Account to the Company.

GUARANTEES

    CSS, whose only assets consist of certain service marks of the Company, has entered into a supplemental indenture pursuant to which it guarantees the repayment of the Notes (the "CSS Guarantee"). The repayment of the Notes will also be unconditionally and irrevocably guaranteed, jointly and severally, by all Restricted Subsidiaries of the Company formed after the Closing Date (together with CSS, the "Subsidiary Guarantors"). The Indenture provides that, as long as any Notes remain outstanding, any Subsidiary Guarantor shall enter into a supplemental indenture and guarantee repayment of the Notes (each, including the CSS Guarantee, a "Subsidiary Guarantee"). The Subsidiary Guarantee of each Subsidiary Guarantor will rank pari passu in right of payment to all existing and future unsubordinated indebtedness of such Subsidiary Guarantor. The Subsidiary Guarantee will be effectively subordinated to secured indebtedness of the Subsidiary Guarantor, including indebtedness outstanding under the Senior Credit Facility, in each case, to the extent of the assets securing such indebtedness.

    The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Company for reimbursement and any claim against any other Subsidiary Guarantor for contribution. Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants-- Mergers, Consolidations or Sale of Assets" and "--Certain Covenants --Asset Sales." If all the capital stock of a Subsidiary Guarantor is sold (including by way of merger or consolidation) by the Company and the sale complies with the provisions set forth in "--Certain Covenants --Asset Sales," the Subsidiary Guarantee with respect to such Subsidiary Guarantor will be released. Any Subsidiary Guarantor may cease to be a Subsidiary Guarantor, and the Subsidiary Guarantee of such Subsidiary Guarantor will terminate at any time that the Board of Directors designates such Subsidiary Guarantor as an "Unrestricted Subsidiary," as provided below.

OPTIONAL REDEMPTION

    The Notes are not subject to any mandatory redemption provisions or sinking fund payments. Except as described below, the Notes are not redeemable at the Company's option prior to November 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2001..............................................................................    106.3750%
2002..............................................................................    103.1875%
2003 and thereafter...............................................................         100%

    Notwithstanding the foregoing, prior to November 1, 2001, the Company may redeem, at its option, up to one-third of the principal amount of outstanding Notes at a redemption price equal to 112.75% of their principal amount on the redemption date, plus accrued and unpaid interest thereon to the redemption date, with all or a portion of the net proceeds of an offering of Capital Stock (other than Disqualified

Stock) of the Company; provided, that (i) at least two-thirds of the original principal amount of the Notes are outstanding immediately following such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of such offering of Capital Stock of the Company. The restrictions on optional redemptions set forth in the Indenture do not limit the Company's right to make open market or privately negotiated purchases of the Notes from time to time.

    If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate, provided that Notes with a principal amount of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on the Notes or portions of Notes called for redemption.

REPURCHASE UPON CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Company will be required to notify the Trustee in writing thereof and to offer to repurchase all or any part (equal to $1,000 of principal or an integral multiple thereof) of each holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest thereon, if any, through the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest;
(4) that, unless the Company defaults in the payment of the Change of Control Payment, on and after the Change of Control Payment Date, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest;
(5) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased amount of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount equal to $1,000 or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Repurchase upon Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Repurchase upon Change of Control" provisions of the Indenture by virtue thereof.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the

Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the amount of the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases. The Company's failure to comply with the covenant described above, including failure to pay the repurchase price, will be an Event of Default under the Indenture.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) voluntarily purchase, redeem, decease or otherwise acquire or retire for value any other Indebtedness (other than Indebtedness under the Senior Credit Facility or Indebtedness evidenced by the Notes or the New Notes) that is PARI PASSU with or subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) immediately after giving effect to such transaction, on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph under "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

        (c) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture, is less than the sum of (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the net cash proceeds received by the Company from the issuance or sale of Equity Interests of the Company (other than Equity Interests sold to a Restricted Subsidiary or Affiliate of the Company and other than Disqualified Stock) after the date of the Indenture and on or prior to the time of such Restricted Payment, plus (z) 100% of the net cash proceeds received by the Company from the issuance or sale, other than to a Restricted Subsidiary or Affiliate of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of the Indenture and on or prior to the time of such Restricted Payment. For purposes of this clause (c) the amount of any Restricted

    Payment paid in property other than cash shall be the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company (and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee); and

        (d) at least two fiscal quarters shall have elapsed since the Effective Date.

    The foregoing provisions will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of any of the following: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Indebtedness or Equity Interests of the Company in exchange for, or solely out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary or other Affiliate of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the redemption, repurchase or payoff of Purchase Money Obligations required to be repaid with the proceeds of the sale of the asset financed by such indebtedness; (iv) the redemption, repurchase, defeasance or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any officer or employee of the Company or its Subsidiaries; PROVIDED, HOWEVER, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause (v) on or after the date of the Indenture shall not exceed $2.5 million, except for any such repurchases, redemptions and other acquisitions and retirements funded with insurance proceeds or proceeds received in connection with the issuance of Equity Interests of the Company and its Restricted Subsidiaries, which shall not be subject to such limitation; (vi) the purchase, redemption, defeasance or other acquisition or retirement of Series A Warrants, Series B Warrants or Series C Warrants, in each case to the extent required by the terms of the agreement or agreements relating thereto or governing the terms thereof as in effect on the Closing Date; (vii) distributions required under the Plan of Reorganization or (viii) payments or distributions to dissenting stockholders required by applicable law pursuant to and in connection with transactions permitted under the terms of the Indenture.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available financial statements.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock, if (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect on a pro forma basis to such incurrence or issuance and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to 2.5:1, determined on a pro forma basis as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale in an amount at least equal to the fair market value of the assets sold or otherwise disposed of (A), as determined in good faith by the Company's Board of Directors (as set forth in a resolution of such Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) with respect to any Asset Sale pursuant to which at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition or (B) with respect to any other Asset Sale, as determined by an Independent Financial Advisor (as evidenced by a favorable opinion delivered by such Independent Financial Advisor to the Trustee as to (x) the adequacy of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale and (y) the fairness, from a financial point of view, of such Asset Sale); and (ii) upon the consummation of an Asset Sale, the Company shall (I) apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of such Asset Sale either (A) to repay any Indebtedness secured by the assets involved in such Asset Sale or outstanding Indebtedness under the Senior Credit Facility, in each case, together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries ("Replacement Assets"), or (C) to effect a combination of repayment and investment permitted by the foregoing clauses (ii)(I)(A) and
(B) or (II) (A) enter into a definitive written agreement, within 150 days of such Asset Sale, committing it, subject to conditions customary in such agreements, to apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of such Asset Sale to an investment in Replacement Assets or (B) effect a combination of repayment and investment permitted by the foregoing clauses (ii)(I)(A) and (B) and
(ii)(II)(A). On (i) the 181st day after an Asset Sale, (ii) if a definitive written agreement relating to an investment in Replacement Assets was entered into within 150 days of such Asset Sale, on the 271st day after such Asset Sale or such earlier date on which such definitive agreement is for any reason terminated or (iii) such earlier date as the Board of Directors of the Company or of such Restricted Subsidiary determines to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (ii)(I) and (ii)(II) of the immediately preceding sentence, in each case as applicable (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (ii)(I) or (ii)(II) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of Notes on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation or Sale of Assets" below, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Each Net Proceeds Offer will be mailed to the record holders of Notes as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Notes in whole or in part (in integral multiples of $1,000 principal amount) in exchange for cash. To the extent holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

    There can be no assurance that sufficient funds will be available at the time of any Net Proceeds Offer to make required repurchases.

    LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not cause or permit any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than Permitted Liens); PROVIDED, HOWEVER, such covenant shall not prohibit the disposition (by sale, merger or otherwise) of all the Capital Stock of a Restricted Subsidiary; provided any Net Cash Proceeds therefrom are applied in accordance with the covenants described under "-- Asset Sales."

    LIENS. The Indenture will provide that neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, incur, any Lien, except Permitted Liens, on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restrictions on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (1) applicable law; (2) the Indenture, Notes or Senior Credit Facility; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) agreements existing on the Closing Date to the extent and in the manner such agreements are in effect on the Closing Date; or (5) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or (4).

    MERGER, CONSOLIDATION OR SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another corporation, Person or entity unless (i) the Company is the surviving corporation, or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Registration Rights Agreement and, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; (iii) immediately after such transaction (including giving effect to any Indebtedness and Acquired Debt incurred or expected to be incurred in connection with or in respect of such transaction and to any assumption required by clause (ii) above) no Default or Event of Default exists;
(iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indenture and will have a Fixed Charge Coverage Ratio, determined on a pro forma basis, greater than or equal to the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction and
(v) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel (with respect to which opinion such counsel may rely solely as to matters of fact on an Officers' Certificate), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection with such transaction comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale, or otherwise in a single transaction or series of transactions) of all or substantially all the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

    Each Restricted Subsidiary (other than any Restricted Subsidiary whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the Indenture in connection with any transaction made in compliance with the provisions of "-- Asset Sales") will not, and the Company will not cause or permit any Restricted Subsidiary to, consolidate with or merge with or into any Person (other than the Company or any Restricted Subsidiary of the Company), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, other than to the Company or any other Restricted Subsidiaries unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Restricted Subsidiary), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all the obligations of the Restricted Subsidiary on the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of the first paragraph of this covenant. Any merger or consolidation of a Restricted Subsidiary with and into the Company (with the Company being the surviving entity) or another Restricted Subsidiary need only comply with clause (iv) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services or the entering into any contract, agreement, understanding, loan, or guarantee) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the next succeeding paragraph and (y) Affiliate Transactions and each series of related Affiliate Transactions that are similar or part of a common plan, having an aggregate value of less than $2 million; provided that such transactions are on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

    The restrictions set forth in the preceding paragraph shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by the Indenture; and (iii) Restricted Payments not prohibited by the Indenture.

    SUBSIDIARY GUARANTEES. The Indenture will provide that as long as any Notes remain outstanding, any Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel, subject to customary exceptions, that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

    Any Restricted Subsidiary may cease to be a Subsidiary Guarantor and the Subsidiary Guarantee of such Restricted Subsidiary will terminate at any time that the Board of Directors of the Company designates such Restricted Subsidiary as an "Unrestricted Subsidiary," as provided below. As of the Closing Date, the Company has one Subsidiary, CSS, whose only assets are certain service marks of the Company. See "Business --Trademarks and Service Marks." After the Chapter 11 case of CSS has been dismissed by the Bankruptcy Court, CSS shall agree to guarantee payment of the Company's obligations under the Notes and the Indenture. While the Company believes that its service marks as a whole are of material importance to its business, such service marks have minimal value as a source of funds or assets underlying any Subsidiary Guarantee executed by CSS.

    If all the Capital Stock of any Restricted Subsidiary is sold to a Person (other than the Company or any of its Restricted Subsidiaries) and the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under "-- Asset Sales," then such Restricted Subsidiary will be released and discharged from all of its obligations under its Subsidiary Guarantee of the Notes and the Indenture.

    CONDUCT OF BUSINESS. Neither the Company nor any of its Restricted Subsidiaries will engage in any businesses other than (a) the business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Closing Date or (b) any business reasonably related and complimentary to any business described in clause (a) above.

    REPORTS. So long as any Notes are outstanding, the Company will furnish to the holders of Notes all quarterly and annual financial information and other reports filed with the Commission pursuant to the Exchange Act and, whether or not the Company is required to file any financial information with the Commission, will furnish to the holders of the Notes and to prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes under Rule 144A. From and after the date of effectiveness of any registration statement filed with the Commission with respect to the Notes, the Company will furnish to the holders of Notes such quarterly, annual or other reports or information that is required to be filed with the Commission.

    KEY MAN LIFE INSURANCE. The Company shall use commercially reasonable efforts to obtain, not later than 30 days after the Closing Date, and to maintain, for so long as the Notes are outstanding, key man life insurance upon the life of Sam Forman, the Company's chief executive officer, and any successor chief executive officer of the Company, or other senior executive officer of the Company performing similar functions, with the death benefit thereunder payable to the Company in an amount not less than $10,000,000. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, except that the Company may incur Permitted Liens on such insurance and proceeds.

PAYMENTS FOR CONSENT

    Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for, or as inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes then outstanding that consent, waive or agree to amend any of such terms or provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 10 days by the Company in the payment when due of interest on the Notes; (ii) default by the Company in payment of principal (or premium, if any) on the Notes when due, redemption, by acceleration or otherwise, including any default in the performance or breach of the provisions described under "-- Repurchase Upon Change of Control," "-- Asset Sales" and "-- Merger, Consolidation or Sale of Assets"; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes and the default continues for a period of 30 days following receipt by the Company of a written notice specifying the nature of such failure; (iv) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the date of the Indenture, if (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness and the default continues for a period of 30 days or (B) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $2 million in the aggregate, and the default continues for a period of 10 days after the Company has received written notice specifying the default from the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes; (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance Company has accepted full liability in writing) aggregating in excess of $2 million which judgments are not stayed or discharged within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and (viii) except as permitted under the Indenture, any Subsidiary Guarantee for any reason ceases to be in full force and effect or becomes or is declared to be null and void, unenforceable or invalid or any Restricted Subsidiary denies its obligations under its Subsidiary Guarantee.

    If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may by written notice declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trustee power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the holders of all the Notes (a) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Note affected or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

    The Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Warrant Agreement or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive certain liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES

    If the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of the Notes or the date of redemption of all the outstanding Notes, as trust funds in trust, money or direct non-callable obligations of or guaranteed by the United States of America in an amount sufficient (as to principal, premium (if any) and interest, but without reinvestment thereof) to pay timely and discharge the principal amount of and premium, if any, and accrued cash interest on the Notes to redemption or maturity, as the case may be, and comply with certain other conditions required by the Indenture, the Indenture shall cease to be of further effect as to all outstanding Notes (except, among other things, as to (i) remaining rights of registration of transfer and substitution and exchange of the Notes, (ii) rights of holders to receive payment of principal of and interest on the Notes and (iii) the rights, obligations and immunities of the Trustee) and the Subsidiary Guarantees will be discharged. Such trust may only be established if (i) the Company has delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, after the passage of 90 days following the deposit, the trust funds will not be subject to section 547 of the Bankruptcy Code or any similar federal or state law for the relief of debtors, (iii) no Default or Event of Default shall have occurred or be continuing, and (iv) certain other customary conditions precedent are satisfied.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a date fixed for redemption of Notes. The registered holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next succeeding paragraph, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes)(i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of, or the premium on, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or alter the provisions with respect to repurchases or redemptions of the Notes with net proceeds from Asset Sales or upon a Change of Control, (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (other than a Default in the payment of an amount due as a result of an acceleration, where such acceleration is rescinded pursuant to the Indenture),
(v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes, (vii) waive a redemption payment with respect to any Note, or (viii) modify or change any provision of the Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner which adversely affects the holders of Notes.

    Notwithstanding the foregoing, without the consent of any holder of Notes, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes or any Restricted Subsidiary's obligation under its Subsidiary Guarantee of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal right under the Indenture of any such holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Trustee under the Indenture will be First Trust National Association. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee an indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to the Company at 469 Seventh Avenue, 11th Floor, New York, New York 10018, Attention: Chris R. Decker.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definitions are provided.

    "ACQUIRED DEBT" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, excluding Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that in the case of a corporation, beneficial ownership of 10% or more of the aggregate voting power of the Voting Stock of a person shall be deemed to be control. In the case of an individual, (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family, shall be under common control with such individual. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

    "ASSET SALE" means, with respect to any transaction or series of transactions, any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all the assets of the Company as permitted under "-- Merger, Consolidation and Sale of Assets," (ii) the sale, conveyance, transfer or other disposition by the Company or any of its Restricted Subsidiaries of (x) obsolete or unusable inventory or other assets or (y) receivables generated by customer purchases in the ordinary course of business or (iii) Sale and Leaseback Transactions.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITAL LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without

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limitation, partnership interests and other indicia of ownership and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

    "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof;
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii); (v) money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million; (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (vii) money market funds investing only in U.S. Government Obligations.

    "CHANGE OF CONTROL" means the occurrence of any of the following (in one transaction or a series of transactions): (i) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company's assets to any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than to one or more Existing Holders; (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company; (iii) at any time following the first anniversary of the Effective Date, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), except for one or more Existing Holders, is or becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate ordinary voting power of the total outstanding Voting Stock of the Company; or (iv) at any time following the first anniversary of the Effective Date, with respect to the Company's Board of Directors as such board is constituted on and after the Effective Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors who are approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such 3 period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then still in office.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another person may be uncertain.

    "CLOSING DATE" means the date of original issuance of the Notes.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period and without duplication) (a) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, (b) consolidated interest expense of such person for such period, whether paid or accrued (including deferred financing costs, non-cash interest payments and the interest component of

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capital lease obligations), to the extent such expense was deducted in computing
Consolidated Net Income, and (c) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation or amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus extraordinary charges deducted in computing Net Income to the extent related to and incurred in respect of the Chapter 11 Filing, the Private Note Offering and the issuance of the New Notes; provided, that (i) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization document or any agreement, instrument, judgment or state or government regulation, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any person, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Restricted Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (a) any cash received by such person upon issuance of such preferred stock and (b) the fair market value of any non-cash consideration received by such person upon issuance of such preferred stock; provided that such value has been determined in good faith by a nationally recognized investment bank, less (x) all write-ups, subsequent to the date of the Indenture, in the book value of assets owned by such person or a consolidated Restricted Subsidiary of such person, other than (a) write-ups resulting from foreign currency translations and (B) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP, (y) all investments in persons that are not consolidated Restricted Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except such amounts arising from the issuance of the Notes), all of the foregoing determined in accordance with GAAP.

    "DEFAULT" means any event known to the Company or which should have been known to the Company after due inquiry that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock which, (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or (ii) is convertible or exchangeable at the option of the issuer thereof or any other Person for debt securities.

    "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange New Notes for the Notes.

    "EXISTING HOLDERS" shall mean, collectively, the record and beneficial holders of Common Stock that receive such Common Stock in connection with the Plan of Reorganization.

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
    "FIXED CHARGE COVERAGE RATIO" means, with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio (both the numerator and the denominator therein) shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period; PROVIDED that pro forma effect shall be given to repayments, repurchases or redemptions of Indebtedness or Preferred Stock only to the extent such Indebtedness or Preferred Stock is permanently retired (and, in the case of the Notes, surrendered to the Trustee for cancellation). In addition, in the event of any Asset Sale, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets sold and Consolidated Interest Expense shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. In the event that acquisitions, divestitures, mergers or consolidations have been made by the Company or any of its Subsidiaries subsequent to the commencement of the four-quarter period over which the Fixed Charge Coverage Ratio is being calculated, but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is being made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions, divestitures, mergers and consolidations as if such transactions had occurred at the beginning of the applicable period.

    "FIXED CHARGES" means, with respect to any person for any period, the sum of
(a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all dividend payments, whether paid in cash, assets, securities or otherwise, in the case of a person that is a Subsidiary of the Company, on any series of preferred stock of such person, and all dividend payments in respect of any series of preferred stock of the Company, whether paid in cash, assets, securities or otherwise (other than dividends payable in additional shares of the preferred stock on which such dividends are paid), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

    "INDEBTEDNESS" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or bankers' acceptances or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Rate Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Rate Swap Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

    "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized independent public accounting firm or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENTS" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of loans (including direct or indirect guarantees), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "LIEN" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

    "NET CASH PROCEEDS" means, with the respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NET INCOME" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NEW NOTES" means the Company's 12 3/4% Senior Notes due 2004, Series B, as described and 4 authenticated and issued under the Indenture.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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
    "PAYING AGENT" shall initially be the Trustee until a successor paying agent for the Notes is selected in accordance with the Indenture.

    "PERMITTED INDEBTEDNESS" means each of the following:

        (a) Indebtedness incurred by the Company and its Subsidiaries under the Senior Credit Facility in an aggregate principal amount not to exceed $130 million;

        (b) Indebtedness incurred by the Company or its Restricted Subsidiaries in connection with or arising out of Sale and Leaseback Transactions, Capital Lease Obligations or Purchase Money Obligations, PROVIDED, that the aggregate principal amount at any one time outstanding of all such Sale and Leaseback Transactions, Capital Lease Obligations and Purchase Money Obligations does not exceed $10 million;

        (c) Indebtedness of the Company represented by the Notes or the New Notes and Indebtedness of the Restricted Subsidiaries of the Company represented by the Subsidiary Guarantees (whether incurred on the Closing Date, or in connection with the Exchange Offer or any shelf registration contemplated by the Registration Rights Agreement);

        (d) Indebtedness owed by the Company to any of its Wholly-Owned Subsidiaries for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company, subject to no Lien except a Lien in favor of or for the benefit of lenders party to the Senior Credit Facility; PROVIDED that (i) any such Indebtedness of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (ii) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

        (e) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than (x) the Company or a Wholly-Owned Subsidiary of the Company or (y) the lenders party to the Senior Credit Facility or a Person acting as their agent; PROVIDED that if as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (f) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Permitted Indebtedness referred to in clauses
    (a), (b) and (c) above and outstanding Indebtedness incurred in accordance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant (other than pursuant to this definition of Permitted Indebtedness except to the extent provided in clauses (a), (b) and (c) thereof) (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable fees required to be paid and reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Notes than did the Indebtedness being Refinanced; (3) if the Indebtedness being Refinanced is Indebtedness of the Company or any Subsidiary, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or such Subsidiary;
    (4) such Refinancing Indebtedness shall have a Weighted Average Life equal or longer than, and a stated maturity which is the same or later than, that of the Indebtedness being Refinanced; and (5) the Indebtedness so Refinanced is permanently retired (and, in case of the Notes, surrendered to the Trustee for cancellation); and

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
        (g) Interest Rate Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Rate Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Rate Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Rate Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Swap Obligation relates.

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Wholly-Owned Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) Interest Rate Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vi) Investments in the Notes; (vii) Investments made by the Company or its Subsidiaries as a result of an Asset Sale made in compliance with the "Asset Sales" covenant; (viii) Investments existing on the Closing Date; and
(ix) Investments in joint ventures or other similar arrangements in an aggregate amount not to exceed $5 million.

    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (vii) Purchase Money Liens of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related Purchase Money

                                       77
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    Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and
    (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

        (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumbered documents and other property relating to such letters of credit and products and proceeds thereof;

        (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

        (x) Liens incurred in the ordinary course of business securing Interest Rate Swap Obligations, which Interest Rate Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (xi) Liens securing Acquired Debt incurred in accordance with the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock"; PROVIDED that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company;

        (xii) Liens existing on the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date;

        (xiii) Liens securing Indebtedness under the Senior Credit Facility;

        (xiv) Liens of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Subsidiary of the Company;

        (xv) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (a) are no less favorable to the holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) other than Liens securing Indebtedness under the Senior Credit Facility, do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

        (xvi) Liens on the Security Account.

    "PERSON" or "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock Company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PLEDGED SECURITIES" means the U.S. Government Obligations to be purchased by the Company and held in the Security Account in accordance with the Security Agreement.

    "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person or its Restricted Subsidiaries in respect of which a holder thereof is entitled to receive payment upon dissolution or otherwise before any payment may be made with respect to any other Capital Stock of such Person or its Restricted Subsidiaries.

    "PURCHASE AGREEMENT" means the Purchase Agreement, dated October 23, 1997, between the Company and the Initial Purchaser.

    "PURCHASE MONEY LIENS" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to Refinance Purchase Money Obligations permitted to be incurred under the Indenture, provided that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations and such Lien extends to or covers only the asset or property securing the Purchase Money Obligations being Refinanced.

    "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other person at the time such other person is merged with or into or is otherwise acquired by the Company or its Wholly Owned Subsidiaries), provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost (including the amount of reasonable expenses incurred and reasonable fees and interest required to be paid), (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition of such property or asset.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property whether owned by the Company or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITY ACCOUNT" means one or more accounts established with the Trustee pursuant to the terms of the Security Agreement for the deposit of a portion of the proceeds from the Private Note Offering and the Pledged Securities in the Security Account.

    "SECURITY AGENT" shall mean the Trustee as security agent under the Security Agreement.

    "SECURITY AGREEMENT" means the Security and Disbursement Agreement, dated as of the Closing Date, between the Trustee, as security agent, and the Company relating to the Security Account.

    "SENIOR CREDIT FACILITY" means (i) the credit facility evidenced by the Loan and Security Agreement, dated as of the Closing Date, among the Company, BankBoston Retail Finance Inc., and the lenders party thereto, and (ii) any additional or replacement credit facility entered into by the Company subsequent to the Closing Date which is permitted to be incurred under clause (a) of the definition of "Permitted Indebtedness" pursuant to which the Company and its Subsidiaries may incur Indebtedness thereunder at any time outstanding in an aggregate principal amount not to exceed $130 million, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case, as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

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    "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

    "SUBSIDIARY GUARANTOR" means CSS Trade Names, Inc. (after its Chapter 11 case is dismissed by the Bankruptcy Court) and all Restricted Subsidiaries of the Company formed after the Closing Date.

    "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (v) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, (w) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (x) the Company certifies to the Trustee that such designation complies with the "Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. GOVERNMENT OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

    "VOTING STOCK" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

    "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, with respect to any person, a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by such person or another Wholly-Owned Restricted Subsidiary of such person.

SAME-DAY SETTLEMENT AND PAYMENT

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will therefore be required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth in the next paragraph, the Securities to be sold as set forth herein will initially be issued in the form of one or more registered Global Notes (the "Global Notes") each of which will be deposited on the Closing Date with the Trustee as custodian for, and registered in the name of, a nominee of DTC (such nominee being referred to herein as the "Global Holder"). The following are summaries of certain rules and operating procedures of DTC which affect the Global Notes.

    Securities that are (A) originally issued to or transferred to (i) "institutional accredited investors" (as such terms are defined under "Notice to Investors" elsewhere herein) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or to any other persons who are not QIBs (the "Non-Global Purchasers") or (ii) except as described below, persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (B) issued as described below under "Certificated Securities, will be issued in registered form (the "Certificated Securities"). Upon the transfer to a QIB of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities will, unless the applicable Global Security has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Security representing the principal amount of Notes or number of Series A Warrants being transferred. For a description of the restrictions on the transfer of Certificated Securities, see "Notice to Investors."

    Securities originally purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary Global Note certificate and a temporary Global Warrant certificate (each a "Temporary Certificate") that will not be exchangeable for Certificated Securities until the expiration of the "40-day restricted period," within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Temporary Certificate will be registered in the name of, and held by, a temporary certificate holder (the "Temporary Certificate Holder") until the expiration of the applicable restricted period, at which time the Temporary Certificate will be delivered to the Trustee or Warrant Agent, as the case may be, in exchange for Certificated Securities registered in the names requested by the Temporary Certificate Holder. In addition, until the expiration of the applicable restricted period, transfers of interests in the Temporary Certificate can only be effected through the Temporary Certificate Holder in accordance with the requirements set forth in "Notice to Investors."

    DTC has advised the Company that it is a limited-purpose trust Company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or DTC's Indirect Participants.

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
    The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the Global Notes and (ii) ownership of the Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the DTC's Participants), DTC's Participants and DTC's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Securities will be limited to such extent. For certain other restrictions on the transferability of the Securities, see "Notice to Investors."

    So long as the Global Holder is the registered owner of any Notes, the Global Holder will be considered the sole owner of such Securities outstanding under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Securities registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or Holders thereof under the Indenture for any purpose. As a result, the ability of a person having a beneficial interest in Securities represented by a Global Note to pledge such interest to persons or entities that do not participate in DTC's system or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Accordingly, each QIB owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such QIB is not a Participant or an Indirect Participant, on the procedures of the Participant through which such QIB owns its interest, to exercise any rights of a holder under such Global Note or the Indenture.

    Neither the Company nor the Trustee nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Securities.

    Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to be beneficial owners of Notes (including principal, premium, if any and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective interests in the Global Notes in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

CERTIFICATED SECURITIES

    If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company does not appoint a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Holder of its Global Note, Certificated Securities in such form will be issued to each person that such Global Holder and DTC identify as the beneficial owner of the related Notes. In addition, subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof) in fully registered form.

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
    Neither the Company nor the Trustee shall be liable for any delay by the related Global Holder or DTC in identifying the beneficial owners of the related Securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from such Global Holder or of DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Notes to be issued).

                     CERTAIN PROVISIONS OF THE ARTICLES OF
                            INCORPORATION AND BYLAWS

    ELECTION OF DIRECTORS

    Pursuant to the Bylaws, the directors of the Company appointed pursuant to the Plan of Reorganization will hold office until the first annual meeting of the Company's shareholders and until their successors are elected and qualified. Thereafter, directors who are elected at an annual meeting of the Company's shareholders shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

    INDEMNIFICATION

    The Articles of Incorporation provide that the Company shall indemnify each director and officer of the Company to the fullest extent permitted by law.

    LIMITATIONS ON DIRECTORS' LIABILITY

    The Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Act of the State of Minnesota (the "MBCA"). These provisions will not limit the liability of directors under federal securities laws and will not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care or duty of loyalty.

                           CERTAIN PROVISIONS OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

    Certain provisions of the MBCA could thwart an unsolicited takeover of the Company. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors, and to discourage an unsolicited takeover of the Company if the Board of Directors determines that such a takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company, thus depriving the Company's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

    Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisition of voting stock of the Company (from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in any person acquiring beneficial ownership of 20% or more of the Company's voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the shareholders of the Company prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person's shares. A corporation, pursuant to a provision in its articles of incorporation or bylaws, may elect not to be governed by Section 302A.671 of the MBCA. The Company will not make such an election, and as a result, the Company will be subject to the provisions of Section 302A.671 of the MBCA following completion of the Private Note Offering.

    Section 302A.673 of the MBCA prohibits certain transactions between a Minnesota corporation and an "interested shareholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 10% or more of the outstanding voting shares of a Minnesota corporation. Section 302A.673 prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested shareholder's proportionate share ownership in the corporation) between an interested shareholder and a corporation for a period of four years after the date the interested shareholder acquired its stock unless the business combination or the acquisition of the shares is approved by an affirmative vote of a majority of a committee of all the disinterested members of the Board of Directors. A corporation, pursuant to a provision in its articles of incorporation or bylaws, may elect not to be governed by Section 302A.673 of the MBCA. The Company will not make such an election, and, as a result, the Company will be subject to the provisions of Section 302A.673 of the MBCA following completion of the Private Note Offering.

                             PLAN OF REORGANIZATION

    The Private Note Offering and the Plan of Reorganization were consummated on October 29, 1997. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1997. The Plan of Reorganization is designed to reorganize the Company's capital structure so that the Company can continue as a going concern with adequate capitalization. The Plan of Reorganization organizes the claims against and interests in the Company into seven classes. Under the terms of the Plan of Reorganization, the class consisting of general unsecured claims will receive 20,000,000 shares of Common Stock and the class consisting of preferred stock interests will receive 3,000,000 Series B Warrants, which, when exercised, will entitle the holder thereof to receive 3,000,000 shares of Common Stock. All other classes, with the exception of the class consisting of common stock interests and the class consisting of fines, penalties, and punitive damage claims, will either be reinstated or paid in full under the Plan of Reorganization using the proceeds from the Private Note Offering and amounts borrowed under the Senior Credit Facility. See

"Use of Proceeds." The class consisting of common stock interests and the class consisting of fines, penalties, and punitive damage claims will not receive a distribution of either cash or property under the Plan of Reorganization.

    The disclosure statement (the "Disclosure Statement") that relates to the Plan of Reorganization was approved by the Bankruptcy Court on August 22, 1997 and distributed to pre-petition creditors and other parties-in-interest shortly thereafter. The Disclosure Statement contains, among other things, a description of the Plan of Reorganization and information relating to the Company, its operating history, and future prospects. The Disclosure Statement also contains projections as to the future operating and financial results of the Company. The inclusion of such projections in the Disclosure Statement is required by the Bankruptcy Court. Such projections, which are subject to numerous assumptions and qualifications as set forth in the Disclosure Statement, were prepared in connection with the Disclosure Statement and not for the purpose of evaluating an investment in the Notes. The Initial Purchaser did not participate in the preparation of such projections and disclaims any responsibility therefor. Copies of the Disclosure Statement are available from Donlin, Recano & Company, Inc., 419 Park Avenue South, Suite 1206, New York, NY 10016; telephone number
(212) 481-1411.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a description of certain indebtedness of the Company outstanding as of November 1, 1997.

SENIOR CREDIT FACILITY

    As of the Effective Date, the Company entered into a revolving credit facility (the "Senior Credit Facility") with BankBoston Retail Finance Inc. and the lenders named therein. The Senior Credit Facility provides the Company with a three-year revolving line of credit in the amount of $115 million. $90 million of the availability under the Senior Credit Facility may be utilized for issuance of letters of credit and bankers' acceptances primarily to secure obligations to merchandise suppliers; provided that only $20 million of such availability may be utilized in connection with the issuance of standby letters of credit. The ability of the Company to borrow under the Senior Credit Facility or to issue letters of credit or bankers' acceptance thereunder is subject to various conditions precedent including, without limitation, accuracy of representations, compliance with covenants and absence of defaults thereunder. The amounts available to be borrowed thereunder or utilized in connection with the issuance of letters of credit or bankers' acceptances are limited to specified percentages of the value of the Company's eligible inventory, as determined under the Senior Credit Facility, ranging from 65% to 75% based upon the Company's projected seasonal working capital requirements. Availability at any time will be reduced by any amounts then borrowed under the Senior Credit Facility, as well as then outstanding amounts of letters of credit and bankers' acceptances issued thereunder.

    Interest on amounts advanced under the Senior Credit Facility will accrue, at the option of the Company, at (a) the applicable London interbank offered rate (as determined under the Senior Credit Facility) plus a margin ranging from 1.50% to 1.75% or (b) the prime rate plus a margin not to exceed 0.75%. The Senior Credit Facility contains a number of covenants and events of default customary for credit facilities of this nature, including covenants related to the financial performance of the Company and restrictions on payment of dividends by the Company. A breach of such covenants or any other default by the Company under the Senior Credit Facility could prevent the Company from making borrowings or issuing letters of credit or bankers' acceptances thereunder and result in the acceleration of the Company's obligations thereunder. The Company will be subjected to a prepayment penalty if it terminates the Senior Credit Facility prior to maturity.

    The Company's obligations under the Senior Credit Facility are secured by a lien on substantially all of the Company's assets except real property and property in the Security Account. The Senior Credit Facility will be cross-defaulted to the Notes and any other material indebtedness of the Company.

    On the Effective Date, the Company borrowed approximately $6.8 million under the Senior Credit Facility and utilized such amount, together with the net proceeds of the Private Note Offering, to repay all amounts outstanding under the Existing Credit Facility, to satisfy certain claims under the Plan of Reorganization and to pay fees and expenses related to the Plan of Reorganization and the Offering.

PRE-PETITION TAX CLAIMS

    Certain of the Company's tax liabilities incurred prior to the Chapter 11 Filing have been restructured pursuant to the Plan of Reorganization as "Priority Tax Claims." Such Priority Tax Claims have an aggregate value of approximately $1.68 million. Under the Plan of Reorganization, Priority Tax Claims are payable (i) in equal installments every three months over a period of six years with interest accruing at the rate available on 90-day United States Treasuries on the date the Plan of Reorganization is consummated or (ii) with Bankruptcy Court approval, (a) on other terms that are less favorable than those set forth in clause (i), or (b) in full on the date the Plan of Reorganization is consummated. The Company paid in full approximately $235,000 of Priority Tax Claims on the date the Plan of Reorganization was consummated and the remainder will be paid over six years in accordance with clause (i) above.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, par value $0.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. Marine Midland Bank is the transfer agent and registrar for the Common Stock. As of March 16, 1998, the 20,000,000 shares of Common Stock issued pursuant to the Plan of Reorganization constituted all of the shares of Common Stock outstanding. Under the terms of the Plan of Reorganization, the shares were issued to a Disbursing Agent to be disbursed to
creditors upon final settlement of their respective claims. As of            ,
1998,       shares have been disbursed to creditors who have settled their claims.

    Under the Plan of Reorganization, the Company also issued (i) Series A Warrants to purchase up to 2,285,718 shares of Common Stock, (ii) Series B Warrants to purchase up to an aggregate of 15% of Common Stock (subject to dilution by the Series A Warrants, the Series C Warrants described below, and options to purchase Common Stock granted to certain employees (the "Employee Options")), and (iii) Series C Warrants to Mr. Sam Forman to purchase an aggregate of 15% of Common Stock (subject to dilution by the Series A Warrants and certain Employee Options). As of the date hereof, none of the holders of the foregoing warrants or options have exercised their rights to acquire shares of Common Stock.

PREFERRED STOCK

    The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of preferred stock. In addition, the Indenture and the Senior Credit Facility contain restrictions on the Company's ability to issue certain types of redeemable or convertible capital stock.

COMMON STOCK

    The holders of the Common Stock are entitled to one vote for each share held of record and shall vote as a single class on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders' meeting for consideration of any matter is a majority of all outstanding shares entitled to vote, represented in person or by proxy. All matters will be decided by a majority of the votes cast at stockholder meetings by holders of shares present in person or by proxy who are entitled to vote.

    Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for dividends. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them, after payment of all obligations of the Company. The holders of Common Stock are not entitled to pre-emptive rights to any securities issued by the Company.

    The Company is authorized to issue additional shares of capital stock from time to time. There are no specific restrictions upon such issuances, except that the Company's Certificate prohibits the issuance of non-voting equity securities if, and only to the extent that and so long as, Section 1123 of the Bankruptcy Code is applicable and would prohibit such issuance.

                              PLAN OF DISTRIBUTION

    This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that for a period of up to 180 days after the Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes certain United States federal income tax consequences of an investment in the Exchange Notes and Series A Warrants as of the date hereof. Except where noted, it deals only with Exchange Notes and Series A Warrants held as capital assets by United States holders and does not deal with special situations, such as those of foreign persons, dealers in securities, financial institutions, life insurance companies, holders whose "functional currency" is not the U.S. dollar, or special rules with respect to integrated transactions of which the ownership of common stock is a part (such as certain hedging transactions), or certain "straddle" transactions. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in federal income tax consequences different from those discussed below.

    This discussion assumes that the Exchange Notes will be treated as debt and not equity for U.S. federal income tax purposes. The holders of the Exchange Notes and the Company must report the Exchange Notes as debt for such purposes.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. PERSONS CONSIDERING THE EXCHANGE OF THE PRIVATE NOTES FOR EXCHANGE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE SPECIFIC TO THEM AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

REGISTRATION OF THE NOTES

    The exchange of Private Notes for Exchange Notes should not be treated as a taxable transaction for United States Federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the Private Notes. Rather, the Exchange Notes received by a holder of Private Notes should be treated as a continuation of such holder's investment in the Private Notes. As a result, there should be no material United States Federal income tax consequences to holders exchanging Private Notes for Exchange Notes.

ISSUE PRICE OF THE ORIGINAL UNITS

    The issue price of the units consisting of the Private Notes and the Series A Warrants was the initial price at which a substantial portion of the units were sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers). The Company allocated a portion of the issue price of the units to the Private Notes for purposes of calculating the yield-to-maturity of the Private Notes. The issue price of the Private Notes was determined by allocating the issue price of the units between the Private Notes and the Series A Warrants based on their relative fair market values. This allocation reflected the Company's judgment as to the relative values of those instruments at the time of issuance. The allocation is binding on a holder unless such holder explicitly discloses on its tax return for the taxable year that includes the acquisition date of the unit that its allocation is different from that of the Company. The allocation was not, however, binding on the Internal Revenue Service (the "IRS"). If the Company's allocation were successfully challenged by the IRS, the issue price, original issue discount accrual on a Note, and gain or loss on the sale or disposition of a Note or Series A Warrant would be different from that resulting under the allocation determined by the Company.

TAXATION OF THE NOTES

    TAXATION OF INTEREST. Stated interest payments on the Exchange Notes will be taxable to a holder when received or accrued in accordance with such holder's method of accounting.

    ORIGINAL ISSUE DISCOUNT. The allocation of a portion of the issue price of the original units consisting of the Private Notes and Series A Warrants to such Series A Warrants resulted in the Notes having an issue price less than their principal amount. The Private Notes were therefore treated as having been issued at a discount. If a debt instrument is originally issued at a discount that is equal to or greater than a DE MINIMIS amount, the debt instrument will be treated as having OID for U.S. federal income tax purposes. The DE MINIMIS amount is an amount equal to 0.25% multiplied by the product of the debt instrument's "stated redemption price at maturity" (as defined below) and the number of complete years to maturity from the issue date. If notes are issued with OID, then each holder of notes generally will be required to include OID in income as it accrues on a yield-to-maturity basis over the term of the notes in advance of cash payments attributable to such income (regardless of whether the holder is a cash or accrual basis taxpayer). The amount of OID with respect to a note will be the excess of the stated redemption price at maturity of such note over its issue price. The stated redemption price at maturity will include all payments required to be made on the notes, whether denominated as principal or interest (other than qualified stated interest (defined generally as stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments) and other than payments subject to remote or incidental contingencies). The Company intends to treat the payment of additional interest payable if the Company fails to comply with its obligations under the Registration Rights Agreement as subject to contingencies, which treatment is binding on holders unless a holder explicitly discloses on its tax return for the taxable year that includes the acquisition date of the Private Notes that its treatment is different. The Company's treatment is not, however, binding on the IRS. The issue price of the Private Notes was determined as described above under "Issue Price of the Original Units." Such issue price carries over to the Exchange Notes upon the exchange under the Exchange Offer.

    A holder of a debt instrument that bears OID is required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year in which the debt instrument is held. The daily portions of OID are determined by allocating to each day in an accrual period the pro rata portion of the OID that is allocable to the accrual period. The amount of OID that is allocable to a future accrual period is generally equal to the excess of (i) the product of the adjusted issue price of the Exchange Notes at the beginning of the accrual period (the issue price of the Exchange Notes determined as described above, generally increased by all prior accruals of OID and decreased by the amount of any cash payment (other than qualified stated interest) previously made on the Private or Exchange Notes) and the Exchange Notes' yield-to-maturity (the discount rate, which, when applied to all payments under the Private or Exchange Notes, results in a present value equal to the issue price of the Exchange Notes) over (ii) the qualified stated interest allocable to the accrual period. In the case of the final accrual period, the allocable OID generally is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the accrual period.

    The Company will furnish annually to the IRS and to holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the Exchange Notes were held by holders.

    PREMIUM. If a holder purchased a Private Note for an amount that is greater than the Private Note's stated redemption price at maturity, such holder will be considered to have purchased such Private Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include OID in income. A holder who has exchanged a Private Note for an Exchange Note may elect to amortize such premium, using a constant yield method, over the remaining term of the Exchange Note with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. An election to amortize bond premium applies to all taxable debt obligations then owed and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

    If a holder of an Exchange Note purchased the Private Note for an amount greater than the Private Note's adjusted issue price but less than the Private Note's stated redemption price at maturity, the holder will be required to include annual accruals of OID in gross income in accordance with the rules described above; however, the amount of OID includable in income will be reduced to reflect such acquisition premium. The includable OID (as otherwise determined) will be reduced by an amount equal to the OID multiplied by a fraction, the numerator of which is such excess and the denominator of which is the OID for the period from the date of acquisition until the maturity date.

    MARKET DISCOUNT. If a holder of an Exchange Note purchased the Private Note for an amount that is less than the "revised issue price" of the Private Note at the time of acquisition, the amount of such difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. The "revised issue price" of a debt obligation generally equals the sum of its issue price and the total amount of OID includable in the gross income of all holders for periods before the acquisition of the debt obligation by the current holder (without regard to any reduction in such income resulting from acquisition premium) and less any cash payments in respect of such debt obligation (other than qualified stated interest). Under the market discount rules, a holder of an Exchange Note will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such Exchange Note at the time of such payment or disposition. If a holder makes a gift of an Exchange Note, accrued market discount, if any, will be recognized as if such holder had sold such Note for a price equal to its fair market value. In addition, the holder may be required to defer, until the maturity of the Note or, in certain circumstances, the earlier disposition of the Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Exchange Note, unless the holder elects to accrue market discount on a constant interest method. A holder of a Note may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without consent of the IRS.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE HOLDERS. The Exchange Notes will constitute applicable high yield discount obligations ("AHYDOs") since the yield-to-maturity of the Private Notes was equal to or greater than the sum of the relevant applicable federal rate (the "AFR") plus five percentage points and the Private Notes were issued with significant OID. The Company, therefore, will not be entitled to deduct OID that accrues with respect to the Notes until amounts attributable to such OID are paid. In addition, if, as may occur, the yield-to-maturity of the Notes exceeds the sum of the relevant AFR plus six percentage points (such excess portion being the "Excess Yield"), the Company's deduction for the "disqualified portion" of the OID accruing on the Notes will be disallowed. In general, the "disqualified portion" of the OID for any year will be equal to the lesser of
(i) the total yield for the year times a fraction, the numerator of which is the Excess Yield and the denominator of which is the yield-to-maturity on the Notes, and (ii) the OID for the year. Subject to otherwise applicable limitations, holders that are U.S. corporations will be entitled to a dividends-received deduction (generally at a current rate of 70%) with respect to any disqualified portion of the accrued OID to the extent that the Company has sufficient current or accumulated earnings and profits. If the disqualified portion exceeds the Company's current and accumulated earnings and profits, the excess will continue to be taxed as ordinary OID income in accordance with the rules described above in "Original Issue Discount."

    DISPOSITION OF NOTES. A holder will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of Exchange Notes equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the Notes. A holder's adjusted tax basis in an Exchange Note will generally be the cost of such Note, increased by any OID previously included in income by such holder and decreased by the amount of any amortizable bond premium used to reduce interest on the Note. Such gain or loss generally would be capital gain or loss and would be mid-term capital gain or loss if the Note was held more than one year but not more than eighteen months at the time of disposition, and long-term capital gain or loss if the Note was held for more than eighteen months at the time of disposition.

    BACKUP WITHHOLDING. Under certain circumstances, a holder may be subject to backup withholding at a 31% rate on payments received with respect to the Exchange Notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report payment of interest and dividends properly and the IRS has notified the Company that he or she is subject to backup withholding or
(iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                                 LEGAL MATTERS

    The validity of the Exchange Notes will be passed upon for the Company by Eaton & Van Winkle, 600 Third Avenue, New York, New York 10016.

                                    EXPERTS

    The consolidated financial statements of the Company as of February 1, 1997, February 3, 1996 and January 28, 1995, and for the years then ended, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The consolidated balance sheet of the Company as of November 1, 1997 included in this prospectus and elsewhere in the registration statement has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
39-WEEKS ENDED NOVEMBER 1, 1997 AND NOVEMBER 2, 1996
Report of Independent Public Accountants............................................        F-1
Audited Consolidated Balance Sheet..................................................        F-2
Unaudited Statements of Operations..................................................        F-3
Unaudited Statements of Shareholders' Equity........................................        F-4
Unaudited Statements of Cash Flows..................................................        F-5
Notes to Audited Consolidated Balance Sheet.........................................        F-7

52-WEEKS ENDED FEBRUARY 1, 1997, 53-WEEKS ENDED FEBRUARY 3, 1996, AND 52-WEEKS ENDED
  JANUARY 28, 1995
Report of Independent Public Accountants............................................       F-21
Consolidated Balance Sheets.........................................................       F-22
Consolidated Statements of Operations...............................................       F-23
Consolidated Statements of Shareholder's Equity (Deficit)...........................       F-24
Consolidated Statements of Cash Flows...............................................       F-25
Notes to Consolidated Financial Statements..........................................       F-26

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited Pro Forma Consolidated Statement of Operations for the 52-Weeks Ended
  February 1, 1997..................................................................       PF-1
Unaudited Pro Forma Consolidated Statement of Operations for the 39-Weeks Ended
  November 1, 1997..................................................................       PF-2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of County Seat Stores, Inc.:

We have audited the accompanying consolidated balance sheet of County Seat Stores, Inc. (a Minnesota corporation) and subsidiary, as of November 1, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Notes 1 and 2 to the consolidated balance sheet, effective October 29, 1997, the Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to a Reorganization Plan which was confirmed by the Bankruptcy Court on October 1, 1997. In accordance with AICPA Statement of Position 90-7, the Company adopted "Fresh Start Accounting" whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair values as of November 1, 1997.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of County Seat Stores, Inc. and subsidiary, as of November 1, 1997, in conformity with generally accepted accounting principles.

New York, New York

March 11, 1998

                                          ARTHUR ANDERSEN LLP

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                       NOVEMBER 1,
                                                                                                          1997
                                                                                                       -----------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..........................................................................   $   9,370
  Restricted cash in security account................................................................      11,687
  Receivables........................................................................................       2,736
  Merchandise inventories............................................................................      74,701
  Prepaid expenses...................................................................................       7,017
                                                                                                       -----------
    Total current assets.............................................................................     105,511
                                                                                                       -----------
Property and equipment, net..........................................................................      32,360
                                                                                                       -----------
Other Assets:
  Debt issuance costs................................................................................       7,384
  Restricted cash in security account................................................................       5,317
  Reorganization value in excess of amounts allocated to identified assets...........................      69,643
  Other..............................................................................................         420
                                                                                                       -----------
    Total other assets...............................................................................      82,764
                                                                                                       -----------
                                                                                                        $ 220,635
                                                                                                       -----------
                                                                                                       -----------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Borrowings under credit agreement..................................................................   $  12,276
  Current maturities of long-term debt...............................................................         292
  Accounts payable...................................................................................      24,581
  Accrued expenses...................................................................................      13,532
  Accrued reorganization costs.......................................................................      13,136
                                                                                                       -----------
    Total current liabilities........................................................................      63,817
                                                                                                       -----------
Long-Term Liabilities:
  Long-term debt.....................................................................................      77,353
  Other long-term liabilities........................................................................       1,400
Shareholders' Equity:
  Common stock: par value $.01 per share; 40,000,000 shares authorized, 20,000,000 issued and
    outstanding......................................................................................         200
  Paid-in capital in excess of par value.............................................................      77,865
                                                                                                       -----------
    Total shareholders' equity.......................................................................      78,065
                                                                                                       -----------
                                                                                                        $ 220,635
                                                                                                       -----------
                                                                                                       -----------

The accompanying notes are an integral part of this consolidated balance sheet.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (AMOUNTS IN THOUSANDS)

                                   UNAUDITED

                                                                                           PREDECESSOR COMPANY
                                                                                        --------------------------
                                                                                        NINE MONTHS   NINE MONTHS
                                                                                           ENDED         ENDED
                                                                                        NOVEMBER 1,   NOVEMBER 2,
                                                                                            1997          1996
                                                                                        ------------  ------------
Net sales.............................................................................   $  277,137    $  400,391
Cost of sales, includes buying and occupancy costs, and
  a special charge of $11,975.........................................................      214,799       312,693
                                                                                        ------------  ------------
    Gross profit......................................................................       62,338        87,698
Selling, general and administrative expenses..........................................       71,465        97,639
Depreciation and amortization.........................................................        6,136         8,834
Reorganization costs..................................................................       38,405        42,352
Interest expense, net.................................................................        4,019        14,069
                                                                                        ------------  ------------
    Loss before income tax (benefit) and extraordinary item...........................      (57,687)      (75,196)
Income tax (benefit)..................................................................       --              (762)
                                                                                        ------------  ------------
    Loss before extraordinary item....................................................      (57,687)      (74,434)
Extraordinary item, net of tax benefit................................................       --             2,692
                                                                                        ------------  ------------
    Net loss..........................................................................   $  (57,687)   $  (77,126)
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   UNAUDITED

                                                                                   ACCUMULATED         TOTAL
                                                                        PAID-IN      EARNINGS      SHAREHOLDERS'
                                               SHARES      PAR VALUE    CAPITAL     (DEFICIT)          EQUITY
                                            ------------  -----------  ----------  ------------  ------------------
Balance, January 28, 1995.................         1,000   $       1   $   49,789   $  (13,912)     $     35,878
  Net loss................................       --           --           --          (97,030)          (97,030)
  Redeemable preferred stock dividends and
    accretion.............................       --           --           --           (8,645)           (8,645)
  Dividend to parent......................       --           --           --           (2,102)           (2,102)
  Receivable from parent..................       --           --           --           (1,300)           (1,300)
                                            ------------       -----   ----------  ------------       ----------
Balance, February 3, 1996.................         1,000           1       49,789     (122,989)          (73,199)
  Net loss................................       --           --           --          (76,868)          (76,868)
  Redeemable preferred stock dividends and
    accretion.............................       --           --           --           (6,029)           (6,029)
  Dividend to parent......................       --           --           --           (1,051)           (1,051)
  Receivable from parent..................       --           --           --             (144)             (144)
                                            ------------       -----   ----------  ------------       ----------
Balance, February 1, 1997.................         1,000           1       49,789     (207,081)         (157,291)
  Net loss................................       --           --           --          (57,687)          (57,687)
  Redeemable preferred stock dividends and
    accretion.............................       --           --           --           --               --
  Dividend to parent......................       --           --           --           --               --
  Receivable from parent..................       --           --           --           --               --
                                            ------------       -----   ----------  ------------       ----------
Balance, November 1, 1997 (Predecessor
  Company)................................         1,000   $       1   $   49,789   ($ 264,768)     ($   214,978)
                                            ------------       -----   ----------  ------------       ----------
                                            ------------       -----   ----------  ------------       ----------
  Retirement of old common stock and
    paid-in capital and write-off of
    accumulated deficit...................        (1,000)  $      (1)  ($  49,789)  $  264,768      $    214,978
  Issuance of new common stock at par
    value.................................    20,000,000        0.01                                         200
  Paid-in capital in excess of par
    value.................................                                 66,711       --                66,711
    Series A warrants.....................                                  7,647       --                 7,647
    Series B warrants.....................                                  1,595       --                 1,595
    Additional warrant....................                                  1,912       --                 1,912
                                            ------------       -----   ----------  ------------       ----------
  Balance, November 1, 1997 (Reorganized
    Company)..............................    20,000,000   $    0.01   $   77,865       --          $     78,065
                                            ------------       -----   ----------  ------------       ----------
                                            ------------       -----   ----------  ------------       ----------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                   UNAUDITED

                                                                                        NINE MONTHS   NINE MONTHS
                                                                                           ENDED         ENDED
                                                                                        NOVEMBER 1,   NOVEMBER 2,
                                                                                            1997          1996
                                                                                        ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................................................   $  (57,687)   $  (77,126)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Reorganization costs..............................................................       20,156        38,786
    Extraordinary item................................................................       --             2,692
    Depreciation and amortization.....................................................        6,136         8,834
    Amortization of debt issuance costs...............................................          538           715
    Loss on disposal of property and equipment........................................        4,915        --
    Rent expense in excess of cash outlays............................................        1,215            12
    Deferred tax benefit..............................................................       --              (762)
    Changes in operating assets and liabilities:
      Receivables.....................................................................         (960)          635
      Merchandise inventories.........................................................       (2,073)         (269)
      Prepaid expenses................................................................        1,268           600
      Accounts payable................................................................       (5,373)       10,076
      Accrued expenses................................................................       (1,190)       (5,907)
      Current maturities of long-term debt............................................          292        --
      Other non-current assets and liabilities........................................       --               (79)
      Operating liabilities subject to compromise.....................................       --            15,968
                                                                                        ------------  ------------
        Net cash used in operating activities.........................................      (32,763)       (5,825)
                                                                                        ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) borrowings under credit agreement......................................      (26,324)        9,600
  Issuance of long-term debt..........................................................       85,000        --
  Notes payable, taxes................................................................        1,400        --
  Debt and equity issuance costs......................................................       (5,872)       (1,649)
  Dividend to parent..................................................................       --            (1,051)
  Receivable from parent..............................................................       --              (237)
  Advance to parent and capital leases................................................       --               (16)
  Restricted cash in security account.................................................      (17,004)       --
                                                                                        ------------  ------------
        Net cash provided by financing activities.....................................       37,200         6,647
                                                                                        ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................................................       (1,423)       (1,790)
  Proceeds from disposal of property and equipment....................................       --                 4
                                                                                        ------------  ------------
        Net cash used in investing activities.........................................       (1,423)       (1,786)
                                                                                        ------------  ------------
Net increase (decrease) in cash and cash equivalents..................................        3,014          (964)
Cash and cash equivalents:
  Beginning of period.................................................................        6,356         8,166
                                                                                        ------------  ------------
  End of period.......................................................................   $    9,370    $    7,202
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                                                                NINE MONTHS
                                                                                   ENDED
SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING, INVESTING AND                       NOVEMBER 1,
FINANCING ACTIVITIES                                                               1997
                                                                               -------------
NONCASH OPERATING ACTIVITIES:
  Elimination of current assets upon emergence from bankruptcy...............    $     269
  Elimination of debt issuance costs upon emergence from bankruptcy..........       (1,021)
  Elimination of liabilities subject to compromise upon emergence from
    bankruptcy...............................................................     (197,043)
  Other current liabilities upon emergence from bankruptcy...................      (15,088)
  Other long-term liabilities upon emergence from bankruptcy.................       (9,118)

NONCASH INVESTING ACTIVITIES:
  Elimination of property and equipment in connection with the
    reorganization...........................................................    $   8,160
  Establishment of reorganization value in excess of amounts allocated to
    identified assets........................................................      (69,643)
  Elimination of accumulated deficit upon emergence from bankruptcy..........      214,978

NONCASH FINANCING ACTIVITIES:
  Issuance of common stock to unsecured creditors upon emergence from
    bankruptcy...............................................................    $  66,911
  Issuance of Series B warrants to preferred shareholders....................        1,595

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 1. REORGANIZATION AND NATURE OF BUSINESS

    The accompanying consolidated balance sheet represents those of County Seat Stores, Inc. (County Seat) and its wholly-owned subsidiary, CSS Trade Names, Inc. (Trade Names) (together, the Company). The Company is a specialty apparel retailer selling both brand name and private-label jeans and jeanswear. The Company currently operates 413 stores in 41 states. The Company's 375 County Seat stores, located almost exclusively in regional shopping malls, offer one-stop shopping for daily casual wear featuring a contemporary jeanswear look. The Company's selection of popular brands includes Levi's, and its proprietary brands, County Seat, Nuovo and Ten Star. The Company also operates 14 County Seat Outlet stores offering discount pricing on special purchase and clearance merchandise and 22 Levi's Outlet stores under license from Levi Strauss & Co. (Levi Strauss) offering a full range of Levi's and Docker's off-price merchandise for both adults and children. The Company operates two Old Farmer's Almanac General Stores, a new retail concept selling products associated with American country living, under license from Yankee Publishing, Inc., the publisher of The Old Farmer's Almanac.

    The activities of Trade Names consist principally of licensing the rights to the County Seat service marks to these stores.

    On October 17, 1996, County Seat and Trade Names filed voluntary petitions for relief under Chapter 11 (Chapter 11) of Title 11 of the United States Code (the Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (the Court). The Company operated as debtors-in-possession under the jurisdiction of the Court.

    Following approval by the Court on October 17, 1996, the Company entered into a debtor-in-possession credit agreement (the DIP Credit Agreement) with a syndicate of commercial banks to provide working capital and longer-term financing through the Chapter 11 process.

    On August 22, 1997 the Company filed the "First Amended Disclosure Statement with Respect to Plan of Reorganization of County Seat Stores, Inc." (The Plan) with the Court, which was confirmed on October 1, 1997 and consummated on October 29, 1997 (Effective Date). The Plan segregated creditors into three classes--unclassified claims, unimpaired claims and impaired claims. Unclassified and unimpaired claims were satisfied by cash payments totaling $4,234,286. Additionally, a $1,520,664 security account was established to pay lease cures, disputed claims and holdback professional fees. In exchange for impaired claims of approximately $151.0 million, creditors received 20,000,000 shares of new common stock (100% of the Company's Stock) valued at $66,911,000 representing 44% recovery of their claims. Previous preferred stockholders received warrants valued at $1.595 million in exchange for their claims of $50.347 million.

    As provided for in the Plan, the Company sold $85,000,000 of 12 3/4% Senior Notes due November 1, 2004 with Series A warrants to purchase common stock (Notes). Each unit consisting of a principal amount of $1,000 contains one Series A Warrant to purchase 26.8908 shares of the Company's common stock, par value $.01 per share, at an exercise price of $.01 per share. Proceeds from the Notes after the initial discount to the underwriters of $4,250,000 and less $15,482,100 deposited into a security account to satisfy interest on the Notes to May 1, 1999, and a $125,000 fee paid to the underwriters is $65,142,900. Additionally, the Company secured a New Credit Facility (Credit Facility) with a syndicate of banks led by Bank Boston (Banks). The Company used the proceeds from the Notes and initial borrowings under the Credit Facility to pay $65,515,531 to satisfy the obligations from the DIP Credit Agreement and pay claims as described above. Also, under the Plan, the old stockholders of the Company did not receive assets of the reorganized company. Due to the Company's reorganization and the implementation of fresh start

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 1. REORGANIZATION AND NATURE OF BUSINESS (CONTINUED) reporting, (see Note 2), the consolidated balance sheet as of November 1, 1997, is not comparable to that of the predecessor company.

NOTE 2. FRESH START ACCOUNTING

    The effects of the Company's reorganization under Chapter 11 have been accounted for in the Company's balance sheet using principals required by the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Fresh Start Accounting). Fresh Start Accounting results in a revaluation of the Company's assets and liabilities as of the Effective Date to reflect the estimated fair market values of those assets and liabilities in conformity with the procedures specified by Accounting Principles Board (APB) No. 16, "Business Combinations". The valuation differences are charged to the Reorganization Value in Excess of Amounts Allocated to Identified Assets account (Excess Reorganization Value). This balance is being amortized on a straight-line basis over 15 years. After Fresh Start Accounting is applied, the Company, is in effect a new entity (Reorganized Company).

    The estimated reorganization value has been based upon an equity valuation and represents a hypothetical value that reflects the estimated intrinsic value assigned by the public markets for debt and equity securities. The estimated equity value of the company as of the Effective Date was derived from an entity equity valuation of the Company, through various valuation methodologies, prepared by an independent appraiser, including (i) an analysis of comparable publicly-traded specialty apparel retailers and (ii) a discounted cash flow analysis. The discounted cash flow analysis utilizes projected future cash flows of the Company through 2002, which were provided by the Company, and a remaining terminal value. The cash flow projections were based on estimates and assumptions about circumstances and events that have not yet occurred. As such, these estimates and assumptions are inherently subject to significant economic uncertainties beyond the control of the Company, which prevent the Company from making assurances in achieving these projections.

    The consolidated balance sheet presented herein is as of November 1, 1997, which differs from the Effective Date of the Company's emergence from bankruptcy. Management believes that the three days between October 29, 1997 and November 1, 1997 did not materially impact the presentation of Fresh Start Accounting, and as a matter of expedience and practicality reported Fresh Start Accounting as if it occurred on November 1, 1997. Since the fresh start balance sheet, presented herein, is in effect, that of the Reorganized Company, the comparable balance as of November 2, 1996 is not presented. Furthermore, the fresh start balance sheet as of November 1, 1997 is not comparable to prior periods.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 2. FRESH START ACCOUNTING (CONTINUED)
    The effect of the Plan on the Company's balance sheet using Fresh Start Accounting to the Company's consolidated balance sheet for the period ended November 1, 1997, is presented by the following:

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                           REORGANIZING BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

                                                                         REORGANIZATION FRESH
                                                          PREDECESSOR            START            REORGANIZED
                                                            COMPANY           ADJUSTMENTS           COMPANY
                                                          NOVEMBER 1,  -------------------------  NOVEMBER 1,
                                                             1997         DEBIT        CREDIT        1997
                                                          -----------  -----------  ------------  -----------
ASSETS
Total current assets....................................   $  94,094   $    11,687(a) $        270(b)  $ 105,511
Property and equipment, net.............................      32,439                          79(c)     32,360
Other assets............................................       1,821        12,321(d)        1,021(e)     13,121
Reorganization value in excess of amounts allocated to
  identified assets.....................................                    69,643(f)                 69,643
                                                          -----------  -----------  ------------  -----------
TOTAL ASSETS............................................   $ 128,354   $    93,651  $      1,370   $ 220,635
                                                          -----------  -----------  ------------  -----------
                                                          -----------  -----------  ------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under credit agreement.......................   $  70,561   $    58,285(g)              $  12,276
Current liabilities.....................................      59,382        10,749(h)        2,908(i)     51,541
                                                          -----------  -----------  ------------  -----------
Total current liabilities...............................     129,943        69,034         2,908      63,817
Long-term liabilities...................................      10,190        17,837(j)       86,400(k)     78,753
Liabilities subject to compromise.......................     201,390       201,390(l)                     --
                                                          -----------  -----------  ------------  -----------
                                                             341,523       288,261        89,308     142,570
Shareholders' equity....................................    (213,169)                    291,234(m)     78,065
                                                          -----------  -----------  ------------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............   $ 128,354   $   288,261  $    380,542   $ 220,635
                                                          -----------  -----------  ------------  -----------
                                                          -----------  -----------  ------------  -----------

------------------------

(a) Cash resulting from the Offering restricted for payment of current interest related to the debt, lease cures, disputed claims and holdback professional fees.

(b) To reflect the fair market value of current assets, pursuant to Fresh Start Accounting.

(c) To reflect the fair value of property and equipment, pursuant to Fresh Start Accounting.

(d) Reflects debt issuance costs related to the Offering, as well as cash resulting from the Offering restricted for long-term interest payments.

(e) Reflects the write-off of deferred financing fees associated with retired/extinguished debt.

(f) Reflects the reorganization value of the Company not allocable to specific, identified assets that is recorded as an intangible asset in accordance with guidance provided by the American Institute of Certified Public Accountants in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". The Company has estimated a useful life of 15 years for amortization purposes.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 2. FRESH START ACCOUNTING (CONTINUED)
(g) Reflects the repayment of the Company's Debtor in Possession Credit Agreement with funds obtained through the Offering.

(h) Reflects the repayment of undisputed administrative claims and expenses pursuant to the Plan of Reorganization and the write-off of the straight line rent liability.

(i) To record additional liabilities and reclassify certain liabilities not subject to compromise.

(j) Reflects the debt discount attributable to the value of the Series A warrants, which are attached to the debt, of approximately $7.6 million and the write down of long-term liabilities to their fair value pursuant to Fresh Start Accounting.

(k) Recording of $85 million of seven year Senior Notes that bear interest at 12 3/4% per annum with interest payable semiannually in November and May, and long-term taxes payable.

(l) Pursuant to Fresh Start Accounting, the Company eliminated its liabilities subject to compromise, including claims of preferred stockholders.

(m) Reflects the issuance of new common stock and warrants in accordance with the Plan of Reorganization, as well as the elimination of the Old Common Stock and accumulated deficit pursuant to Fresh Start Accounting.

    SECURED DEBT--The Company's secured obligation of $65,515,531 under the DIP Credit Agreement was paid in full from the proceeds of the bond sale and initial borrowings under the New Credit Facility.

    UNCLASSIFIED AND UNIMPAIRED CLAIMS--The holders of unclassified and unimpaired claims were paid $4,234,286. An escrow of $1,520,664 was established for lease cures, disputed claims and professional fee holdback, which will be paid by order of the Court through a distribution agent of the Company.

    IMPAIRED CLAIMS--Holders of $151,043,087 in impaired claims, which include $105,000,000 from old senior debt holders, $35,997,407 in lease cure claims from Lessors and $10,045,680 from other general creditors, received in exchange for their claims 20,000,000 shares of new common stock. The 20,000,000 shares represent 100% of the Company's outstanding stock. The new common stock is valued at $66,911,000 and represents a 44% recovery of their claims.

    NEW SENIOR DEBT--The Company secured Notes on the Effective Date with interest payable each May 1 and November 1, through November 1, 2004 when the principal amount, $85,000,000 is due. After the discount to the initial purchaser of $4,250,000, and associated expenses of $125,000, and $15,482,100 placed in escrow to pay the first 18 months of interest, the net proceeds from the offering are $65,142,900. Each unit has a face value of $1,000 with a stated interest rate of 12 3/4%. Additionally, Series A Warrants issued as attachments to the Notes are valued at $7.6 million and reflected as a debt discount to the Notes in the accompanying balance sheet. The discount will be amortized as additional interest expense over the life of the debt, utilizing the effective interest rate method of accounting.

    PREFERRED STOCK--The old preferred stock of the Company was retired in exchange for Series B Warrants, providing for an aggregate of 15% of the new common stock in three equal tranches exercisable over a seven-year period after the Effective Date. The first tranche price will be equal to the price per share of the stock granted to the holders of impaired claims plus an amount equal to 12% per annum from the Effective Date. The second and third tranche prices will represent a 120% and 140% recovery to the holders of impaired claims. In the event of a sale, merger or other business combination of the

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 2. FRESH START ACCOUNTING (CONTINUED)
Reorganized Company for cash within two years following the Effective Date, the Series B warrants will convert into the right to receive cash. The Series B Warrants are valued at $1.6 million and in the accompanying schedule of Shareholders' Equity.

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

All significant intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

YEAR-END

    The Company's fiscal year ends on the Saturday closest to January 31 of each year. References to 1996, 1995 and 1994 relate to the fiscal years ended on February 1, 1997, February 3, 1996 and January 28, 1995 which include 52, 53 and 52 weeks, respectively. The Company's tax year-end is the Saturday closest to July 31.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards (SFAS) No. 107 requires disclosure about the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are presented at fair value.

CASH AND CASH EQUIVALENTS

    Short-term investments having original maturities of three months or less are considered cash equivalents.

MERCHANDISE INVENTORIES

    Merchandise inventories are stated at the lower of first-in, first-out
(FIFO) cost or market, using the retail inventory method.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The useful lives are generally 25 years for buildings and improvements, 3 to 10 years for furniture, fixtures and equipment, and the remaining lease term for leasehold improvements. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts with any resulting gain or loss included in income.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Effective October 28, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 establishes accounting standards for recognizing and recording the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. The Company evaluates the recoverability of the net book value of property and equipment based on an analysis of expected cash flows. In fiscal 1997, the Company closed 137 stores as part of the Company's reorganization. Reorganization costs of $8.2 million were recorded in fiscal 1997 for the write-off of the net book value of assets disposed of, including $6.8 million related to store closings.

    Fresh Start Accounting results in a revaluation of the Company's assets and liabilities as of the Effective Date to reflect the estimated fair market values of those assets and liabilities in conformity with the procedures specified by APB Opinion 16, "Business Combinations". When fresh start accounting was applied to the property and equipment of the Company, the net book value fairly represented the fair value.

OTHER ASSETS

    Other assets consist principally of Excess Reorganization Value, debt issuance costs, restricted cash, deferred income taxes and other deferred charges. Excess Reorganization Value will be amortized on a straight-line basis over 15 years. Debt issuance and credit acquisition costs are amortized into interest expense utilizing the effective interest rate method.

STORE OPENING AND CLOSING COSTS

    Store opening costs are expensed as incurred. Costs of store closings, principally lease commitment costs, estimated future store fixed expenses and estimated losses on store asset dispositions, are provided for in the period when the decision is made to close the store.

PROVISION FOR INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 utilizes an asset and liability approach to deferred taxes which are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

EQUITY BASED COMPENSATION

    The Financial Accounting Standards Board (FASB) issued SFAS No. 123 (effective for fiscal years beginning after December 15, 1996), "Accounting for Stock-Based Compensation", which gave companies the choice to use either the fair market valuation method for accounting for stock-based compensation or the alternative method as provided by APB No. 25. Instead of assigning a fair value to the stock-based compensation, APB No. 25 records compensation expense when the first date that both the number of shares that may be issued upon exercise of the options and the exercise price are known. SFAS No. 123 disclosure requirements, however, supersede APB No. 25.

    The Company has elected to account for stock-based compensation under the provisions of APB No. 25, and provide disclosures as required by SFAS No. 123.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NEW ACCOUNTING PRONOUNCEMENTS

    In 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which revises the manner in which earnings per share is calculated. This statement is effective for both interim and annual periods after December 15, 1997. The Company intends to comply with the provisions of SFAS No. 128 after the effective date.

    Additionally, in 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which is effective for periods beginning after December 15, 1997, expands and modifies disclosure and will have no impact on the Company's reported financial position, results of operations, or cash flows.

NOTE 4: COUNTY SEAT, INC.

    On December 4, 1989, County Seat, Inc. (CSI), formed by Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) and certain members of the Company's management, acquired all of County Seat's outstanding capital stock from Carson Pirie Scott & Company. The activities of CSI consisted principally of its investment in the Company.

    Since the old common stock of the Company was canceled under the Plan and no distributions were made to CSI with respect to such interests, the Company, in effect, is no longer a subsidiary of CSI. CSI, as of the Effective Date owed the Company $4.6 million. CSI filed for Chapter 11 bankruptcy protection on the same day as the Company. The case is currently being converted to a Chapter 7 filing, and it is unlikely that there will be assets to distribute to creditors to satisfy claims after the liquidation, including the Company's claim. Accordingly, this amount has been eliminated from the Company's assets in Fresh Start Accounting.

NOTE 5: MERCHANDISE INVENTORIES

    Merchandise inventories, net of reserves, at November 1, 1997 consist of finished goods.

NOTE 6: PROPERTY AND EQUIPMENT

    Property and equipment, at November 1, 1997, consisted of the following (in thousands):

Land...............................................................................  $     766
Buildings and improvements.........................................................      2,897
Leasehold improvements.............................................................     13,301
Furniture, fixtures and equipment..................................................     14,342
Construction in progress...........................................................      1,054
                                                                                     ---------
                                                                                        32,360
Less -- Accumulated deprecation and amortization...................................         --
                                                                                     ---------
Net................................................................................  $  32,360
                                                                                     ---------
                                                                                     ---------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 7: RESERVE FOR REORGANIZATION COSTS

    Reorganization costs of $38.4 million recognized for the nine months ended November 1, 1997 consist of store closing costs ($22.8 million), corporate office and distribution center facility exit costs, ($6.1 million), and professional fees ($9.5 million), as described below. Of this amount, approximately $13.1 million is reflected as a liability for reorganization costs to be incurred as a result of the Company's reorganization plan in connection with and upon the Company's emergence from bankruptcy.

        Store closing costs - Store closing costs include 137 stores operating in a going out of business mode (GOB) in conjunction with the Company's plan of reorganization. Management records store closings in the period in which the decision to close is made. Store closing costs of $22.8 million consisted of lease rejection claims, write-off of fixed assets and other GOB store expenses. An accrual of approximately $1.9 million is included in accrued restructuring expenses at November 1, 1997 for costs attributable to stores closing after November 1, 1997.

        Facility exit costs - These costs represent the Company's decision to relocate its Minneapolis distribution center to Baltimore, Maryland and its Dallas and Minneapolis administrative operations to New York. Facility exit costs include severance to terminated employees ($2.7 million), incremental/ duplicative operating costs and wages ($1.7 million), operating lease cancellations and fixed asset write-offs ($1.7 million). The relocation of these facilities is expected to be complete during fiscal 1998. An accrual of approximately $9.5 million is included in accrued reorganization costs at November 1, 1997 for facility exit costs.

        Professional fees - These costs include legal, accounting and consulting fees incurred in connection with the Company's reorganization. Accrued professional fees of approximately $1.7 million are included in accrued reorganization costs at November 1, 1997.

NOTE 8: SPECIAL CHARGE

    A special charge of approximately $12.0 million recorded within cost of goods sold for the nine months ended November 1, 1997 relate to the liquidation of excess inventory. Non-cancelable purchase commitments made by management for 1997 Fall merchandise were based on a chain of over 500 County Seat stores. As a result of management's reorganization plan in which it closed a substantial number of unprofitable stores, the Company owned and operated only 375 County Seat stores by the Fall season of 1997. This resulted in significantly more merchandise on-hand than was needed to sell through remaining store channels. In order to liquidate this excess merchandise, the Company will recognize lower than anticipated recovery rates on this merchandise. The additional markdowns anticipated to liquidate this excess inventory represent an incremental provision in excess of the original provision normally included in cost of goods sold. The Company utilizes various methods to dispose of excess inventory, including clearance sales in existing and going out of business stores, warehouse sales and sales through jobbers. Management anticipates substantially completing this liquidation process during fiscal 1998. A markdown reserve of approximately $11.8 million was established at November 1, 1997 to be used to liquidate this excess inventory in subsequent periods.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 9: DEBT

    A.) CREDIT AGREEMENT

    On October 29, 1997, the Company entered into the Credit Agreement with a syndicate of banks, led by Bank of Boston (Banks). The Credit Agreement is funded through the Banks to provide working capital and longer-term financing. The Credit Agreement matures October 29, 2000.

    The commitment under the Credit Agreement provides for a revolving credit facility up to $115,000,000, including a $90,000,000 letter of credit facility. Availability under the Credit Agreement is limited to certain percentages of eligible inventory. Availability is reduced by any amounts drawn under the facility as well as outstanding letters of credit and bank acceptances. Borrowings under the facility are secured by the Company's assets and guaranteed by Trade Names. Trade Names was formed to hold trade names and service marks of the Company.

    Borrowing capacity under the Credit Agreement is subject to inventory levels which change during periods of the year as defined below:

FROM                                      TO               RATE
------------------------------  ----------------------     -----
October 29, 1997                December 15, 1997               75%
December 16, 1997               January 31, 1998                65%
Each February 1                 Each June 30                    70%
Each July 1                     Each December 15                73%
Each December 16                Each January 31                 65%

    At the option of the Company, interest is payable on borrowings under the Credit Agreement at a prime rate plus .75% or the London Interbank Offer Rate (LIBOR) plus 1.75%.

    The Credit Agreement contains a financial covenant which requires a fixed charge coverage ratio of 1.25:1.00 (defined as earnings before interest, taxes, depreciation and amortization (EBITDA) divided by the sum of interest paid, cash dividend payments, principal payments on capitalized leases, cash payment of taxes and capital expenditures). The fixed charge coverage ratio is be measured quarterly, commencing with the fiscal quarter ended January 31, 1998, using the preceding twelve month rolling average, provided that, for the first three such fiscal quarters ending after November 2, 1997, the calculation period for the ratio shall be the period commencing on November 3, 1997 and ending as of the end of each of such first three fiscal quarters. Other non-financial covenants limit the amount of debt of the Company and limit acquisitions.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 9: DEBT (CONTINUED)
    Loans, borrowing base and letter of credit commitments under the Credit Agreement as of November 1, 1997 are as follows (dollars in thousands):

AT PERIOD-END
Loans outstanding..................................................................  $  12,276
Borrowing base.....................................................................     83,906
Available borrowing base...........................................................     23,968
Letter of credit commitments outstanding...........................................     27,468
Bank Acceptances outstanding.......................................................      9,568

DURING THE 39 WEEK PERIOD
Days loans were outstanding........................................................        272
Maximum loan borrowing.............................................................  $  66,400
Average loan borrowing.............................................................     48,688
Weighted average interest rate.....................................................       8.72%

    In connection with securing the credit line, the Company incurred costs of $1.1 million, which will be amortized on a straight-line basis over the life of the Credit Agreement.

    B.) LONG-TERM DEBT

    GENERAL--As provided for in the Plan, the Company sold 85,000 units of "12 3/4% Senior Notes due 2004 with Series A warrants to purchase shares of common stock" on the Effective Date. Each unit has a face value of $1,000 with interest payable each May 1 and November 1, through November 1, 2004 when the principal amount, $85,000,000 is due. The Company deposited $15,482,100 of the net proceeds of the Offering into an escrow account, which, together with the proceeds from the investment thereof will pay the interest on the Notes to May 1, 1999. The net proceeds from the offering after the initial purchaser discount of $4,250,000, fees of $125,000 and the payment to the escrow account is $65,142,900.

    The value assigned to the Series A warrants represents a discount to the Notes of $7,647,000. In addition, the Company incurred debt issuance costs of $6.3 million. Both the discount to the Notes and debt issuance costs will be amortized as interest expense utilizing the effective interest rate method over the life of the Notes.

    The Notes are senior unsecured obligations of the Company, that rank senior in right of payment to all present and future subordinated indebtedness, except to the extent collateralized by a first priority security interest in the security account. The Notes were issued as a private offering, and as such cannot be traded publicly. The Company has agreed, for the benefit of all holders of the Notes, to register the Notes under the Securities Act of 1933 within 180 days of their issuance on the necessary form to effect an exchange of the private notes for public notes (Exchange Offer).

    If the Exchange Offer registration statement is not filed within 120 days following the Effective Date of the Plan, an additional interest of 0.50 % per annum over and above the stated interest of 12.75% will accrue on the Notes for the first 90 days commencing on the 120th day after the Effective Date. Additional interest of 0.50% per annum for each subsequent 90-day period will accrue. Further, if the Exchange Offer does not become effective 180 days after the Effective Date, additional interest of 0.50% per annum over

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 9: DEBT (CONTINUED)
and above the stated interest of 12.75% will accrue on the Notes for the first 90 days commencing on the 180th day after the Effective Date.

    The additional interest penalty for failing to file within 120 days and failing to become effective within 180 days may not exceed 1.50% per annum in the aggregate; and provided further, that as soon as all registration defaults have been cured additional interest on the Notes shall cease to accrue. The penalty began accruing February 25, 1998 and will be cured with the filing of the S-4.

    REDEEMABLE OPTION--The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2001 at redemption prices set below, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to November 1, 2001, the Company may, subject to certain conditions, redeem up to one-third of the principal amount of outstanding Notes with proceeds of one or more offerings of capital stock at 112.75% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. Upon a change of control, the Company is required to offer to repurchase all the then outstanding Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

    Optional Redemption:

YEAR                                                                            PERCENTAGE
------------------------------------------------------------------------------  -----------
2001..........................................................................    106.3750%
2002..........................................................................    103.1875%
2003 and thereafter...........................................................         100%

    CERTAIN COVENANTS--The Company has agreed to certain covenants upon the sale of the Notes, including the inability to declare or pay a dividend, or purchase equity of the Company. The Company will not acquire additional indebtedness or issue preferred stock. The Company is also restricted in its ability to sell the assets of the Company, and not permitted to sell any capital stock.

    The Company's wholly-owned subsidiary, Trade Names, has guaranteed the payment of the Notes.

NOTE 10: INCOME TAXES

    The Company's tax year-end is the Saturday closest to July 31. A consolidated federal income tax return is filed. For the purpose of these financial statements, the Company calculates income taxes as if it files federal and state income tax returns for its fiscal years.

    As of November 1, 1997, the Company had a net operating loss carryforward of approximately $100,000,000. The Company's reorganization or significant changes in ownership of the Company could substantially limit the use of the net operating loss carryforward.

    Under SFAS No. 109, deferred taxes are determined based on the estimated future tax effects of differences between the financial reporting and tax bases of assets and liabilities given the provisions of the enacted tax laws. The Company evaluates the recoverability of its deferred tax assets based on estimates of future operating income. Based on these estimates and in consideration of the Company's recent emergence from Chapter 11, the Company fully reserved the current deferred tax asset of $10.2 million and the non-current deferred tax asset of $4.5 million representing a total valuation reserve of $14.7 million.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 11: SHAREHOLDERS' EQUITY

    Pursuant to the Plan the Company has amended and restated the articles of incorporation and bylaws of the Company. As such, the Company's authorized capital stock consists of 40,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $.01 per share.

    COMMON STOCK--20,000,000 shares of common stock were granted to creditors holding impaired claims (see Note 2 for a further explanation). In addition, (i) shares of common stock constituting 10% of the common stock on a fully-diluted basis are reserved for issuance upon the exercise of the Series A warrants, (ii) shares of common stock constituting 15% of the common stock are reserved for issuance upon the exercise of the Series B warrants, subject to dilution by the Series A warrants, the additional warrant, the Series C warrants, and options to purchase common stock to be granted to certain employees and directors of the Company, (iii) shares of common stock constituting 15% of the common stock are reserved for issuance upon exercise of the Series C warrants (as defined herein), subject to dilution by the Series A warrants, the additional warrant, and options to purchase common stock to be granted to certain employees and directors of the Company, and (iv) share of common stock constituting 2.5% of the common stock on a fully-diluted basis are reserved for issuance upon the exercise of the additional warrant. The holders of the common stock are entitled to one vote for each share of common stock.

    PREFERRED STOCK--Preferred stock may be issued from time to time by the board of directors as shares of one or more series, subject to the provisions of the articles of incorporation. Currently, the Company has no plans to issue any shares of preferred stock.

WARRANTS

    A) SERIES A WARRANTS--Each unit of the Notes have attached a Series A warrant to purchase 26.8908 shares of the Company's common stock at an exercise price of $.01 (See Note 8: Debt, b) Long-Term Debt--for further discussion).

    B) SERIES B WARRANTS--As provided for in the Plan, old preferred stockholders received warrants to purchase 15% of the Company's common stock, exercisable over a seven-year period in three equal tranches (See Note 2 for further discussion).

    C) SERIES C WARRANTS--Pursuant to a warrant agreement between the Company and Mr. Sam Forman (Mr. Forman), Mr. Forman received on the Effective Date, warrants to purchase 15% of the common stock, subject to dilution only by the Series A Warrants and by certain options to purchase common stock that may be granted to certain directors of the Company. The warrants vest in three equal tranches. The first vested on the Effective Date, the second on the first anniversary of the Effective Date and the third on the third anniversary date.

    The exercise price of the Series C warrants for the three tranches will represent a recovery to the holders of general unsecured claims under the Plan of 40%, 70% and 90%, respectively. However, if for any consecutive ten trading days during the term of the Series C warrant the product of (i) the average value per share of the common stock and (ii) the number of shares of common stock outstanding (including shares reserved for warrants other than the Series C warrants) exceeds $200 million, the exercise price for the first tranche of Series C warrants shall be $0.

    D) ADDITIONAL WARRANT--In connection with the offering, the Company issued to the initial purchaser of the senior debt an additional Series A warrant to purchase 2.5% of the common stock on a fully-diluted basis.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 12: COMMITMENTS AND CONTINGENCIES

    A) LEASES--The Company's leases are principally for the use of retail store facilities and equipment and certain non-store equipment and are generally for a period of up to ten years. Most store leases are net leases which require the Company to pay real estate taxes, maintenance costs, insurance and other operating costs. Rent payments are based upon a combination of fixed rentals (subject to escalation) and rentals contingent upon sales levels.

    The Company can reject executory contracts, including leases, under the relevant provisions of the Bankruptcy Code. Prior to the Effective Date, the Company rejected certain leases on stores, which they intend to close subsequent to January 1998. The minimum annual rental commitments, giving effect to rejected leases, at November 1, 1997 are summarized as follows (in thousands):

YEAR                                                                              PAYMENTS
-------------------------------------------------------------------------------  -----------
1997 (13-Weeks ending January 31, 1998)........................................   $   8,625
1998...........................................................................      31,330
1999...........................................................................      27,140
2000...........................................................................      23,677
2001...........................................................................      18,646
Thereafter.....................................................................      31,683

    LITIGATION--The Company has been named as a defendant in certain legal proceedings. Although the outcome of these matters cannot be determined, the Company believes the disposition of these proceedings will not materially affect the financial position or results of operations of the Company.

    On or about September 29, 1997, RAI Credit Corporation (RAI) filed an adversary proceeding against the Company in the Court. The Company and RAI had entered into an Account Purchase and Service Agreement dated July 11, 1997 (Agreement) pursuant to which RAI had agreed to establish and service a private-label credit card program for the Company. In September 1997, the Company notified RAI that it was terminating the Agreement on the ground that RAI had materially breached and failed to perform under the Agreement. RAI's complaint alleges that the Company wrongfully terminated the Agreement and seeks compensatory damages of not less than $10,741,960 and an injunction prohibiting the Company from entering into a private-label credit card program with any entity other than RAI prior to the beginning of 1999, as well as attorneys' fees and costs.

    The Company believes that it has meritorious defenses to RAI's complaint and counterclaims against RAI, which it intends to pursue vigorously. Although the ultimate outcome of the litigation cannot be predicted at this time, management believes that any resolution of this matter will not have a material adverse effect on the Company's financial position or future results of operations.

NOTE 13: RELATED PARTY TRANSACTIONS

    Mr. Forman is chairman of the board of directors and owns, together with his family, 70% of the voting securities of Forman Enterprises. Forman Enterprises owns and operates approximately 60 factory outlets stores that sell casual apparel similar to that sold by the Company. Mr. Forman's sons, Brett Forman and Richard Forman, and his daughter, Wendy Forman, have relationships with both the Company and with Forman Enterprises.

    The Company has engaged Forman Enterprises to perform certain consulting services for the Company. The Company entered into a consulting agreement with Forman Enterprises to provide the

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

NOTE 13: RELATED PARTY TRANSACTIONS (CONTINUED)
Company with sourcing, merchandising, budgeting, store management, and related services for a payment of $40,000 per month. Certain employees of Forman Enterprises will provide such services to the Company, and the Company will reimburse Forman Enterprises for the salary of these employees for the time spent working, based on a fixed percentage. In 1997, the Company purchased $1,666,827 of merchandise and paid consulting fees and related expenses of $321,739 to Forman Enterprises.

    Thirty percent of the equity of Forman Enterprises is owned by Mr. Larry Ashinoff, (Mr. Ashinoff). Coronet, an entity controlled by Mr. Ashinoff, sells merchandise to both the Company and Forman Enterprises. In addition, Forman Enterprises and the Company utilize many of the same suppliers. During 1997, payments for merchandise to Coronet totaled approximately $762,000.

    Felenstein, Koniver & Associates (FKA) was engaged by the Company in 1997 to act as a real estate consultant to the Company for a fee of $3,000 a month. Total payments to FKA in 1997 were $117,219. Mr. Felenstein, a member of the Company's board of directors, is a principal of FKA.

    The Company's legal counsel is Eaton & Van Winkle, who also provide personal legal counsel to Mr. Forman. Work performed by Eaton & Van Winkle, includes Mr. Forman's employment contract with the Company.

NOTE 14: RETIREMENT PLAN

    The Company has an Employee 401(k) Savings Plan (the 401K Plan), which is independently administered. All employees consistently working a minimum of 20-hour weeks and completing one year of service, as defined in the plan document, are eligible to participate in the 401(K) Plan. The Company is required to match 25% of the first 6% of compensation contributed by each employee.

NOTE 15: STOCK-BASED EMPLOYEE COMPENSATION

    Pursuant to the Plan and a warrant agreement, the Company granted Mr. Forman warrants to purchase 15% of the common stock of the Company (See Note 11, --Series C Warrants). As such, these warrants represent Stock-Based Employee Compensation (Stock Compensation) as defined by APB Opinion No. 25.

    As the exercise price is not currently determinable and a measurement date did not occur, the Company is unable to record compensation expense with respect to the Series C Warrants in accordance with APB Opinion No. 25. In addition, management is unable to provide the disclosures required by SFAS No. 123 as a measurement date has not occurred.

NOTE 16: SUBSIDIARY GUARANTOR

    CSS Trade Names, Inc. (Trade Names), a wholly-owned subsidiary, owns the County Seat Stores, Inc.'s service marks and licenses the rights to the Company. Trade Names guaranteed repayment of the Notes and indebtedness arising from borrowings under the Company's Credit Agreement (see Note 9). Trade Names is not an active Company, and as such, their financial statements are not presented herein.

NOTE 17: SUBSEQUENT EVENT

    In connection with the closing of the Company's current distribution center in Brooklyn Park, Minnesota during the early summer of 1998, the Company on February 26, 1998 signed a ten-year lease agreement for a new distribution center located near Baltimore, Maryland. Aggregate base rental commitments are $11.3 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of County Seat Stores, Inc.:

    We have audited the accompanying consolidated balance sheets of County Seat Stores, Inc. (a Minnesota corporation) and subsidiary as of February 1, 1997 and February 3, 1996, and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for the fifty-two week periods ended February 1, 1997 and January 28, 1995, and the fifty-three week period ended February 3, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of County Seat Stores, Inc. and Subsidiary as of February 1, 1997 and February 3, 1996, and the results of their operations and their cash flows for the fifty-two week periods ended February 1, 1997 and January 28, 1995 and the fifty-three week period ended February 3, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas

April 24, 1997, except for

Note 15, as to which the

date is October 29, 1997

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEETS

                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
                                                      ASSETS
Current Assets:
Cash and cash equivalents...............................................................   $   6,356    $   8,166
Receivables.............................................................................       1,983        2,658
Merchandise inventories.................................................................      72,628      110,744
Prepaid expenses........................................................................       8,347       11,188
Deferred tax benefit....................................................................      --              989
                                                                                          -----------  -----------
  Total current assets..................................................................      89,314      133,745
                                                                                          -----------  -----------
Property and equipment, at cost.........................................................      90,668      120,277
Less--Accumulated depreciation and amortization.........................................     (48,787)     (61,674)
                                                                                          -----------  -----------
  Property and equipment, net...........................................................      41,881       58,603
                                                                                          -----------  -----------
Other Assets, net:
Debt issuance costs.....................................................................       1,159        3,073
Deferred income taxes...................................................................      --            2,368
Other...................................................................................         528        1,303
                                                                                          -----------  -----------
  Total other assets, net...............................................................       1,687        6,744
                                                                                          -----------  -----------
                                                                                           $ 132,882    $ 199,092
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                  LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Borrowings under credit agreement.......................................................   $  38,600    $  27,000
Current maturities of long-term debt....................................................      --               25
Accounts payable........................................................................      30,009       36,754
Accrued expenses........................................................................      11,565       19,913
Accrued income taxes....................................................................      --            3,007
Accrued restructuring expenses..........................................................       3,838       --
                                                                                          -----------  -----------
  Total current liabilities.............................................................      84,012       86,699
                                                                                          -----------  -----------
Long-term borrowings under credit agreement.............................................      --           25,000
Other long-term liabilities.............................................................       9,118       11,242
Liabilities Subject to Compromise:
Accounts payable and accrued liabilities................................................      16,089       --
Reserves for lease settlements..........................................................      25,600       --
Long-term debt..........................................................................     105,007      105,031
Redeemable preferred stock..............................................................      50,347       44,319
Commitments and contingencies
Shareholder's Equity (Deficit):
Common stock: par value $1.00 per share; 1,000 shares authorized,
  issued and outstanding................................................................           1            1
Paid-in capital.........................................................................      49,789       49,789
Accumulated deficit.....................................................................    (207,081)    (122,989)
                                                                                          -----------  -----------
  Total shareholder's equity (deficit)..................................................    (157,291)     (73,199)
                                                                                          -----------  -----------
                                                                                           $ 132,882    $ 199,092
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Net sales.....................................................    $   538,260      $   619,225      $   588,327
Cost of sales, including buying and occupancy (includes $4,311 inventory write-down charges related to restructuring in
  fiscal 1996)................................................        416,389          452,014          420,478
                                                                ---------------  ---------------  ---------------
    Gross profit..............................................        121,871          167,211          167,849
Selling, general and administrative expenses..................        126,561          132,699          119,638
Depreciation and amortization.................................         11,051           13,237           16,668
Write-off of certain long-lived assets........................        --                80,241          --
Reorganization costs..........................................         43,752          --               --
Interest expense, net.........................................         15,445           20,435           21,025
                                                                ---------------  ---------------  ---------------
    Income (loss) before income taxes and extraordinary
      items...................................................        (74,938)         (79,401)          10,518
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Income taxes..................................................           (762)           7,632            5,295
                                                                ---------------  ---------------  ---------------
    Income (loss) before extraordinary items..................        (74,176)         (87,033)           5,223
Extraordinary items, net of income tax benefit................          2,692            9,997          --
                                                                ---------------  ---------------  ---------------
Net income (loss).............................................    $   (76,868)     $   (97,030)     $     5,223
                                                                ---------------  ---------------  ---------------

  The accompanying notes are an integral part of these consolidated financial statements.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSSESSION)

           CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                                 TOTAL
                                                                                               ACCUMULATED   SHAREHOLDER'S
                                                                           PAR       PAID-IN     EARNINGS        EQUITY
                                                            SHARES        VALUE      CAPITAL    (DEFICIT)      (DEFICIT)
                                                          -----------     -----     ---------  ------------  --------------
                                                                     COMMON STOCK
                                                          -----------------------------------
Balance, January 29, 1994...............................       1,000    $       1   $  49,789   $  (13,050)   $     36,740
  Net income............................................      --           --          --            5,223           5,223
  Redeemable preferred stock dividends and accretion....      --           --          --           (6,085)         (6,085)
                                                                               --
                                                               -----                ---------  ------------  --------------
Balance, January 28, 1995...............................       1,000            1      49,789      (13,912)         35,878
  Net loss..............................................      --           --          --          (97,030)        (97,030)
  Redeemable preferred stock dividends and accretion....      --           --          --           (8,645)         (8,645)
  Dividend to parent....................................      --           --          --           (2,102)         (2,102)
  Receivable from parent................................      --           --          --           (1,300)         (1,300)
                                                                               --
                                                               -----                ---------  ------------  --------------
Balance, February 3, 1996...............................       1,000            1      49,789     (122,989)        (73,199)
  Net loss..............................................      --           --          --          (76,868)        (76,868)
  Redeemable preferred stock dividends and accretion....      --           --          --           (6,029)         (6,029)
  Dividend to parent....................................      --           --          --           (1,051)         (1,051)
  Receivable from parent................................      --           --          --             (144)           (144)
                                                                               --
                                                               -----                ---------  ------------  --------------
Balance, February 1, 1997...............................       1,000    $       1   $  49,789   $ (207,081)   $   (157,291)
                                                                               --
                                                                               --
                                                               -----                ---------  ------------  --------------
                                                               -----                ---------  ------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Cash Flows from Operating Activities:
  Net income (loss)...........................................    $   (76,868)     $   (97,030)     $     5,223
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
      Noncash reorganization costs............................         33,563          --               --
      Extraordinary items.....................................          2,692            9,997          --
      Write-off of certain long-lived assets..................        --                80,241          --
      Depreciation and amortization...........................         11,051           13,237           16,668
      Amortization of debt issuance costs and discount........            835            1,272            2,599
      Rent expense in excess of cash outlays, net.............            460              494              768
      Deferred tax provision (benefit)........................           (762)           6,500          --
      Changes in operating assets and liabilities:
        Receivables...........................................           (141)           1,534           (1,819)
        Merchandise inventories...............................         38,116          (14,473)         (13,088)
        Prepaid expenses......................................          2,841           (1,300)            (771)
        Accounts payable......................................         (6,290)          (3,307)          (2,482)
        Accrued expenses......................................         (5,610)          (2,522)           2,217
        Accrued income taxes..................................            361            1,263            3,151
        Other non-current assets and liabilities..............            (68)          (1,673)            (196)
        Operating liabilities subject to compromise...........         16,089          --               --
                                                                ---------------  ---------------  ---------------
        Net cash provided by (used for) operating
          activities..........................................         16,269           (5,767)          12,270
                                                                ---------------  ---------------  ---------------
Cash Flows from Financing Activities:
  Borrowing (repayments) under credit agreement, net..........        (13,400)          52,000          --
  Issuance of long-term debt..................................        --               104,943          --
  Debt and equity issuance costs and prepayment premiums......         (1,649)          (6,998)             (81)
  Principal payments on long-term debt and capital leases.....            (25)        (150,836)             (45)
  Dividend to parent..........................................         (1,051)          (2,102)         --
  Advance to parent...........................................           (237)            (350)            (623)
                                                                ---------------  ---------------  ---------------
        Net cash used for financing activities................        (16,362)          (3,343)            (749)
                                                                ---------------  ---------------  ---------------
Cash Flows from Investing Activities:
  Capital expenditures........................................         (1,841)         (13,199)         (14,785)
                                                                ---------------  ---------------  ---------------
  Proceeds from disposal of property and equipment............            124               16               32
                                                                ---------------  ---------------  ---------------
        Net cash used for investing activities................         (1,717)         (13,183)         (14,753)
                                                                ---------------  ---------------  ---------------
Net Decrease in Cash and Cash Equivalents.....................         (1,810)         (22,293)          (3,232)
Cash and Cash Equivalents:
  Beginning of period.........................................          8,166           30,459           33,691
                                                                ---------------  ---------------  ---------------
  End of period...............................................    $     6,356      $     8,166      $    30,459
                                                                ---------------  ---------------  ---------------
Cash Paid During the Period For:
  Interest....................................................    $    12,308      $    19,459      $    18,449
                                                                ---------------  ---------------  ---------------
  Income taxes................................................    $      (361)     $       520      $     2,144
                                                                ---------------  ---------------  ---------------

  The accompanying notes are an integral part of these consolidated financial statements.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. REORGANIZATION AND NATURE OF BUSINESS

    The accompanying consolidated financial statements represent those of County Seat Stores, Inc. (County Seat) and its wholly-owned subsidiary, CSS Trade Names, Inc. (Trade Names) (together, the Company). The Company is a wholly-owned subsidiary of County Seat, Inc. (CSI) (see Note 3).

    The Company is a specialty apparel retailer selling both brand name and private-label jeans and jeanswear. The Company currently operates 537 stores in 42 states. The Company's 500 County Seat stores, located almost exclusively in regional shopping malls, offer one-stop shopping for daily casual wear featuring a contemporary jeanswear look. The Company's selection of popular brands includes Levi's, and its proprietary brands, County Seat-Registered Trademark-, Nuovo-Registered Trademark- and Ten Star-Registered Trademark-. The Company also operates 13 County Seat Outlet stores offering discount pricing on special purchase and clearance merchandise and 21 Levi's Outlet stores under license from Levi Strauss & Co. (Levi Strauss) offering a full range of Levi's and Docker's off-price merchandise for both adults and children. The Company operates three The Old Farmer's Almanac General Stores, a new retail concept selling products associated with American country living, under license from Yankee Publishing, Inc., the publisher of THE OLD FARMER'S ALMANAC.

    The activities of CSI consist principally of its investment in County Seat. The activities of Trade Names consist principally of licensing the rights to the County Seat service marks to these stores.

    On October 17, 1996, County Seat, Trade Names and CSI each filed voluntary petitions for relief under Chapter 11 (Chapter 11) of Title 11 of the United States Code (the Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (the Court). The Company and CSI are presently operating their business as debtors-in-possession under the jurisdiction of the Court. As debtors-in-possession, the Company and CSI may not engage in transactions outside of the ordinary course of business without approval of the Court, after notice and hearing.

    Under Chapter 11, actions to enforce certain claims against the Company are stayed if the claims arose, or are based on events that occurred, on or before the petition date of October 17, 1996 (the Filing Date). Other liabilities may arise or be subject to compromise as a result of rejection of executory contracts, including leases, or the Court's determination of the allowed amount of contingent or other disputed claims. The ultimate terms of settlement of these claims will be determined in accordance with a plan of reorganization which requires the approval of impaired prepetition creditors and stockholders and confirmation by the Court. Liabilities subject to compromise (see Note 10) in the accompanying consolidated balance sheets represent the Company's estimate of liabilities as of February 1, 1997 subject to adjustment in the reorganization process.

    Following approval by the Court on October 17, 1996, the Company and CSI entered into a debtor-in-possession credit agreement (the DIP Credit Agreement) with a syndicate of commercial banks (the Banks) to provide working capital and longer-term financing through the Chapter 11 process. The Banks previously provided funding under the Company's pre-existing credit agreement and all outstanding obligations under the pre-existing credit agreement were secured and funded through the DIP Credit Agreement.

    On November 6, 1996, the Company and CSI notified the Securities and Exchange Commission of the suspension of the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. REORGANIZATION AND NATURE OF BUSINESS (CONTINUED)
    The Company has experienced significant losses from operations and has a net capital deficiency as of February 1, 1997. The Company's board of directors and management are in the process of implementing several steps to reorganize County Seat to provide for profitable operations in the future. Executive management, including the Chief Executive Officer and several Senior Vice-Presidents, has substantially been replaced with a new management team. Management is in the process of implementing new merchandising strategies with the intention of expanding the Company's customer base while improving retail gross margins. Approximately 200 under-performing stores were closed in the fourth quarter of fiscal 1996 to focus efforts on potentially profitable locations. The operating performance of the remaining store locations is continuing to be evaluated and the Company is negotiating with landlords for more favorable lease terms. Administrative costs have been reduced with a reduction in the administrative work force. Management is also in the process of working with its creditors and equity holders to develop a plan of reorganization under Chapter 11 for the financial restructuring of the Company and the settlement of its liabilities (the Plan).

    Successful development and implementation of the Plan will depend on, among other things, the availability of long-term financing on acceptable terms and conditions, and acceptance of the Plan by the prepetition creditors and stockholders as required by the Bankruptcy Code. There can be no assurance that the Company will be successful in the development, implementation and validation of a business plan. If no plan of reorganization is successfully implemented, the Company could be liquidated.

    At this time it is not possible to predict the outcome of the Company's Chapter 11 proceedings as a general matter, or the effect of the proceedings on the Company or on the interests of prepetition creditors and stockholders. The uncertainty regarding the eventual outcome of the Chapter 11 proceedings and the effects of other unknown adverse factors could threaten the Company's existence as a going concern.

    The accompanying consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of the Chapter 11 filing and circumstances relating to this event, realization of assets and satisfaction of liabilities is subject to uncertainty. The final plan of reorganization could materially change the amounts reported in the accompanying consolidated financial statements, which do not give effect to adjustments to the carrying values of assets and liabilities which may be necessary as a consequence of a plan reorganization. The ability of the Company to continue as a going concern is dependent on, among other things, confirmation of an acceptable plan of reorganization, a successful senior management transition, future profitable operations, compliance with debtor-in-possession financing agreements, availability of long-term financing on acceptable terms and conditions, maintenance of vendor and factor confidence, renewal of desirable store leases, and the ability to generate sufficient cash from operations.

    In view of the Chapter 11 reorganization, there is uncertainty with respect to the Company's liquidity. The Company believes that at the present time its working capital, anticipated net cash provided by operating activities, factor and vendor trade credit, and debtor-in-possession financing should enable the Company to meet its short-term liquidity requirements. However, any change in the current status of these or other items affecting the Company, including adverse operating results, a reduction in vendor or factor

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. REORGANIZATION AND NATURE OF BUSINESS (CONTINUED) trade credit, loss or inadequacy of debtor-in-possession financing could have a materially adverse effect on the Company's liquidity and on its operations.

    See Note 15 for the subsequent event relating to the Company's emergence from Chapter 11 bankruptcy.

2. SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    All significant intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the current presentation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    YEAR-END

    The Company's fiscal year ends on the Saturday closest to January 31 of each year. References to 1996, 1995 and 1994 relate to the fiscal years ended on February 1, 1997, February 3, 1996 and January 28, 1995 which include 52, 53 and 52 weeks, respectively. The Company's tax year-end is the Saturday closest to July 31.

    CASH AND CASH EQUIVALENTS

    Short-term investments included in cash and cash equivalents have original maturities of three months or less.

    MERCHANDISE INVENTORIES

    Merchandise inventories are stated at the lower of first-in, first-out
(FIFO) cost or market, using the retail inventory method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The useful lives are generally 25 years for buildings and improvements, 3 to 10 years for furniture, fixtures and equipment, and the remaining lease term for leasehold improvements. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts with any resulting gain or loss included in income.

    Effective October 28, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for recognizing and recording the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. The

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company evaluates the recoverability of the net book value of property and equipment based on an analysis of expected cash flows. In fiscal 1996, the Company closed approximately 200 stores as part of the Company's reorganization. Restructuring charges of $7,239,000 were recorded in fiscal 1996 for the write-off of the net book value of assets disposed of in the store closing process. In fiscal 1995, certain fixed assets with a net book value of $5,523,000 were written off because the Company did not expect to recover their net book value (see Note 6).

    OTHER ASSETS

    Other assets consist principally of debt issuance costs, deferred income taxes and other deferred charges. Debt issuance costs are amortized on a straight-line basis over the life of the related debt. Amortization expense was $776,000, $1,938,000 and $5,966,000 in fiscal 1996, 1995 and 1994, respectively.
Amortization of debt issuance costs related to the Company's long-term debt was suspended as of the Filing Date. Deferred costs related to the pre-existing credit agreement were written off as an extraordinary charge in the third quarter of fiscal 1996 (see Note 7). Deferred income tax assets of $42,238,000 have been reduced in their entirety by a valuation allowance at February 1, 1997 (see Note 11). Other deferred charges are being amortized over 1 to 5 years (which represents the life of the related assets). In fiscal 1995, the $74,718,000 of remaining goodwill was written off to reflect a change in the Company's estimate of its fair value (see Note 6).

    STORE OPENING AND CLOSING COSTS

    Store opening costs are expensed as incurred. Costs of store closings, principally lease commitment costs and estimated losses on store asset dispositions, are provided for in the period when the decision is made to close the store.

    PROVISION FOR INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes an asset and liability approach and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

    REORGANIZATION

    The Company accounts for its reorganization activities under the provisions of Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". Under SOP 90-7, reorganization charges and prepetition liabilities subject to compromise are reported separately in the Company's financial statements. Liabilities subject to compromise are valued based on current estimates of the amount of the allowed claim under the Chapter 11 reorganization process. Interest accruals on the Company's and CSI's long-term debt and dividends and accretion on the Company's and CSI's preferred stock have been suspended as of the Filing Date.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    As the market for claims against companies under Chapter 11 is not well developed, no reliable source of market prices is available for estimating the fair value of the Company's long-term debt and liabilities subject to compromise.

3. COUNTY SEAT, INC.

    On December 4, 1989, CSI, formed by Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) and certain members of the Company's management, acquired all of County Seat's outstanding capital stock from Carson Pirie Scott & Company (Carson). The activities of CSI consist principally of its investment in County Seat. A receivable from CSI totaling $1,444,000 was included in the accumulated deficit of County Seat at February 1, 1997.

    The consolidated financial position of CSI was comprised of the following (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Current assets..........................................................................   $  89,314    $ 133,896
Property and equipment, net.............................................................      41,881       58,603
Other assets, net.......................................................................       1,687        6,862
                                                                                          -----------  -----------
    Total assets........................................................................   $ 132,882    $ 199,361
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Current liabilities.....................................................................   $  84,012    $  85,416
Long-term borrowing under credit agreement..............................................          --       25,000
Other long-term liabilities.............................................................      10,141       12,044
Liabilities subject to compromise:
    Accounts payable and accrued liabilities............................................      16,889           --
    Reserves for lease settlements......................................................      25,600           --
    Long-term debt......................................................................     122,747      122,365
    Minority interest redeemable preferred stock of Stores..............................      50,347       44,319
    Redeemable preferred stock of CSI...................................................      66,969       58,628
                                                                                          -----------  -----------
        Total liabilities subject to compromise.........................................     282,552      225,312
Shareholders' equity (deficit):
    Common stock........................................................................          33           33
    Paid-in capital.....................................................................      24,793       24,793
    Common stock notes receivable.......................................................      (5,203)      (4,982)
    Accumulated deficit.................................................................    (263,446)    (168,255)
                                                                                          -----------  -----------
        Total shareholders' equity (deficit)............................................    (243,823)    (148,411)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
        Total liabilities and shareholders' equity (deficit)............................   $ 132,882    $ 199,361
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. COUNTY SEAT, INC. (CONTINUED)
    The consolidated results of operations of CSI were (in thousands):

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Net sales.....................................................    $   538,260      $   619,225      $   588,327
    Gross profit..............................................        121,871          167,211          167,849
Selling, general and administrative expenses..................        126,619          132,746          119,649
Depreciation and amortization.................................         11,051           13,237           16,668
Write-off of certain long-lived assets and other deferred
  costs.......................................................             --           81,462               --
Reorganization costs..........................................         43,752               --               --
Interest expense, net.........................................         17,327           23,087           23,522
Minority interest dividends and accretion of redeemable
  preferred stock of Stores...................................          6,029            8,645            6,085
                                                                ---------------  ---------------  ---------------
    Income (loss) before income taxes and extraordinary
      items...................................................        (82,907)         (91,966)           1,925
Income taxes..................................................          1,252            6,548            4,527
Extraordinary items, net of income tax benefit................          2,692            9,997               --
                                                                ---------------  ---------------  ---------------
  Net loss....................................................    $   (86,851)     $  (108,511)     $    (2,602)
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

    Long-term debt consisted of the following (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Long-term borrowings under credit agreement.............................................   $      --    $  25,000
9% junior subordinated exchange debentures..............................................      17,740       17,334
County Seat Stores, Inc. long-term debt.................................................     105,007      105,031
                                                                                          -----------  -----------
                                                                                           $ 122,747    $ 147,365
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The aggregate redemption values of redeemable preferred stock were as follows (in thousands):

                                                                                   FEBRUARY 1,
                                                                                      1997
                                                                                   -----------
Junior exchangeable preferred stock of CSI.......................................   $  66,969
County Seat Stores, Inc. senior exchangeable preferred stock.....................      51,351

    The components of long-term debt, redeemable preferred stock and shareholders' investment of CSI are as follows:

    LONG-TERM DEBT

    On June 1, 1993 CSI exchanged all of the then outstanding shares of CSI senior exchangeable preferred stock (CSI Senior Preferred) for 9% junior subordinated exchange debentures (9% Exchange Debentures) due 2004, in the principal amount of $20,466,000. The 9% Exchange Debentures were issued

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. COUNTY SEAT, INC. (CONTINUED)
at a discount of approximately $7,500,000 which was being amortized over the life of the debentures. The unamortized discount on the 9% Exchange Debentures was $5,612,000 and $6,018,000 at February 1, 1997 and February 3, 1996,
respectively. The 9% Exchange Debentures are subordinated to all senior and senior subordinated debt of the Company and are due November 30, 2004, or earlier upon a change in control of CSI. Interest on the 9% Exchange Debentures was payable semi-annually at an annual rate of 9%. During 1996, CSI made a cash interest payment on the 9% Exchange Debentures of $1,051,000 which was funded through cash dividends from County Seat to CSI. The 9% Exchange Debentures are classified as subject to compromise in the consolidated financial position of CSI. The Company has suspended interest accruals and discount amortization on the 9% Exchange Debentures as of the Filing Date. An interest payment due November 1996 and future interest payments have been suspended until the Court authorizes payment or confirms a plan of reorganization defining the repayment terms. Accrued interest was $800,000 as of the Filing Date and at February 1, 1997.

    See Note 10 for discussion of County Seat Stores, Inc. long-term debt.

    JUNIOR EXCHANGEABLE PREFERRED STOCK

    As part of the Acquisition, CSI issued 1,381,128 shares of Series A junior exchangeable preferred stock and 282,766 shares of Series B junior exchangeable preferred stock, par value $.01, (together, the CSI Junior Preferred) for $12.02 per share.

    The CSI Junior Preferred is mandatorily redeemable at $25 per share on November 30, 2004, or earlier upon change in control of CSI, at the optional redemption price which increases ratably to $25 per share through November 30, 2004. In addition, CSI can redeem the CSI Junior Preferred at any time at the optional redemption price.

    Dividends on the Series A junior exchangeable preferred stock (Series A Junior Preferred) are cumulative and payable quarterly. Under the terms of the Series A Junior Preferred, the Company has the option of declaring stock dividends in lieu of cash dividends through February 15, 2000. For the quarterly dividends at February 29, 1996, May 31, 1996, and August 31, 1996, the Company was restricted from declaring dividends on the Series A Junior Preferred until sufficient net earnings are generated to permit the declaration of dividends under Delaware corporate law. As a result, under the terms of the CSI Junior Preferred, the annual dividend rate was increased from $3.00 per share to $3.50 per share beginning the quarter ending August 31, 1996. Unpaid dividends on the Series A Junior Preferred cumulate and compound until paid. As a result of the Chapter 11 Filing, accrued dividends and accretion on the CSI Junior Preferred were suspended on the Filing Date. At October 17, 1996, the optional redemption price was $17.76. Cumulative undeclared, unpaid Series A Junior Preferred stock dividends were $4,883,000 and equivalent to 274,937 shares as of the Filing Date and at February 1, 1997. These equivalent shares are not issued or outstanding.

    Cumulative dividends on the Series B junior exchangeable preferred stock (Series B Junior Preferred) compound as if a stock dividend was declared at each quarterly dividend date. Undeclared, unpaid Series B Junior Preferred stock dividends were $6,129,000 and equivalent to 345,099 shares as of the Filing Date and at February 1, 1997. At February 3, 1996, undeclared, unpaid Series B Junior Preferred stock dividends were $4,920,000 and equivalent to 289,238 shares. These equivalent shares are not issued or outstanding.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. COUNTY SEAT, INC. (CONTINUED)
    The CSI Junior Preferred has a liquidation preference over CSI common stock equal to the optional redemption price plus accrued dividends. At CSI's option, the CSI Junior Preferred is exchangeable for 12% Exchange Debentures, due 2004, at the rate of $25 face value of debt for each share of stock. The 12% Exchange Debentures would be redeemable under the same conditions and at the same redemption price as the CSI Junior Preferred. The 12% Exchange Debentures would be subordinated to all senior and senior subordinated debt of the Company (see
Note 10).

    In May 1994, CSI repurchased 3,666 shares of CSI Junior Preferred held by a former officer and director of the Company at the optional redemption price of $15.37 per share.

    Of the 6,000,000 shares of CSI Junior Preferred authorized 3,085,164 shares were issued and outstanding at February 1, 1997 and February 3, 1996.

    COMMON STOCK

    As part of the Acquisition, CSI issued 3,375,000 shares of common stock, par value $.01, (CSI Common Stock) for $6.67 per share. Of the 50,000,000 shares authorized, 3,327,042 shares were issued and outstanding at February 1, 1997 and February 3, 1996.

    In 1994, in accordance with the terms of the Management Stock Subscription Agreement, CSI repurchased 170,119 shares of CSI Common Stock held by former officers of the Company. Vested shares were repurchased at $10.00 per share. Non-vested shares were repurchased at the original purchase price of $6.67 per share plus accrued interest on the notes issued to purchase the shares. The cash payments to repurchase the shares were reduced by approximately $1,187,000 in common stock notes receivable and interest due from the former officers. Net cash payments of $464,000 were made in settlement of these transactions.

    In September 1994, CSI reissued 138,000 shares of previously repurchased CSI Common Stock to current members of management at $10.00 per share. As payment for the shares, CSI received $46,000 in cash, $306,000 in notes due September 1, 1995 and $1,028,000 in notes due November 30, 1997. Interest on these notes receivable accrues at 9% per year. During fiscal 1995 and 1994, principal and interest on the common stock notes receivable due September 1, 1995 were repaid.

    On November 17, 1994, the Board of Directors effected a 2.25 for 1 stock split on the CSI Common Stock and authorized an additional 5,000,000 shares of preferred stock. On June 1, 1995, the Board of Directors effected a 2 for 3 stock split on the CSI Common Stock. All presentations of common shares and per common share data have been adjusted to reflect these changes.

    DIVIDENDS

    Under the terms of its DIP Credit Agreement (see Note 4), the Company cannot pay any dividends to CSI to fund payment of dividends to holders of CSI Common Stock. The indenture for the 12% Senior Subordinated Notes also restricts the ability of the Company to pay dividends to CSI to fund payment of dividends to holders of CSI Common Stock.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. COUNTY SEAT, INC. (CONTINUED)
    WARRANTS

    In connection with the 1993 senior subordinated notes issuance discussed in Notes 7 and 10, CSI issued 105,000 Warrants to purchase 183,000 shares of CSI Common Stock. The Warrants were valued at $24.76 per Warrant, and the $2,600,000 proceeds to CSI for the Warrants were contributed to the Company as a capital contribution. The Warrants are exercisable after April 15, 1994, upon the earlier of a change in control or initial public offering, as defined, or April 15, 1998, at $.007 per share, subject to adjustment. The Warrants expire on October 15, 1998.

    STOCK OPTIONS

    The CSI stock program, consisting of an incentive stock option plan and a director stock option plan, provides for the grant of options to purchase up to 375,000 shares of CSI Common Stock. As of February 1, 1997, options to purchase 141,652 shares of CSI Common Stock have been granted to management at $9.00 to $15.00 per share. These grants are exercisable 25% per year and expire five years from the date of the grant. At February 1, 1997, grants of 11,526, 39,000 and 34,688 shares were exercisable at $9.00, $10.00 and $15.00 per share, respectively. In February 1995, certain members of management exercised 14,649 common stock options at a total exercise price of $97,565. In June 1995, a former member of management exercised 505 common stock options at a total exercise price of $6,185.

    As of February 1, 1997, options to purchase 18,000 shares of CSI Common Stock have been granted to a director at $6.67 per share which are currently exercisable through January 2001 pursuant to a separate stock option agreement. In addition, options to purchase 3,000 shares of CSI Common Stock have been granted to a director at $15.00 per share, exercisable when vested through November, 2003 pursuant to a separate stock option agreement. These options to purchase 3,000 shares of CSI Common Stock vested 25% per year through November, 1996. As of February 1, 1997, options to purchase 3,000 shares were exercisable.

4. DEBTOR-IN-POSSESSION CREDIT AGREEMENT

    Following approval by the Court on October 17, 1996, the Company and CSI entered into the DIP Credit Agreement, which was subsequently amended as of March 5, 1997. The DIP Credit Agreement is funded through the Banks to provide working capital and longer-term financing. The DIP Credit Agreement matures January 31, 1998 or the effective date of a plan of reorganization under the Chapter 11 process. The Banks previously provided funding under the Company's pre-existing credit agreement and all outstanding obligations under the pre-existing credit agreement were secured and funded through the DIP Credit Agreement.

    The commitment under the DIP Credit Agreement provides for a revolving credit facility up to $125,000,000 including a $65,000,000 letter of credit facility. Availability under the DIP Credit Agreement is limited to certain percentages of eligible inventory. Availability is reduced by any amounts drawn under the facility as well as outstanding letters of credit and bank acceptances. The DIP Credit Agreement also requires that for a period of 30 consecutive days after each December 15 and before each February 15 of the following year, the Company must not have any aggregate borrowings (including Bankers Acceptances) outstanding under the DIP Credit Agreement, less cash on deposit, in excess of $65,000,000. Borrowings

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. DEBTOR-IN-POSSESSION CREDIT AGREEMENT (CONTINUED) under the facility are secured by the Company's assets and guaranteed by CSI. CSI's guarantee is secured by a pledge of its primary asset, the outstanding common stock of the Company.

    At the option of the Company, interest is payable on borrowings under the DIP Credit Agreement at a prime rate plus 1.5% or a Eurodollar rate plus 2.5%. The DIP Credit Agreement provides for a commitment fee during the period prior to maturity of 0.5% of the unutilized commitment under the DIP Credit Agreement.

    The DIP Credit Agreement contains certain covenants which, among other things, limit the amount of debt of the Company, restrict the payment of interest or principal on the Company's or CSI's prepetition debt or liabilities, restrict the payment of dividends on the Company's or CSI's redeemable preferred stock, limit the maximum value of inventory, limit expenditures for property and equipment and require the Company to maintain certain financial performance levels. The most restrictive financial performance levels at February 1, 1997 for the Company on a consolidated basis with CSI included maximum inventory levels of $81,000,000, minimum adjusted net worth, as defined, (including redeemable preferred stock and excluding the effect of certain restructuring charges) of $(150,000,000). For fiscal 1997, required financial performance levels, as amended, include, as defined, a minimum EBITDA of $22,298,000, minimum adjusted net worth of $(150,000,000), various limits on the permitted levels of inventory throughout the year and capital expenditure limitations of $3,500,000. The Company obtained a waiver with respect to certain of its financial covenants at February 1, 1997. The Company was in compliance with all other restrictive and financial covenants at February 1, 1997.

    Loans, borrowing base and letter of credit commitments under the DIP Credit Agreement and the pre-existing credit agreement were as follows (dollars in thousands):

                                                                                   FEBRUARY 1,
                                                                                      1997
                                                                                   -----------
AT PERIOD-END
  Loans outstanding..............................................................   $  38,600
  Borrowing base.................................................................      88,531
  Available borrowing base.......................................................      14,348
  Letter of credit commitments outstanding.......................................      20,612
  Bank Acceptances outstanding...................................................      14,971
DURING THE 52 WEEK PERIOD
  Days loans were outstanding....................................................         364
  Maximum loan borrowing.........................................................   $  91,000
  Average loan borrowing.........................................................      61,010
  Weighted average interest rate.................................................        8.48%

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. REORGANIZATION COSTS

    Reorganization costs primarily relate to stores closed during fiscal year 1996 and stores which Management has decided to close and is in the process of closing. Reorganization costs associated with additional store closings, if any, would be recorded in the period in which the decision is made. Reorganization costs recorded in fiscal 1996 were as follows (amounts in thousands):

Estimated lease rejection claims for closed stores.................  $  25,600
Write-off of fixed assets associated with stores closed............      7,239
Operating and other costs associated with closing stores...........      7,206
Professional fees and other reorganization costs...................      3,707
                                                                     ---------
                                                                     $  43,752
                                                                     ---------
                                                                     ---------

    In addition, the Company recorded inventory write-down charges of $4,311,000 as additional cost of goods sold, to adjust inventory liquidated in connection with closing stores, to net realizable value.

6. WRITE-OFF OF CERTAIN LONG-LIVED ASSETS

    In fiscal 1995, the Company recorded an $80,241,000 non-cash write-off of certain long-lived assets. The $74,718,000 of remaining goodwill was written off to reflect a change in the Company's estimate of its fair value. Certain fixed assets with a net book value of $5,523,000 were included in the write-off based on Management's estimate of the recoverability of their net book value.

    Goodwill of $87,596,000 was initially recorded at the time CSI acquired County Seat through a leveraged buyout transaction (the Acquisition) in 1989. The goodwill represented the excess of the purchase price over the valuation of the net assets acquired in the Acquisition. The purchase price was based on Management's expectations of future performance at the time of the Acquisition, considering historical experience and industry trends. These expectations assumed significant growth rates in revenue, improved store sales productivity, stable gross profit margins and sufficient cash flow from operations to repay Acquisition indebtedness in addition to funding capital expansion.

    During the third quarter of fiscal 1995, the Company revised its projections of earnings before interest and taxes. As a result of these revised projections and the Company's significant accumulated deficit, combined with CSI's inability to successfully complete its initial public offering, Management reevaluated its goodwill based on a fair value approach. The Company believes fair value is the preferable method of estimating goodwill, as it better reflects the impact of the Company's capital structure on the fair value of goodwill. The result of this reevaluation indicated the remaining unamortized balance of goodwill had no value.

    Also in the third quarter of fiscal 1995, the Company performed an analysis of the recoverability of the net book value of property and equipment. The Company analyzed cash flows on an individual store level to assess recoverability of store fixed assets. This analysis identified stores with a history of negative cash flows which were not expected to recover the carrying value of their fixed assets in the future. A non-cash charge of approximately $5,523,000 was recorded in fiscal 1995, representing the write-off of the net book value of non-recoverable property and equipment. Property and equipment associated with stores consists primarily of leasehold improvements and fixtures which have minimal residual value.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. EXTRAORDINARY ITEMS

    In the third quarter of fiscal 1996, the Company recorded an extraordinary charge of $2,692,000, with no tax benefit. The extraordinary charge represented the write-off of debt issuance costs related to the pre-existing credit agreement, which was replaced with the DIP Credit Agreement as of the Filing Date (see Note 4).

    In fiscal 1995, the Company recorded extraordinary charges totaling $9,997,000 in connection with certain refinancing activities. As a result of the redemption of the Company's then outstanding senior notes, an extraordinary charge of $2,362,000 was recorded, consisting of $1,640,000 of prepayment premiums on the senior notes and the write-off of $722,000 of debt issuance costs related to the early retirement of the senior notes, all net of related income tax benefits of $1,510,000. As a result of the exchange of substantially all of the Company's then-outstanding 12% senior subordinated notes maturing October 1, 2001 (the Old Notes) with 12% senior subordinated notes maturing October 1, 2002, an extraordinary charge of $7,635,000 was recorded. This extraordinary charge consisted of the write-off of $5,099,000 of unamortized issuance discount and $2,057,000 of debt issuance costs related to the early retirement of the Old Notes and $479,000 of prepayment premiums on the Old Notes, all net of related income tax benefits of $1,622,000.

8. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Land....................................................................................   $     765    $     765
Buildings and improvements..............................................................       4,235        4,235
Leasehold improvements..................................................................      42,175       57,613
Furniture, fixtures and equipment.......................................................      43,376       55,205
Leasehold rights........................................................................          --          134
Construction in progress................................................................         117        2,325
                                                                                          -----------  -----------
                                                                                              90,668      120,277
    Less-Accumulated depreciation and amortization......................................     (48,787)     (61,674)
                                                                                          -----------  -----------
                                                                                           $  41,881    $  58,603
                                                                                          -----------  -----------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. ACCRUED EXPENSES

    Accrued expenses consisted of the following (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Interest................................................................................   $     119    $   4,701
Payroll and related benefits............................................................       3,582        3,585
Taxes other than income taxes...........................................................       1,392        2,644
Rent....................................................................................         442        1,697
Other...................................................................................       6,030        7,286
                                                                                          -----------  -----------
                                                                                           $  11,565    $  19,913
                                                                                          -----------  -----------

10. LIABILITIES SUBJECT TO COMPROMISE

    Certain prepetition liabilities have been approved by the Court for payment. As of February 1, 1997, such amounts, to the extent not paid, were included in accrued expenses and other payables. The remainder of the Company's liabilities as of the Filing Date, and certain other prepetition claims, are classified as liabilities subject to compromise as of February 1, 1997. The reported amount of liabilities subject to compromise represents the Company's estimates of the amount of allowed claims under the Chapter 11 process. These estimates may be subject to change due to reconciliation of the bankruptcy claims through the Chapter 11 process, the termination of contractual obligations and the settlement of disputed claims (see Note 1).

    RESERVES FOR LEASE SETTLEMENTS

    As part of the Company's reorganization, approximately 200 stores were closed in the fourth quarter of fiscal 1996 (see Note 1). Leases for the closed stores were rejected under the Chapter 11 process. The reserve for lease settlements represents the Company's estimate of allowable claims for rejected lease contracts under the Chapter 11 process. The ultimate settlement of the claims for rejected contracts may vary significantly from the estimate.

    LONG-TERM DEBT

    Long-term debt subject to compromise consisted primarily of $105,000,000 principal amount of 12% senior subordinated notes, of which $104,959,000 matures October 1, 2002 and $41,000 matures October 1, 2001.

    The Company did not make the semi-annual interest payment on the 12% senior subordinated notes scheduled for October 1, 1996. This constituted a default under the indenture for the 12% senior subordinated notes. Interest accruals on the 12% senior subordinated notes were suspended as of the Filing Date. Prepetition accrued interest of $6,934,000 is included in the accrual balance of liabilities subject to compromise. Net interest expense included $835,000, $936,000 and $1,810,000 of debt issuance cost amortization and $56,000, $192,000 and $446,000 of interest income for 1996, 1995 and 1994, respectively. Additionally, net interest expense in 1995 and 1994 included $336,000 and $790,000 of issuance discount amortization, respectively, arising from the original issuance of the Old Notes.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. LIABILITIES SUBJECT TO COMPROMISE (CONTINUED)
    COUNTY SEAT STORES, INC. SENIOR EXCHANGEABLE PREFERRED STOCK

    In June 1991, County Seat issued 506,974 shares of Series A senior exchangeable preferred stock and 293,026 shares of Series B senior exchangeable preferred stock, par value $.01 (together, the County Seat Senior Preferred) for $25 per share.

    Dividends are cumulative and payable quarterly at an annual cash dividend rate of $4.50 per share through August 31, 2004. Each quarter thereafter, the rate increases $0.25 per share to a maximum of $5.75 per share. In addition, a dividend rate adjustment of $0.125 per quarter per share will occur if dividends remain unpaid for two consecutive quarters. County Seat may declare stock dividends in lieu of cash dividends for the Series A senior exchangeable preferred stock through February 15, 2000. Cash dividends can only be paid on the Series B senior exchangeable preferred stock if cash dividends are paid on the Series A senior exchangeable preferred stock.

    Cumulative stock dividends on the Series B senior exchangeable preferred stock compound as if a stock dividend was declared at each quarterly dividend date through February 15, 2000. As a result of the Chapter 11 filing, dividend accruals and issuance cost accretion on the County Seat Senior Preferred were suspended as of the Filing Date. Undeclared, unpaid stock dividends were $11,066,000 as of the Filing Date and at February 1, 1997 and $8,791,000 at February 3, 1996. These undeclared, unpaid stock dividends were equivalent to 442,643 shares as of the Filing Date and at February 1, 1997 and 351,638 shares at February 3, 1996. These equivalent shares are not issued or outstanding.

    The County Seat Senior Preferred is redeemable at the option of the shareholder only upon certain events, as defined, that primarily relate to a change in control of County Seat or CSI. In addition, County Seat can redeem the stock at any time for $25 per share plus accrued dividends. The County Seat Senior Preferred has a liquidation preference over the CSI Junior Preferred and the County Seat common stock equal to the redemption price of $25 per share plus accrued dividends. The County Seat Senior Preferred is exchangeable at the option of County Seat for 18% Exchange Debentures, due 2004, at the rate of $25 face value of debt for each share of stock. The 18% Exchange Debentures would be redeemable under the same conditions and at the same redemption price as the County Seat Senior Preferred. The 18% Exchange Debentures would be subordinated to all senior and senior subordinated debt of the Company.

    In connection with the issuance of the County Seat Senior Preferred, the Company recorded issuance costs of $1,476,000 as a reduction of the net carrying value of the County Seat Senior Preferred. The issuance costs were being amortized through 2004 as preferred stock accretion. The unamortized issuance costs were $1,004,000 as of the Filing Date and at February 1, 1997 and $1,093,000 at February 3, 1996.

    Of the 4,000,000 shares of County Seat Senior Preferred authorized, 1,565,695 and 1,408,272 shares were issued and outstanding at February 1, 1997 and February 3, 1996, respectively.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. INCOME TAXES

    The Company's tax year-end is the Saturday closest to July 31. A consolidated federal income tax return is filed. For the purpose of these financial statements, the Company has calculated income taxes as if it filed federal and state income tax returns for its fiscal years.

    The provision (benefit) for income taxes, excluding the income tax benefit of the extraordinary items, includes the following (in thousands):

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Current
  Federal.....................................................     $      --        $     900        $   3,941
  State.......................................................            --              232            1,016
                                                                     -------          -------          -------
                                                                          --            1,132            4,957
                                                                     -------          -------          -------
                                                                     -------          -------          -------
Deferred
  Federal.....................................................          (664)           5,805              295
  State.......................................................           (98)             695               43
                                                                     -------          -------          -------
                                                                        (762)           6,500              338
                                                                     -------          -------          -------
                                                                     -------          -------          -------
Total
  Federal.....................................................          (664)           6,705            4,236
  State.......................................................           (98)             927            1,059
                                                                     -------          -------          -------
                                                                   $    (762)       $   7,632        $   5,295
                                                                     -------          -------          -------
                                                                     -------          -------          -------

    As of February 1, 1997, the Company had a net operating loss carryforward of approximately $42,500,000. The Company's plan of reorganization or significant changes in ownership of the Company could substantially limit the use of the net operating loss carryforward.

    Under SFAS No. 109, deferred taxes are determined based on the estimated future tax effects of differences between the financial reporting and tax bases of assets and liabilities given the provisions of the enacted tax laws. The Company evaluates the recoverability of its deferred tax assets based on estimates of future operating income. Based on these estimates and in consideration of the Company's Chapter 11

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. INCOME TAXES (CONTINUED)
filing, the Company recorded a valuation reserve of $42,238,000 against the entire balance of deferred tax assets as of February 1, 1997. The net deferred tax asset is comprised of the following (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Current deferred taxes:
Gross assets............................................................................   $  35,973    $   4,105
Gross liabilities.......................................................................        (227)        (483)
Valuation allowance.....................................................................     (35,746)      (2,633)
                                                                                          -----------  -----------
    Total current deferred taxes........................................................          --          989
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Non-current deferred taxes:
Gross assets............................................................................       6,492        8,715
Gross liabilities.......................................................................          --         (375)
Valuation allowance.....................................................................      (6,492)      (5,972)
                                                                                          -----------  -----------
    Total non-current deferred taxes....................................................          --        2,368
                                                                                          -----------  -----------
                                                                                          -----------  -----------
    Total deferred taxes................................................................   $      --    $   3,357
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows (in thousands):

                                                                                          FEBRUARY 1,  FEBRUARY 3,
                                                                                             1997         1996
                                                                                          -----------  -----------
Net operating losses....................................................................   $  20,885    $      --
Lease settlement reserve................................................................       9,984           --
Depreciation............................................................................       2,999        4,799
Accrued rent............................................................................       2,458        3,001
Other restructuring reserves............................................................       1,814           --
Book accruals...........................................................................       1,506          584
Acquisition related reserves............................................................       1,170        1,170
Inventory valuation.....................................................................         817        1,696
Deferred revenue........................................................................         400          715
Other...................................................................................         205           (3)
                                                                                          -----------  -----------
Temporary differences...................................................................      42,238       11,962
Valuation allowance.....................................................................     (42,238)      (8,605)
                                                                                          -----------  -----------
Net deferred tax asset..................................................................   $      --    $   3,357
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. INCOME TAXES (CONTINUED)
    The Company's effective income tax rate was different than the statutory federal income tax rate for the following reasons (in thousands):

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Federal income taxes (benefit) at statutory rate..............    $   (25,479)     $   (26,996)      $   3,576
State taxes, net of federal income tax benefit................         (3,747)          (3,970)            525
Valuation allowance...........................................         28,476            8,605              --
Tax effect of nondeductible amortization expense and write-off
  related to goodwill.........................................             --           29,762             854
Tax effect of amortization of discount on long-term debt......             --              131             309
Other.........................................................            (12)             100              31
                                                                ---------------  ---------------       -------
Income tax provision (benefit)................................    $      (762)     $     7,632       $   5,295
                                                                ---------------  ---------------       -------
                                                                ---------------  ---------------       -------

12. COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company's leases are principally for the use of retail store facilities and equipment and certain non-store equipment and are generally for a period of up to ten years. Most store leases are net leases which require the Company to pay real estate taxes, maintenance costs, insurance and other operating costs. Rent payments are based upon a combination of fixed rentals and rentals contingent upon sales levels.

    Subject to the approval of the Court, the Company can reject executory contracts, including leases, under the relevant provisions of the Bankruptcy Code. Rejection of a lease gives the lessor the right to assert a prepetition claim against the Company as though the lease had been terminated as of the date of the Chapter 11 filing. However, the amount of the claim may be limited by the Bankruptcy Code. Estimated allowed claims for rejected leases related to stores closed are included in reorganization costs (see Note 10). The analysis of lease commitments below has not been adjusted to reflect possible future lease rejections related to additional store closures, if any.

    At February 1, 1997, future annual minimum rentals for all noncancelable operating leases were as follows (in thousands):

1997..............................................................  $  49,560
1998..............................................................     45,692
1999..............................................................     39,796
2000..............................................................     35,024
2001..............................................................     30,082
Thereafter........................................................     62,929
                                                                    ---------
                                                                    $ 263,083
                                                                    ---------
                                                                    ---------

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Total rent expense was as follows (in thousands):

                                                                52 WEEKS ENDED   53 WEEKS ENDED   52 WEEKS ENDED
                                                                  FEBRUARY 1,      FEBRUARY 3,      JANUARY 28,
                                                                     1997             1996             1995
                                                                ---------------  ---------------  ---------------
Minimum rents.................................................     $  65,863        $  65,240        $  58,750
Contingent rents..............................................            97              336              693
                                                                     -------          -------          -------
                                                                   $  65,960        $  65,576        $  59,443
                                                                     -------          -------          -------
                                                                     -------          -------          -------

    LITIGATION

    The Company is a defendant in legal proceedings arising in the ordinary course of business. Although the outcome of these matters cannot be determined, Management does not expect disposition of these proceedings to have a material impact on the financial position, results of operations or liquidity of the Company. Under Chapter 11, actions to pursue litigation against the Company are automatically stayed if the claim arose, or is based on events that occurred on or before the petition date of October 17, 1996.

    SUPPLIERS

    Levi Strauss is a significant supplier of brand name goods, representing approximately 31% of County Seat's total sales in fiscal 1996.

13. RELATED PARTY TRANSACTIONS

    Affiliates of DLJ held 1,407,630 and 1,407,630 shares of CSI Junior Preferred and 788,141 and 709,483 shares of the County Seat Senior Preferred at February 1, 1997 and February 3, 1996, respectively. Undeclared, unpaid stock dividends on the CSI Junior Preferred and County Seat Senior Preferred held by affiliates of DLJ, if issued, would be equivalent to 137,992 and 229,943 shares, respectively, as of February 1, 1997. In addition, affiliates of DLJ held 917,746 shares of CSI Common Stock at February 1, 1997 and February 3, 1996.

    The Company had a financial advisory and exclusive investment banking agreement with DLJ dated December 4, 1989 that required an annual retainer fee of $250,000 plus reimbursement for certain expenses incurred for services provided. This agreement expired on December 4, 1994. During the 52-week period ended February 1, 1997, the 53-week period ended February 3, 1996 and the 52-week period ended January 28, 1995, the Company paid to DLJ fees of $167,000, $556,000 and $257,000, respectively.

14. RETIREMENT PLAN

    The Company has an Employee 401(k) Savings Plan (the Plan), which is independently administered. All employees consistently working a minimum of 20-hour weeks and completing one year of service, as defined, are eligible to participate in the Plan. The Company is required to match 25% of the first 6% of compensation contributed by each employee. In addition, a discretionary contribution may be made if the Company meets its financial objectives. The Company's contributions under the Plan were $260,000, $297,000 and $252,000 for 1996, 1995 and 1994, respectively.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. RETIREMENT PLAN (CONTINUED)
    In January, 1991, the Company amended the Plan to include an employee profit sharing feature which covers all employees consistently working a minimum of 20-hour weeks and completing one year of service, as defined. Each year, a contribution up to 3% of an employee's compensation may be made if the Company meets its financial objectives. Eligible employees are immediately vested in profit sharing contributions made by the Company. The Company made a profit sharing contribution of $222,000 under the Plan in 1994. There were no contributions for 1996 or 1995. The Company does not provide other post-retirement benefits.

15. SUBSEQUENT EVENTS

    On August 22, 1997 the Company filed the "First Amended Disclosure Statement with Respect to the Plan of Reorganization of County Seat Stores, Inc." with the Court which was confirmed on October 1, 1997 and consummated on October 29, 1997 (Effective Date). Therefore, the Company emerged from bankruptcy as a newly reorganized entity. The plan of reorganization segregated creditors into three classes--unclassified claims, unimpaired claims and impaired claims. Unclassified and unimpaired claims were satisfied by cash payments totaling $4,234,286. In exchange for impaired claims of approximately $151.0 million, creditors received $4.2 million. In exchange for impaired claims of approximately $151.0 million, creditors received 20 million shares of the new common stock of the Company (100% of the Company's stock) valued at $66.9 million representing 44% recovery of their claims. Previous preferred stockholders received warrants valued at $1.6 million in exchange for their claims of $50.3 million. Additionally, a $1.5 million security account was established to pay lease cures, disputed claims and holdback professional fees.

    The effects of the Company's reorganization under Chapter 11 has been accounted for in the Company's consolidated balance sheet at November 1, 1997 using principles required by the American Institute of Certified Public Accountants, Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Fresh Start Accounting). Fresh Start Accounting results in a revaluation of the Company's assets and liabilities as of the Effective Date to reflect the estimated fair market values of those assets and liabilities in conformity with the procedures specified by Accounting Principles Board (APB) No. 16, "Business Combinations". The valuation differences are charged to the Reorganization Value in Excess of Amounts Allocable to Identified Assets account (Excess Reorganization Value).

    On or about September 29, 1997, RAI Credit Corporation (RAI) filed an adversary proceeding against the Company in the Court. The Company and RAI had entered into an Account Purchase and Service Agreement dated July 11, 1997 (Agreement) pursuant to which RAI had agreed to establish and service a private-label credit card program for the Company. In September 1997, the Company notified RAI that it was terminating the Agreement on the ground that RAI had materially breached and failed to perform under the Agreement. RAI's complaint alleges that the Company wrongfully terminated the Agreement and seeks compensatory damages of no less than $10,741,960 and an injunction prohibiting the Company from entering into a private-label credit card program with any person other than RAI prior to the beginning of 1999, as well as attorneys' fees and costs.

    The Company believes that it has meritorious defenses to RAI's complaint and counterclaims against RAI, which it intends to pursue vigorously. Although the ultimate outcome of the litigation cannot be

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSESSION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. SUBSEQUENT EVENTS (CONTINUED)
predicted at this time, management believes that any resolution of this matter will not have a material adverse effect on the Company's financial position or future results of operations.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY
                             (DEBTOR-IN-POSSESSION)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE 52 WEEKS ENDED FEBRUARY 1, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA       AS
                                                                           HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                           ----------  -----------  ----------
Net sales................................................................  $  538,260   $(156,741)(a) $  381,519
Cost of sales, including buying and occupancy............................     416,389    (132,651)(a)    283,738
                                                                           ----------  -----------  ----------
    Gross profit.........................................................     121,871     (24,090)      97,781
Selling, general and administrative expenses.............................     126,561     (39,118)(a)     82,143
                                                                                             (400)(b)
                                                                                           (4,900)(c)
Depreciation and amortization............................................      11,051      (3,444)(d)     12,212
                                                                                            4,605(e)
Reorganization costs.....................................................      43,752     (43,752)(f)     --
Interest expense, net....................................................      15,445      (2,557)(g)     12,888
                                                                           ----------  -----------  ----------
    Loss before income taxes and extraordinary item......................     (74,938)    (65,476)      (9,462)
                                                                           ----------  -----------  ----------
Income taxes (benefit)...................................................        (762)     --             (762)
                                                                           ----------  -----------  ----------
    Loss before extraordinary item.......................................  $  (74,176)  $ (65,476)      (8,700)
                                                                           ----------  -----------  ----------
                                                                           ----------  -----------  ----------
Other Data:
  EBITDA(h)..............................................................  $   (4,490)              $   15,638
                                                                           ----------               ----------
                                                                           ----------               ----------

------------------------

(a) Reflects the elimination of results related to the 341 closed or decided to be closed stores from the beginning of 1996 through the end of 1997 and the consolidation of certain regional offices.

(b) Reflects the planned closing of the Dallas and Minneapolis corporate offices and the opening of the Company's new corporate headquarters in New York.

(c) Reflects the adjustment to rent expense to reflect leases modified pursuant to the Plan of Reorganization.

(d) Reflects the reduction in depreciation expense related to property and equipment of closed stores and the write-off of assets recorded as a component of reorganization costs associated with closed stores, assuming closure occurred February 4, 1996.

(e) Reflects the amortization of the Reorganization Value in Excess of Amounts Allocated to Identified Assets over a 15 year period, assuming fresh start accounting was recorded as of February 4, 1996.

(f) Reflects the elimination of the provision for reorganization costs associated with store closures and professional fees and other expenses associated with the Chapter 11 case, assuming the Plan of Reorganization was implemented on February 4, 1996.

(g) Reflects the adjustment to interest expenses, amortization of debt issuance costs, and amortization of the debt discount to reflect restructured capitalization of the Company related to the Private Note Offering and the Senior Credit Facility.

(h) EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity.

                    COUNTY SEAT STORES, INC. AND SUBSIDIARY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE 39 WEEKS ENDED NOVEMBER 1, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                  PRO FORMA       AS
                                                                     HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                     ----------  -----------  ----------
Net sales..........................................................  $  277,137   $ (43,427)(a) $  233,710
Cost of sales, including buying and occupancy......................     202,824     (35,725)(a)    167,099
Cost of sales, special charge......................................      11,975     (11,975)          --
                                                                     ----------  -----------  ----------
    Gross profit...................................................      62,338       4,273       66,611
Selling, general and administrative expenses.......................      71,465      (8,762)(a)     58,803
                                                                                       (300)(b)
                                                                                     (3,600)(c)
Depreciation and amortization......................................       6,136      (3,150)(d)      6,468
                                                                                      3,482(e)
Reorganization costs...............................................      38,405     (38,405)(f)
Interest expense, net..............................................       4,019       5,647(g)      9,666
                                                                     ----------  -----------  ----------
    Loss before income taxes.......................................     (57,687)    (49,361)      (8,326)
                                                                     ----------  -----------  ----------
Income taxes (benefit).............................................          --          --           --
                                                                     ----------  -----------  ----------
    Net loss.......................................................  $  (57,687)  $ (49,361)  $   (8,326)
                                                                     ----------  -----------  ----------
                                                                     ----------  -----------  ----------
Other Data:
  EBITDA(h)........................................................  $   (9,127)              $    7,808
                                                                     ----------               ----------
                                                                     ----------               ----------

------------------------
(a) Reflects the elimination of results related to the 137 closed or decided to be closed stores during the 39-week period and the consolidation of certain regional offices.

(b) Reflects the planned closing of the Dallas and Minneapolis corporate offices and the opening of the Company's new corporate headquarters in New York.

(c) Reflects the adjustment to rent expense to reflect leases modified pursuant to the Plan of Reorganization.

(d) Reflects the reduction in depreciation expense related to property and equipment of closed stores and the write-off of assets recorded as a component of reorganization costs associated with closed stores, assuming closure occurred February 2, 1997.

(e) Reflects the amortization of the Reorganization Value in Excess of Amounts Allocated to Identified Assets over a 15 year period, assuming fresh start accounting was recorded as of February 2, 1997.

(f) Reflects the elimination of the provision for reorganization costs associated with store closures and professional fees and other expenses associated with the Chapter 11 case, assuming the Plan of Reorganization was implemented on February 2, 1997.

(g) Reflects the adjustment to interest expense, amortization of debt issuance costs, and amortization of the debt discount, to reflect restructured capitalization of the Company related to the Offering and the Senior Credit Facility.

(h) EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and reorganization costs. EBITDA is presented here to provide additional information about the Company's operations. EBITDA is not a measure of financial performance in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing, or financing activities as an indicator of cash flows or as a measure of liquidity.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL             1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Notice to Investors.......................................................
Special Note Regarding Forward-Looking....................................
Statements................................................................
Capitalization............................................................
Available Information.....................................................
Summary...................................................................
Risk Factors..............................................................
No Cash Proceeds to the Company...........................................
Price Range of the Private Notes..........................................
Selected Historical Financial Data........................................
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................
Business..................................................................
Management................................................................
Certain Relationships.....................................................
Principal Stockholders....................................................
The Exchange Offer........................................................
Description of the Notes..................................................
Certain Provisions of the Articles of Incorporation and By-laws...........
Plan of Reorganization....................................................
Description of Certain Indebtedness.......................................
Plan of Distribution......................................................
Certain U.S. Federal Income Tax Considerations............................
Legal Matters.............................................................
Independent Public Accountants............................................
Index to Financial Statements, Pro Forma Financial Statements, and
  Financial Projections...................................................   I-1
Financial Statements......................................................   F-1
Pro Forma Financial Statements............................................  PF-1

                               OFFER TO EXCHANGE

                              12 3/4% SENIOR NOTES
                                    DUE 2004

                              FOR ALL OUTSTANDING
                              12 3/4% SENIOR NOTES
                                    DUE 2004
                             ($85,000,000 PRINCIPAL
                              AMOUNT OUTSTANDING)

                                       OF
                  COUNTY SEAT STORES, INC.              , 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

MINNESOTA BUSINESS CORPORATION ACT

    Under Section 302A.521 of the MBCA, a corporation shall indemnify a past or present director, officer or employee who is made or threatened to be made a party to a proceeding by reason of actions undertaken in the person's official capacity. Such persons shall be indemnified against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred in connection with the proceeding, as long as the person: (1) has not been indemnified by another organization or employee benefit plan against the same items arising out of the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and, if there was a conflict of interest, statutory procedures were followed; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that his/her conduct was in the best interests of the corporation (or where any such person was acting on the behest of the corporation as a director, officer, employee or agent of another entity, the person reasonably believed that the conduct was not opposed to the best interests of the corporation). Eligibility for indemnification is determined by the board, a committee or special legal counsel under procedures specified by the statute.

    Nothing in the statute shall be construed to limit the power of the corporation to indemnify persons other than a director, officer, employee, or member of a committee of the board of the corporation by contract or otherwise.

    MBCA Section 302A.521 also permits the reimbursement of an indemnified person by the corporation of reasonable expenses (including attorneys' fees and disbursements) incurred by the person in advance of the final disposition of the proceeding, upon compliance with certain statutory procedures. The corporation may also reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

    A corporation's articles or bylaws may prohibit, limit or impose conditions on indemnification or advances of expenses otherwise required by Section 302A.521 if the prohibition, limitation or conditions apply equally to all persons or to all persons within a given class. No such prohibition or limit on indemnification may affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring prior to the effective date of the prohibition or limit on indemnification or advances.

    A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

    A corporation that indemnifies or advances expenses to a person in accordance with Section 302A.521 in connection with a proceeding by or on behalf of the corporation shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

    The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers and any other permitted persons to the fullest extent permitted by Section 302A.521 of the MBCA.

    The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

    Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify holders of registrable Notes against certain liabilities. Also pursuant to the Registration Rights Agreement, the Company and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

    (a) Exhibits

  EXHIBIT                                                                                                          PAGE
    NO.                                                 DESCRIPTION                                                 NO.
-----------  -------------------------------------------------------------------------------------------------     -----

       2.1   First Amended Plan of Reorganization of County Seat Stores, Inc., dated August 22, 1997.

       2.2   Order of United States Bankruptcy Court, dated October 1, 1997, confirming First Amended Plan of
             Reorganization of County Seat Stores, Inc.

       3.1   Articles of Amendment and Restatement of the Articles of Incorporation of County Seat Stores,
             Inc.

       3.2   Amended and Restated Bylaws of County Seat Stores, Inc.

       4.1   Indenture, dated as of October 29, 1997 between County Seat Stores, Inc. and First Trust National
             Association as Trustee, with respect to $85,000,000 principal amount of 12 3/4% Senior Notes due
             November 1, 2004 and Series A Common Stock Purchase Warrants.

       4.2   Specimen Certificate of 12 3/4% Senior Notes due November 1, 2004 (the "Private Notes") (included in Exhibit 4.1 hereto).

       4.3   Specimen Certificate of 12 3/4% Senior Notes due November 1, 2004 (the "Exchange Notes")
             (included in Exhibit 4.1 hereto).

       4.4   Series A Warrant Agreement, dated as of October 29, 1997 between County Seat Stores, Inc. and
             First National Trust.

       4.5   Form of Series A Warrant Certificate.

       4.6   Subsidiary Guarantee of CSS Trade Names, Inc. with Respect to Indenture dated as of October 29,
             1997.

       4.7   Registration Rights Agreement dated October 29, 1997 between County Seat Stores, Inc. and
             Jefferies & Company, Inc.

       4.8   Security Agreement dated October 29, 1997 between County Seat Stores, Inc. and First National
             Trust Association.

      *5.1   Opinion of Eaton & Van Winkle with respect to the validity of the Exchange Notes.

      10.1   Loan and Security Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and
             County Seat Stores, Inc.

      10.2   Revolving Credit Note dated December 11, 1997 between BankBoston Retail Finance, Inc. and Count
             Seat Stores, Inc.

  EXHIBIT                                                                                                          PAGE
    NO.                                                 DESCRIPTION                                                 NO.
-----------  -------------------------------------------------------------------------------------------------     -----
      10.3   Revolving Credit Note dated December 11, 1997 between BankAmerica Business Credit, Inc. and
             County Seat Stores, Inc.

      10.4   Revolving Credit Note dated December 11, 1997 between Congress Financial Corporation Central and
             County Seat Stores, Inc.

      10.5   Revolving Credit Note dated December 11, 1997 between Foothill Capital Corporation and County
             Seat Stores, Inc.

      10.6   Revolving Credit Note dated December 11, 1997 FINOVA Capital Corporation and County Seat Stores,
             Inc.

      10.7   Revolving Credit Note dated December 11, 1997 between The CIT Group/Business Credit, Inc. and
             County Seat Stores, Inc.

      10.8   Non-Encumbrance Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and
             County Seat Stores, Inc.

      10.9   Trademark and Trademark Applications Security Agreement dated October 29, 1997 between BankBoston
             Retail Finance, Inc. and County Seat Stores, Inc.

      10.10  Copyright and Copyright Applications Security Agreement dated October 29, 1997 between BankBoston
             Retail Finance, Inc. and County Seat Stores, Inc.

      10.11  Form of Guaranty between BankBoston Retail Finance, Inc. and County Seat Stores, Inc.

      10.12  Form of Trademark and Trademark Applications Security Agreement between BankBoston Retail
             Finance, Inc. and CSS Trade Names, Inc.

      10.13  Form of Trademark License Agreement between Levi Strauss & Co. and County Seat Stores, Inc.

      10.14  Lease Agreement dated June 30, 1990 by and between CB Institutional Fund VIII and County Seat
             Stores, Inc. incorporated herein by reference to the Company's Registration Statement on Form
             S-1. (No. 33-66868).

      10.15  Consulting Agreement dated November 14, 1997, between County Seat Stores, Inc. and Forman
             Enterprises, Inc.

      10.16  Consulting Agreement dated July 30, 1996, between County Seat Stores, Inc. and Retail Consulting
             Services, Inc.

      10.17  Amendment to Consulting Agreement dated March 12, 1997, between County Seat Stores, Inc. and
             Retail Consulting Services, Inc.

      10.18  Employment Agreement dated August 11, 1997, between Sam Forman and County Seat Stores, Inc.

      12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges.

      21.1   Subsidiaries of the Registrant.

     *23.1   Consent of Eaton & Van Winkle (included in their opinion filed as Exhibit 5.1 hereto).

      23.2   Consent of Arthur Anderson L.L.P.

      24.1   Power of Attorney of County Seat Stores, Inc. (included on signature page to this Registration
             Statement on S-4).

      25.2   Statement of Eligibility and Qualification (Form T-1) under Trust Indenture Act of 1939 of First
             Trust National Association.

      27.1   Financial Data Schedule.

     *99.1   Form of Letter of Transmittal.

  EXHIBIT                                                                                                          PAGE
    NO.                                                 DESCRIPTION                                                 NO.
-----------  -------------------------------------------------------------------------------------------------     -----
     *99.2   Form of Notice of Guaranteed Delivery.

     *99.3   Form of Exchange Agent Agreement.

------------------------

*   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    1. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    3. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    4. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

------------------------

*   To be filed by amendment.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 1998.

                                COUNTY SEAT STORES, INC.

                                BY:  /S/ SAM FORMAN
                                     -----------------------------------------
                                     Sam Forman
                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Forman and Brett Forman and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

        /s/ SAM FORMAN          President; Chief Executive
------------------------------    Officer; Director            March 13, 1998
          Sam Forman

     /s/ BRETT D. FORMAN        Executive Vice President;
------------------------------    Director                     March 13, 1998
       Brett D. Forman

     /s/ PAUL J. KITTNER        Senior Vice President;
------------------------------    Chief Financial Officer;     March 13, 1998
       Paul J. Kittner            Treasurer

     /s/ JOHN S. BELISLE        Director
------------------------------                                 March 13, 1998
       John S. Belisle

   /s/ MARSHALL FELENSTEIN      Director
------------------------------                                 March 13, 1998
     Marshall Felenstein

       /s/ FAITH LARSEN         Director
------------------------------                                 March 13, 1998
         Faith Larsen

       /s/ JOHN MEINERT         Director
------------------------------                                 March 13, 1998
         John Meinert

     /s/ M. BRENT STEVENS       Director
------------------------------                                 March 13, 1998
       M. Brent Stevens

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 1998.

                                CSS TRADE NAMES, INC.

                                BY:  /S/ SAM FORMAN
                                     -----------------------------------------
                                     Sam Forman
                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Forman and Brett Forman and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

        /s/ SAM FORMAN          President; Chief Executive
------------------------------    Officer; Director            March 13, 1998
          Sam Forman

     /s/ BRETT D. FORMAN        Senior Vice President;
------------------------------    Director                     March 13, 1998
       Brett D. Forman

     /s/ PAUL J. KITTNER        Senior Vice President;
------------------------------    Chief Financial Officer;     March 13, 1998
       Paul J. Kittner            Director

        /s/ PAUL ROTH           Executive Vice President;
------------------------------    Director                     March 13, 1998
          Paul Roth

                                 EXHIBIT INDEX

  EXHIBIT                                                                                                        PAGE
    NO.                                                DESCRIPTION                                                NO.
-----------  -----------------------------------------------------------------------------------------------  -----------

      2.1    First Amended Plan of Reorganization of County Seat Stores, Inc., dated August 22, 1997.

      2.2    Order of United States Bankruptcy Court, dated October 1, 1997, confirming First Amended Plan of Reorganization of County Seat Stores, Inc.

      3.1    Articles of Amendment and Restatement of the Articles of Incorporation of County Seat Stores,
             Inc.

      3.2    Amended and Restated Bylaws of County Seat Stores, Inc.

      4.1    Indenture, dated as of October 29, 1997 between County Seat Stores, Inc. and First Trust
             National Association as Trustee, with respect to $85,000,000 principal amount of 12 3/4% Senior
             Notes due November 1, 2004 and Series A Common Stock Purchase Warrants.

      4.2    Specimen Certificate of 12 3/4% Senior Notes due November 1, 2004 (the "Private Notes")
             (included in Exhibit 4.1 hereto).

      4.3    Specimen Certificate of 12 3/4% Senior Notes due November 1, 2004 (the "Exchange Notes")
             (included in Exhibit 4.1 hereto).

      4.4    Series A Warrant Agreement, dated as of October 29, 1997 between County Seat Stores, Inc. and
             First National Trust.

      4.5    Form of Series A Warrant Certificate.

      4.6    Subsidiary Guarantee of CSS Trade Names, Inc. with Respect to Indenture dated as of October 29,
             1997.

      4.7    Registration Rights Agreement dated October 29, 1997 between County Seat Stores, Inc. and
             Jefferies & Company, Inc.

      4.8    Security Agreement dated October 29, 1997 between County Seat Stores, Inc. and First National
             Trust Association.

     *5.1    Opinion of Eaton & Van Winkle with respect to the validity of the Exchange Notes.

     10.1    Loan and Security Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and
             County Seat Stores, Inc.

     10.2    Revolving Credit Note dated December 11, 1997 between BankBoston Retail Finance, Inc. and Count
             Seat Stores, Inc.

     10.3    Revolving Credit Note dated December 11, 1997 between BankAmerica Business Credit, Inc. and
             County Seat Stores, Inc.

     10.4    Revolving Credit Note dated December 11, 1997 between Congress Financial Corporation Central and County Seat Stores, Inc.

     10.5    Revolving Credit Note dated December 11, 1997 between Foothill Capital Corporation and County
             Seat Stores, Inc.

     10.6    Revolving Credit Note dated December 11, 1997 FINOVA Capital Corporation and County Seat
             Stores, Inc.

     10.7    Revolving Credit Note dated December 11, 1997 between The CIT Group/Business Credit, Inc. and
             County Seat Stores, Inc.

     10.8    Non-Encumbrance Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and
             County Seat Stores, Inc.

     10.9    Trademark and Trademark Applications Security Agreement dated October 29, 1997 between
             BankBoston Retail Finance, Inc. and County Seat Stores, Inc.

     10.10   Copyright and Copyright Applications Security Agreement dated October 29, 1997 between
             BankBoston Retail Finance, Inc. and County Seat Stores, Inc.

  EXHIBIT                                                                                                        PAGE
    NO.                                                DESCRIPTION                                                NO.
-----------  -----------------------------------------------------------------------------------------------  -----------
     10.11   Form of Guaranty between BankBoston Retail Finance, Inc. and County Seat Stores, Inc.

     10.12   Form of Trademark and Trademark Applications Security Agreement between BankBoston Retail
             Finance, Inc. and CSS Trade Names, Inc.

     10.13   Form of Trademark License Agreement between Levi Strauss & Co. and County Seat Stores, Inc.

     10.14   Lease Agreement dated June 30, 1990 by and between CB Institutional Fund VIII and County Seat
             Stores, Inc. incorporated herein by reference to the Company's Registration Statement on Form
             S-1. (No. 33-66868).

     10.15   Consulting Agreement dated November 14, 1997, between County Seat Stores, Inc. and Forman
             Enterprises, Inc.

     10.16   Consulting Agreement dated July 30, 1996, between County Seat Stores, Inc. and Retail
             Consulting Services, Inc.

     10.17   Amendment to Consulting Agreement dated March 12, 1997, between County Seat Stores, Inc. and
             Retail Consulting Services, Inc.

     10.18   Employment Agreement dated August 11, 1997, between Sam Forman and County Seat Stores, Inc.

     12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges

     21.1    Subsidiaries of the Registrant.

    *23.1    Consent of Eaton & Van Winkle (included in their opinion filed as Exhibit 5.1 hereto).

     23.2    Consent of Arthur Anderson L.L.P.

     24.1    Power of Attorney of County Seat Stores, Inc. (included on signature page to this Registration
             Statement on S-4).

     25.2    Statement of Eligibility and Qualification (Form T-1) under Trust Indenture Act of 1939 of
             First Trust National Association.

     27.1    Financial Data Schedule.

    *99.1    Form of Letter of Transmittal.

    *99.2    Form of Notice of Guaranteed Delivery.

    *99.3    Form of Exchange Agent Agreement.

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*   To be filed by amendment.